 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON                     , 1995

                              REGISTRATION NO. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
             (Exact name of registrant as specified in its charter)

                                  CONNECTICUT
         (State or other jurisdiction of incorporation or organization)

                                       63
            (Primary Standard Industrial Classification Code Number)

                                   06-1241288
                      (I.R.S. Employer Identification No.)

         ONE CORPORATE DRIVE, SHELTON, CONNECTICUT 06484 (203) 926-1888 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                     M. PATRICIA PAEZ, CORPORATE SECRETARY
         ONE CORPORATE DRIVE, SHELTON, CONNECTICUT 06484 (203) 926-1888
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy To:

                             JOHN T. BUCKLEY, ESQ.
                                WERNER & KENNEDY
            1633 BROADWAY, NEW YORK, NEW YORK 10019  (212) 408-6900

        Approximate date of commencement of proposed sale to the public:
 DECEMBER 28, 1995 OR AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS
                            REGISTRATION STATEMENT

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following: X .

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
           Title of each                                Proposed             Proposed
             class of                                   maximum              maximum
            securities             Amount               offering            aggregate            Amount of
               to be               to be                 price               offering           registration
            registered           registered             per unit             price**                fee
------------------------------------------------------------------------------------------------------------
         Annuity Contracts                                                 $290,000.00             $100.00
------------------------------------------------------------------------------------------------------------

**The proposed aggregate offering price is estimated solely for determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.
================================================================================
REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
================================================================================

           CROSS REFERENCE SHEET PURSUANT TO REGULATION S-K, ITEM 501

         S-1 Item No.                                                                                           Prospectus Heading
         ------------                                                                                           ------------------




1.       Forepart of the Registration Statement and                                            Facing Page, Cross Reference Sheet,
         Outside Front Cover Page of Prospectus                                                           Outside Front Cover Page

2.       Inside Front Cover and Outside Back Cover of Prospectus                                            Available Information,
         Incorporation of Certain Documents by Reference,
         Reports to You, Table of Contents

3.       Summary Information, Risk Factors and Ratio of Earnings                                           Highlights, Cover Page,
         to Fixed Charges                                                                                      Separate Account D,
         Insurance Aspects of the Annuity

4.       Use of Proceeds                                                                                 Fixed Investment Options,
                                                                                             Separate Accounts, Separate Account D

5.       Determination of the Offering Price                                                              Fixed Investment Options

6.       Dilution                                                                                                   Not applicable

7.       Selling Security Holders                                                                                   Not applicable

8.       Plan of Distribution                                                                                Sale of the Annuities

9.       Description of Securities to be Registered                                      Investment Options, Purchasing Annuities,
         Account Value and Surrender Value,
         Rights, Benefits and Services

10.      Interests of named Expert and Counsel                                                              Executive Compensation

11.      Information with Respect to the Registrant                                                                    The Company

12.      Disclosure of Commission Position on Indemnification for                                                  Indemnification
         Securities Act Liabilities
                                                                                                                   Part II Heading
                                                                                                                   ---------------

13.      Other Expenses of Issuance                                                                     Other Expenses of Issuance
         and Distribution                                                                                         and Distribution

14.      Indemnification of Directors and Officers                                       Indemnification of Directors and Officers

15.      Recent Sales of Unregistered Securities                                           Recent Sales of Unregistered Securities

16.      Exhibits and Financial Statement Schedules                                     Exhibits and Financial Statement Schedules

17.      Undertakings                                                                                                 Undertakings


This Prospectus describes a type of annuity (the "Annuity") being offered by American Skandia Life Assurance Corporation ("we", "our" or "us"), One Corporate Drive, Shelton, Connecticut, 06484. This flexible premium Annuity may be offered as individual annuity contracts or as interests in a group annuity. The Table of Contents is on Page / /. Definitions applicable to this Prospectus are on page / /. The highlights of this offering are described beginning on Page / /. This Prospectus contains a detailed discussion of matters you should consider before purchasing this Annuity. A Statement of Additional Information has been filed with the Securities and Exchange Commission and is available from us without charge upon request. The contents of the Statement of Additional Information are described on page / /. THE ANNUITY OR CERTAIN OF ITS INVESTMENT OPTIONS MAY NOT BE AVAILABLE IN ALL JURISDICTIONS. VARIOUS RIGHTS AND BENEFITS MAY DIFFER BETWEEN JURISDICTIONS TO MEET APPLICABLE LAWS AND/OR REGULATIONS.

A Purchase Payment for this Annuity is assessed any applicable tax charge (see "Tax Charges"). It is then allocated to the investment options you select, except in certain jurisdictions, where allocations of Purchase Payments we receive during the "free-look" period that you direct to any Sub-accounts are temporarily allocated to a money-market type Sub-account (see "Allocation of Net Purchase Payments"). We add a Credit to your Annuity with each Purchase Payment received. You may transfer Account Value between investment options (see "Investment Options" and "Transfers"). Account Value may be distributed as periodic annuity payments in a "payout phase". Such annuity payments can be guaranteed for life (see "Annuity Payments"). During the "accumulation phase" (the period before any payout phase), you may surrender the Annuity for its Surrender Value or make withdrawals (see "Distributions"). Such distributions may be subject to tax, including a tax penalty, and any applicable contingent deferred sales charges (see "Contingent Deferred Sales Charge"). A death benefit may be payable during the accumulation phase. THERE IS A MINIMUM DEATH BENEFIT APPLICABLE DURING THE FIRST TEN ANNUITY YEARS IF IN THE ACCUMULATION PHASE (see "Death Benefit").

Account Value in the variable investment options increases or decreases daily to reflect investment performance and the deduction of charges. No minimum amount is guaranteed (see "Account Value in the Sub-accounts"). The variable investment options are Class 1 Sub-accounts of American Skandia Life Assurance Corporation Variable Account B ("Separate Account B")(see "Separate Accounts" and "Separate Account B"). Each Sub-account invests exclusively in one portfolio of an underlying mutual fund or in an underlying mutual fund. As of the date of this Prospectus, the underlying mutual funds (and the portfolios of such underlying mutual funds in which Sub-accounts offered pursuant to this Prospectus invest) are: (a) American Skandia Trust (portfolios - JanCap Growth, Lord Abbett Growth and Income, Seligman Henderson International Equity, Seligman Henderson International Small Cap, Federated Utility Income, Federated High Yield, AST Phoenix Balanced Asset, AST Money Market, T. Rowe Price Asset Allocation, T. Rowe Price International Equity, T. Rowe Price Natural Resources, Founders Capital Appreciation, INVESCO Equity Income, PIMCO Total Return Bond, PIMCO Limited Maturity Bond, AST Scudder International Bond, Berger Capital Growth); (b) The Alger American Fund (portfolios - Growth, Small Capitalization, MidCap Growth); and (c) Neuberger & Berman Advisers Management Trust (portfolio - Partners).

In most jurisdictions, Account Value may be allocated to a fixed investment option during the accumulation phase. Account Value so allocated earns a fixed rate of interest for a specified period of time referred to as a Guarantee Period. Guarantee Periods of different durations may be offered (see "Fixed Investment Options"). Such an allocation and the interest earned is guaranteed by us only if held to its Maturity Date. You are cautioned that with respect to the fixed investment options during the accumulation phase, we do not guarantee any minimum amount, because the value may be increased or decreased by a market value adjustment (see "Account Value of the Fixed Allocations"). Assets supporting such allocations in the accumulation phase are held in American Skandia Life Assurance Corporation Separate Account D ("Separate Account D") (see "Separate Accounts" and "Separate Account D").

We guarantee fixed annuity payments. We also guarantee any adjustable annuity payments we may make available (see "Annuity Payments").

                             (continued on Page 2)

--------------------------------------------------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PLEASE READ THIS PROSPECTUS AND KEEP IT FOR FUTURE REFERENCE.
--------------------------------------------------------------------------------
                  FOR FURTHER INFORMATION CALL 1-800-752-6342.
Prospectus Dated: December 28, 1995          Statement of Additional Information
                                                       Dated:  December 28, 1995
/      /-PROS-(12/95)

Taxes on gains during the accumulation phase may be deferred until you begin to take distributions from your Annuity. Distributions before age 59 1/2 may be subject to a tax penalty. In the payout phase, a portion of each annuity payment may be treated as a return of your "investment in the contract" until it is completely recovered. Transfers between investment options are not subject to taxation. The Annuity may also qualify for special tax treatment under certain sections of the Code, including, but not limited to, Sections 401, 403 or 408 (see "Certain Tax Considerations").

PURCHASE PAYMENTS UNDER THESE ANNUITIES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK OR BANK SUBSIDIARY AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY.

                   (This page has been purposely left blank.)

TABLE OF CONTENTS
DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
HIGHLIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
CONTRACT EXPENSE SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
EXPENSE EXAMPLES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
CONDENSED FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         Unit Prices And Numbers Of Units . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         Yields On Money Market Sub-account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
INVESTMENT OPTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Variable Investment Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Fixed Investment Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
OPERATIONS OF THE SEPARATE ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Separate Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Separate Account B . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Separate Account D . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
INSURANCE ASPECTS OF THE ANNUITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
CHARGES ASSESSED OR ASSESSABLE AGAINST THE ANNUITY  . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         Contingent Deferred Sales Charge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         Maintenance Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         Tax Charges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Transfer Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Allocation Of Annuity Charges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
CHARGES ASSESSED AGAINST THE ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Administration Charge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Mortality and Expense Risk Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
CHARGES OF THE UNDERLYING MUTUAL FUNDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
PURCHASING ANNUITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         Uses Of The Annuity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         Application And Initial Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         Periodic Purchase Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         Right to Return the Annuity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         Allocation of Net Purchase Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         Credits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         Balanced Investment Program  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         Ownership, Annuitant and Beneficiary Designations  . . . . . . . . . . . . . . . . . . . . . . .   24
ACCOUNT VALUE AND SURRENDER VALUE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         Account Value in the Sub-accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         Account Value of the Fixed Allocations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         Additional Amounts in the Fixed Allocations  . . . . . . . . . . . . . . . . . . . . . . . . . .   26
RIGHTS, BENEFITS AND SERVICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         Additional Purchase Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         Changing Revocable Designations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         Allocation Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                 Renewals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                 Dollar Cost Averaging  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                 Rebalancing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                 Surrender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                 Medically-Related Surrender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                 Free Withdrawals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                 Partial Withdrawals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
                 Systematic Withdrawals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
                 Minimum Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
                 Death Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
                 Annuity Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
                 Qualified Plan Withdrawal Limitations  . . . . . . . . . . . . . . . . . . . . . . . . .   34
         Pricing of Transfers and Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         Transfers, Assignments or Pledges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         Reports to You . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         Lines of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         Selected Financial Data  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         Management's Discussion and Analysis of Financial Condition and Results of Operations  . . . . .   37
                 Results of Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
                 Liquidity and Capital Resources  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                 Segment Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

         Reinsurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         Reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         Executive Officers and Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
                Summary Compensation Table  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
                Long-Term Incentive Plans - Awards in the Last Fiscal Year  . . . . . . . . . . . . . . .   43
                Compensation of Directors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                Compensation Committee Interlocks and Insider Participation   . . . . . . . . . . . . . .   43
CERTAIN TAX CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         Our Tax Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         Tax Considerations Relating to Your Annuity  . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                Non-natural Persons   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                Natural Persons   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
                Distributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
                Assignments and Pledges   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
                Penalty on Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
                Annuity Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                Gifts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                Tax Free Exchanges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                Transfers Between Investment Options  . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                Generation-Skipping Transfers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                Diversification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                Federal Income Tax Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         Tax Considerations When Using Annuities in Conjunction with Qualified Plans  . . . . . . . . . .   46
                Individual Retirement Programs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
                Tax Sheltered Annuities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
                Corporate Pension and Profit-sharing Plans  . . . . . . . . . . . . . . . . . . . . . . .   46
                H.R. 10 Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
                Tax Treatment of Distributions from Qualified Annuities   . . . . . . . . . . . . . . . .   46
                Section 457 Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
SALE OF THE ANNUITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         Advertising  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
OTHER MATTERS   48
         Deferral of Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         Resolving Material Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         Modification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         Misstatement of Age or Sex . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         Ending the Offer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
APPENDIX A  FINANCIAL STATEMENTS FOR AMERICAN SKANDIA LIFE ASSURANCE CORPORATION  . . . . . . . . . . . .   51
APPENDIX B  SHORT DESCRIPTION OF THE UNDERLYING MUTUAL FUNDS' PORTFOLIO INVESTMENT
OBJECTIVES AND POLICIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51

DEFINITIONS: The following are key terms used in this Prospectus. Other terms are defined in this Prospectus as they appear.

ACCOUNT VALUE is the value of each allocation to a Sub-account or a Fixed Allocation prior to the Annuity Date, plus any earnings, and/or less any losses, distributions and charges thereon, before assessment of any applicable contingent deferred sales charge and/or any applicable maintenance fee. Account Value is determined separately for each Sub-account and for each Fixed Allocation, and then totaled to determine Account Value for your entire Annuity. Account Value of each Fixed Allocation on other than such Fixed Allocation's Maturity Date may be calculated using a market value adjustment.

ANNUITANT is the person upon whose life your Annuity is written.

ANNUITY is the type of annuity being offered pursuant to this Prospectus. It is also, if issued, your individual Annuity, or with respect to a group Annuity, the certificate evidencing your participation in a group Annuity. It also represents an account we set up and maintain to track our obligations to you.

ANNUITY DATE is the date annuity payments are to commence.

ANNUITY YEARS are continuous 12-month periods commencing on the Issue Date and each anniversary of the Issue Date.

APPLICATION is the enrollment form or application form we may require you to submit for an Annuity.

BENEFICIARY is a person designated as the recipient of the death benefit.

CODE is the Internal Revenue Code of 1986, as amended from time to time.

CONTINGENT ANNUITANT is the person named to become the Annuitant on the Annuitant's death prior to the Annuity Date.

CREDIT is an amount we add to your Account Value at the time a Net Purchase Payment is allocated to Account Value.

CURRENT RATES are the interest rates we offer to credit to Fixed Allocations for the duration of newly beginning Guarantee Periods under this Annuity. Current Rates are contained in a schedule of rates established by us from time to time for the Guarantee Periods then being offered. We may establish different schedules for different classes and for different annuities.

FIXED ALLOCATION is an allocation of Account Value that is to be credited a fixed rate of interest for a specified Guarantee Period during the accumulation phase and is to be supported by assets in Separate Account D.

GUARANTEE PERIOD is a period of time during the accumulation phase during which we credit a fixed rate of interest on a Fixed Allocation.

IN WRITING is in a written form satisfactory to us and filed at the Office.

INTERIM VALUE is, as of any particular date, the initial value of a Fixed Allocation plus all interest credited thereon, less the sum of all previous transfers and withdrawals of any type from such Fixed Allocation of such Interim Value and interest thereon from the date of each withdrawal or transfer.

ISSUE DATE is the effective date of your Annuity.

MVA is a market value adjustment used in the determination of Account Value of each Fixed Allocation as of a date other than such Fixed Allocation's Maturity Date, and, where required by law, the 30 days prior to the Maturity Date.

MATURITY DATE is the last day in a Guarantee Period.

MINIMUM DISTRIBUTIONS are minimum amounts that must be distributed each year from an Annuity if used in relation to certain qualified plans under the Code.

NET PURCHASE PAYMENT is a Purchase Payment less any applicable charge for taxes.

OFFICE is our business office, American Skandia Life Assurance Corporation, One Corporate Drive, P.O. Box 883, Shelton, Connecticut 06484.

OWNER is either an eligible entity or person named as having ownership rights in relation to an Annuity issued as an individual contract. An Annuity may be issued as a certificate evidencing interest in a group annuity contract. If so, the rights, benefits and requirements of and the events relating to an Owner, as described in this Prospectus, will be the rights, benefits and requirements of and events relating to the person or entity designated as the participant in such certificate.

PURCHASE PAYMENT is a cash consideration you give to us for certain rights, privileges and benefits provided under an Annuity according to its terms.

SUB-ACCOUNT is a division of Separate Account B. We use Sub-accounts to calculate variable benefits under this Annuity.

SURRENDER VALUE is the value of your Annuity available upon surrender prior to the Annuity Date. It equals the Account Value as of the date we price the surrender less any applicable contingent deferred sales charge and any applicable maintenance fee.

SYSTEMATIC WITHDRAWAL is one of a plan of periodic withdrawals of Surrender Value during the accumulation phase. Such a plan is subject to our rules.

UNIT is a measure used to calculate your Account Value in a Sub-account prior to the Annuity Date.

UNIT PRICE is used for calculating: (a) the number of Units allocated to a Sub-account; and (b) the value of transactions into or out of a Sub-account or benefits based on Account Value in a Sub-account prior to the Annuity Date. Each Sub-account has its own Unit Price which will vary each Valuation Period to reflect the investment experience of that Sub-account.

VALUATION DAY is every day the New York Stock Exchange is open for trading or any other day that the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

VALUATION PERIOD is the period of time between the close of business of the New York Stock Exchange on successive Valuation Days.

"We", "us", "our" or "the Company" means American Skandia Life Assurance Corporation.

"You" or "your" means the Owner.

HIGHLIGHTS: The following are only the highlights of the Annuity being offered pursuant to this Prospectus. A more detailed description follows these highlights.

         (1) INVESTMENT OPTIONS: We currently offer multiple variable and, in most jurisdictions, fixed investment options.

During the accumulation phase, we currently offer a number of variable investment options. Each of these investment options is a Class 1 Sub-account of Separate Account B. Each Sub-account invests exclusively in one underlying mutual fund, or a portfolio of an underlying mutual fund. The underlying mutual fund portfolios are managed by various investment advisors, and in certain cases, various sub-advisors. A short description of the investment objectives and policies is found in Appendix B. Certain variable investment options may not be available in all jurisdictions.

As of the date of this Prospectus, the underlying mutual funds (and the portfolios of such underlying mutual funds in which Sub-accounts offered pursuant to this Prospectus invest) are: (a) American Skandia Trust (portfolios - JanCap Growth, Lord Abbett Growth and Income, Seligman Henderson International Equity, Seligman Henderson International Small Cap, Federated Utility Income, Federated High Yield, AST Phoenix Balanced Asset, AST Money Market, T. Rowe Price Asset Allocation, T. Rowe Price International Equity, T. Rowe Price Natural Resources, Founders Capital Appreciation, INVESCO Equity Income, PIMCO Total Return Bond, PIMCO Limited Maturity Bond, AST Scudder International Bond, Berger Capital Growth); (b) The Alger American Fund (portfolios - Growth, Small Capitalization, MidCap Growth); and (c) Neuberger & Berman Advisers Management Trust (portfolio - Partners).

In most jurisdictions, we also offer the option during the accumulation phase of earning one or more fixed rates of interest on all or a portion of your Account Value. As of the date of this Prospectus, we offered the option to make allocations at interest rates that could be guaranteed for 1, 2, 3, 5, 7 and 10 years. Each such Fixed Allocation earns the fixed interest rate applicable as of the date of such allocation. The interest rate credited to a Fixed Allocation does not change during its Guarantee Period. You may maintain multiple Fixed Allocations. From time-to-time we declare Current Rates for Fixed Allocations beginning a new Guarantee Period. The rates we declare are subject to a minimum, but we may declare higher rates. The minimum is determined in relation to an index that we do not control.

The end of a Guarantee Period for a specific Fixed Allocation is called its Maturity Date. At that time, the Guarantee Period normally "renews" and we begin crediting interest for a new Guarantee Period lasting the same amount of time as the one just ended. That Fixed Allocation then earns interest during the new Guarantee Period at a rate that is not less than the one then being earned by Fixed Allocations for that Guarantee Period by new Annuity purchasers in the same class. You also may choose a different Guarantee Period from among those we are then currently making available or you may transfer that Account Value to a variable Sub-account.

In the payout phase, you may elect fixed annuity payments based on our then current annuity rates. We also may make available adjustable annuity rates.

For more information, see the section entitled "Investment Options", including the following subsections: (a) Variable Investment Options; and (b) Fixed Investment Options.

         (2) OPERATIONS OF THE SEPARATE ACCOUNTS: In the accumulation phase, the assets supporting guarantees we make in relation to Fixed Allocations are held in our Separate Account D. This is a "non-unitized" separate account. However, values and benefits calculated on the basis of Fixed Allocations are guaranteed by our general account. In the payout phase, fixed annuity payments and any adjustable annuity payments we may make available are also guaranteed by our general account, but the assets supporting such payments are not held in Separate Account D.

In the accumulation phase, the assets supporting the Account Values maintained in the Sub-accounts are held in our Separate Account B. These are Class 1 Sub-accounts of Separate Account B. Values and benefits based on these Sub-accounts are not guaranteed and will vary with the investment performance of the underlying mutual funds or fund portfolios, as applicable.

For more information, see the section entitled "Operations of the Separate Accounts", including the following subsections: (a) Separate Accounts; (b) Separate Account B; and (c) Separate Account D.

         (3) INSURANCE ASPECTS OF THE ANNUITY: There are insurance risks which we bear in relation to the Annuity. For more information, see the section entitled "Insurance Aspects of the Annuity".

         (4) CHARGES ASSESSED OR ASSESSABLE AGAINST THE ANNUITY: The Annuity charges which are assessed or may be assessable under certain circumstances are the contingent deferred sales charge, the maintenance fee, a charge for taxes and a transfer fee. These charges are allocated according to our rules. We may also charge for certain special services. For more information, see the section entitled "Charges Assessed or Assessable Against the Annuity", including the following subsections: (a) Contingent Deferred Sales Charge; (b) Maintenance Fee; (c) Tax Charges; (d) Transfer Fee; and (e) Allocation of Annuity Charges.

         (5) CHARGES ASSESSED AGAINST THE ASSETS: The charges assessed against assets in the Sub-accounts are the administration charge and the mortality and expense risk charges. There are no charges deducted from the assets supporting Fixed Allocations. For more information, see the section entitled "Charges Assessed Against the Assets", including the following subsections: (a) Administration Charge; and (b) Mortality and Expense Risk Charges.

         (6) CHARGES OF THE UNDERLYING MUTUAL FUNDS: Each underlying mutual fund assesses various charges, including charges for investment management and investment advisory fees. These charges generally differ between portfolios within the same underlying mutual fund. You will find additional details in each fund prospectus and its statement of additional information.

         (7) PURCHASING ANNUITIES: Annuities are available for multiple uses, including as a funding vehicle for various retirement programs which qualify for special treatment under the Code. We may require a properly completed Application, an acceptable Purchase Payment, and any other materials under our underwriting rules before we agree to issue an Annuity. You have the right to return an Annuity within a "free-look" period if you are not satisfied with it. In most jurisdictions, the initial Purchase Payment and any Purchase Payments received during the "free-look" period are allocated according to your instructions. In jurisdictions that require a "free-look" provision such that, if the Annuity is returned under that provision, we must return at least your Purchase Payments less any withdrawals, we temporarily allocate such Purchase Payments to the AST Money Market Sub-account. Where permitted by law in such jurisdictions, we will allocate such Purchase Payments according to your instructions, without any temporary allocation to the AST Money Market Sub-account, if you execute a return waiver. We add a Credit to your Annuity with each Purchase Payment received. We offer a balanced investment program in relation to your initial Purchase Payment. Certain designations must be made, including an Owner and an Annuitant. You may also make certain other designations that apply to the Annuity if issued. These designations include, a contingent Owner, a Contingent Annuitant (Contingent Annuitants may be required in conjunction with certain uses of the Annuity), a Beneficiary, and a contingent Beneficiary. See the section entitled "Purchasing Annuities", including the following subsections: (a) Uses of the Annuity; (b) Application and Initial Payment; (c) Periodic Purchase Payments (d) Right to Return the Annuity; (e) Allocation of Net Purchase Payments; (f) Credits (g) Balanced Investment Program; and (h) Ownership, Annuitant and Beneficiary Designations.

         (8) ACCOUNT VALUE AND SURRENDER VALUE: In the accumulation phase your Annuity has an Account Value. Your total Account Value as of a particular date is the sum of your Account Value in each Sub-account and in each Fixed Allocation. Surrender Value is the Account Value less any applicable contingent deferred sales charge and any applicable maintenance fee. To determine your Account Value in each Sub-account we multiply the Unit Price as of the Valuation Period for which the calculation is being made times the number of Units attributable to you in that Sub-account as of that Valuation Period. We also determine your Account Value separately for each Fixed Allocation. A Fixed Allocation's Account Value as of a particular date is determined by multiplying its then current Interim Value times the MVA. No MVA applies to a Fixed Allocation as of its Maturity Date. Under certain circumstances, the MVA formula may change. For more information, see the section entitled "Account Value and Surrender Value", including the following subsections: (a) Account Value in the Sub-accounts; (b) Account Value of Fixed Allocations; and (c) Additional Amounts in the Fixed Allocations.

         (9) RIGHTS, BENEFITS AND SERVICES: You have a number of rights and benefits under an Annuity once issued. We also currently provide a number of services to Owners. These rights, benefits and services are subject to a number of rules and conditions. These rights, benefits and services include, but are not limited to, those described in this Prospectus. We accept additional Purchase Payments up to a specified maximum age while the Annuity is in its accumulation phase. We support certain periodic Purchase Payment programs, subject to our rules. You may change revocable designations. You may transfer Account Values between investment options. Transfers in excess of 12 per year are subject to a fee. We offer dollar cost averaging and rebalancing during the accumulation phase. During the accumulation phase, surrender, free withdrawals and partial withdrawals are available, as are medically-related surrenders under which the contingent deferred sales charge is waived under specified circumstances. In the accumulation phase we offer Systematic Withdrawals and, for Annuities used in qualified plans, Minimum Distributions. We offer fixed annuity options, and may offer adjustable annuity options, that can guarantee payments for life. In the accumulation phase, a death benefit may be payable. You may transfer or assign your Annuity unless such rights are limited in conjunction with certain uses of the Annuity. You may exercise certain voting rights in relation to the underlying mutual fund portfolios in which the Sub-accounts invest. You have the right to receive certain reports periodically.

For additional information, see the section entitled "Rights, Benefits and Services", including the following subsections: (a) Additional Purchase Payments; (b) Changing Revocable Designations; (c) Allocation Rules; (d) Transfers; (e) Renewals; (f) Dollar

Cost Averaging;  (g) Rebalancing; (h) Distributions (including: (i) Surrender;
(ii) Medically-Related Surrender; (iii) Free Withdrawals; (iv) Partial Withdrawals; (v) Systematic Withdrawals; (vi) Minimum Distributions; (vii) Death Benefit; (viii) Annuity Payments; and (ix) Qualified Plan Withdrawal Limitations); (i) Pricing of Transfers and Distributions (j) Voting Rights; (k) Transfers, Assignments and Pledges; and (l) Reports to You.

         (10) THE COMPANY: American Skandia Life Assurance Corporation is a wholly owned subsidiary of American Skandia Investment Holding Corporation, whose indirect parent is Skandia Insurance Company Ltd. Skandia Insurance Company Ltd. is a Swedish company that holds a number of insurance companies in many countries. The predecessor to Skandia Insurance Company Ltd. commenced operations in 1855. For more information, see the section entitled The Company and the following subsections: (a) Lines of Business; (b) Selected Financial Data; (c) Management's Discussion and Analysis of Financial Condition and Results of Operations (including: (i) Results of Operations; (ii) Liquidity and Capital Resources; and (iii) Segment Information); (d) Reinsurance; (e) Reserves; (f) Competition; (g) Employees; (h) Regulation; (i) Executive Officers and Directors; and (j) Executive Compensation (including: (i) Summary Compensation Table; (ii) Long Term Incentive Plans-Awards in the Last Fiscal Year; (iii) Compensation of Directors; and (iv) Compensation Committee Interlocks and Insider Participation).

AVAILABLE INFORMATION: A Statement of Additional Information is available from us without charge upon request by filling in the coupon at the end of this Prospectus and sending it (or a written request) to American Skandia Life Assurance Corporation, Concierge Desk, P.O. Box 883, Shelton, CT 06484. It includes further information, as described in the section of this Prospectus entitled "Contents of the Statement of Additional Information". This Prospectus is part of the registration statements we filed with the Securities and Exchange Commission ("SEC") regarding this offering. Additional information on us and this offering is available in those registration statements and the exhibits thereto. You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference Section, 450 Fifth Street N.W., Washington, D.C., 20549. You may inspect and copy those registration statements and the exhibits thereto at the SEC's public reference facilities at the above address, Rm. 1024, and at the SEC's Regional Offices, 7 World Trade Center, New York, NY, and the Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, IL.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE: To the extent and only to the extent that any statement in a document incorporated by reference into this Prospectus is modified or superseded by a statement in this Prospectus or in a later-filed document, such statement is hereby deemed so modified or superseded and not part of this Prospectus.

We furnish you without charge a copy of any or all of the documents incorporated by reference in this Prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We do so upon receipt of your written or oral request. Please address your request to American Skandia Life Assurance Corporation, Attention: Concierge Desk, P.O. Box 883, Shelton, Connecticut, 06484. Our phone number is 1-(800) 752-6342.

CONTRACT EXPENSE SUMMARY: The summary provided below includes information regarding the expenses for your Annuity, for the Sub- accounts and for the underlying mutual fund portfolios. The only expense applicable if you allocate all your Account Value to Fixed Allocations would be the contingent deferred sales charge. More detail regarding the expenses of the underlying mutual funds and their portfolios may be found either in the prospectuses for such mutual funds or in the annual reports of such mutual funds. The expenses of our Sub-accounts (not those of the underlying mutual fund portfolios in which our Sub-accounts invest) are the same no matter which Sub-account you choose. Therefore, these expenses are only shown once below.

                           YOUR TRANSACTION EXPENSES

Contingent Deferred Sales Charge,  as a                         Year 1 - 8.5%;  year 2 - 8.5%;  year 3 - 8.5%;  year 4 - 8.5%;
  percentage of Purchase Payments liquidated                     year 5 - 7.5%; year 6 - 5.5%;  year 7 - 3.5%;  year 8 - 1.5%;
                                                                                            year 9 and thereafter - 0% of each
                                                  Purchase Payment as measured from the date it was allocated to Account Value

Annual Maintenance Fee                                                                   Smaller of $30 or 2% of Account Value

Tax Charges                                                       Dependent on the requirements of the applicable jurisdiction

Transfer Fee                                                       $10 for each transfer after the twelfth in any Annuity Year

                      ANNUAL EXPENSES OF THE SUB-ACCOUNTS
                 (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)

Mortality and Expense Risk Charges                                      1.25%
Administration Charge                                                   0.15%
                                                                        -----
Total Annual Expenses of the Sub-accounts                               1.40%

                UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                    (AS A PERCENTAGE OF AVERAGE NET ASSETS)

Unless otherwise shown, the expenses shown below are for the year ending December 31, 1994. "N/A" shown below indicates that no entity has agreed to reimburse the particular expense indicated. "+" indicates that no reimbursement was provided in 1994, but that the underlying mutual fund has indicated to us that current arrangements (which may change) provide for reimbursement.

                                           Manage-        Manage-                                      Total           Total
                                             ment           ment          Other          Other         Annual         Annual
                                             Fee            Fee         Expenses       Expenses       Expenses        Expenses
                                            after         without         after         without        after          without
                                             any            any            any           any            any             any
                                          applicable    applicable     applicable     applicable     applicable     applicable
                                          reimburse-    reimburse-     reimburse-     reimburse-     reimburse-     reimburse-
                                             ment           ment          ment           ment           ment            ment
                                          ------------------------------------------------------------------------------------
American Skandia Trust
  JanCap Growth                                 N/A          0.90%             +          0.28%              +           1.18%
  Lord Abbett Growth
    and Income                                  N/A          0.75%             +          0.31%              +           1.06%
  Seligman Henderson
    International Equity(1)                   0.90%          1.00%         0.32%          0.32%          1.22%           1.32%
  Seligman Henderson
    International Small Cap(2)                  N/A          1.00%         0.75%          1.58%          1.75%           2.58%
  Federated Utility
    Income                                      N/A          0.71%             +          0.28%              +           0.99%
  Federated High Yield(3)                       N/A          0.75%         0.40%          0.59%          1.15%           1.34%
  T. Rowe Price
    Asset Allocation(3)                         N/A          0.85%         0.40%          0.62%          1.25%           1.47%
  T. Rowe Price
     International Equity(3)                    N/A          1.00%         0.75%          0.77%          1.75%           1.77%
  T. Rowe Price
     Natural Resources(2)                       N/A          0.90%         0.45%          1.45%          1.35%           2.35%

  Founders Capital Appreciation(3)              N/A          0.90%         0.40%          0.65%          1.30%           1.55%
  INVESCO Equity Income(3)                      N/A          0.75%             +          0.39%              +           1.14%
  PIMCO Total Return Bond(3)                    N/A          0.65%             +          0.37%              +           1.02%
  PIMCO Limited Maturity Bond(2)                N/A          0.65%         0.40%          0.86%          1.05%           1.51%
  AST Phoenix Balanced Asset                    N/A          0.71%             +          0.28%              +           0.99%
  AST Money Market                            0.49%          0.50%         0.15%          0.26%          0.64%           0.76%
  AST Scudder International Bond(4)             N/A          1.00%             +          0.68%              +           1.68%
  Berger Capital Growth(5)                      N/A          0.75%         0.50%          0.95%          1.25%           1.70%

The Alger American Fund
  Growth                                        N/A          0.75%             +          0.11%              +           0.86%
  Small Capitalization                          N/A          0.85%             +          0.11%              +           0.96%
  MidCap Growth                                 N/A          0.80%             +          0.17%              +           0.97%

Neuberger & Berman Advisers
    Management Trust
  Partners(6)                                   N/A          0.80%             +          0.50%              +           1.30%

(1) This portfolio was formerly known as the Henderson International Growth Portfolio.

(2) These portfolios commenced operations on May 1, 1995, therefore expenses are estimated and annualized.

(3) These portfolios commenced operations on January 4, 1994, therefore expenses are annualized.

(4) This portfolio commenced operations in May, 1994, therefore expenses are annualized.

(5) This portfolio commenced operations on October 20, 1994, therefore expenses are annualized.

(6) This portfolio commenced operations on March 22, 1994, therefore expenses are annualized.

The expenses of the underlying mutual fund portfolios either are currently being partially reimbursed or may be partially reimbursed in the future. Management Fees, Other Expenses and Total Annual Expenses are provided above on both a reimbursed and not reimbursed basis, if applicable. See the prospectuses or statements of additional information of the underlying mutual funds for details.

EXPENSE EXAMPLES: The examples which follow are designed to assist you in understanding the various costs and expenses you will bear directly or indirectly if you maintain Account Value in the Sub-accounts. The examples reflect expenses of our Sub-accounts, as well as those of the underlying mutual fund portfolios.

The examples shown assume that: (a) all your Account Value is maintained only in Sub-accounts; (b) fees and expenses remain constant; (c) there are no withdrawals of Account Value during the period shown; (d) there are no transfers or other transactions subject to a fee during the period shown; (e) no tax charge applies; (f) the expenses throughout the period for the underlying mutual fund portfolios will be the lower of the expenses without any applicable reimbursement or expenses after any applicable reimbursement, as shown above in the section entitled "Contract Expense Summary"; and (g) the Credit applicable to your Annuity is 3% of Purchase Payments. The Credit may be less when total Purchase Payments are less than $10,000 and may be more when total Purchase Payments are at least $1,000,000.00 (see "Credits").

THE EXAMPLES ARE ILLUSTRATIVE ONLY - THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. The Sub-accounts are referred to below by their specific names.

           EXAMPLES (AMOUNTS SHOWN ARE ROUNDED TO THE NEAREST DOLLAR)

             If you surrender your Annuity at the end of                  If you do not surrender your Annuity at
             the applicable time period, you would pay the                the end of the applicable time period or
             following expenses on a $1,000 investment,                   begin taking annuity payments at such
             assuming 5% annual return on assets:                         time, you would pay the following
                                                                          expenses on a $1,000 investment,
                                                                          assuming 5% annual return on assets:


                                                    After:                                      After:
Sub-accounts                          1 yr.   3 yrs.   5 yrs.   10 yrs.            1 yr.   3 yrs.   5 yrs.   10 yrs.

Seligman Henderson International                                          [TO BE FILED BY AMENDMENT]
  Equity
Seligman Henderson International
  Small Cap
LA Growth and Income
JanCap Growth
Fed Utility Inc
Fed High Yield
AST Phoenix Balanced Asset
AST Money Market
T. Rowe Price Asset Allocation
T. Rowe Price International Equity
T. Rowe Price Natural Resources
Founders Capital Appreciation
INVESCO Equity Income
PIMCO Total Return Bond
PIMCO Limited Maturity Bond
AST Scudder International Bond
Berger Capital Growth
AA Small Capitalization
AA Growth
AA MidCap Growth
NB Partners

CONDENSED FINANCIAL INFORMATION: The Unit Prices and number of Units in the Sub-accounts are shown below for all Sub-accounts that commenced operations prior to 1995, as is yield information on the AST Money Market Sub-account.
All of these Sub-accounts were available during the periods shown as investment options for other variable annuities we offer pursuant to different prospectuses. The charges assessed against the Sub-accounts under the terms of those other variable annuities are the same as the charges assessed against such Sub-accounts under the Annuity offered pursuant to this Prospectus.

         UNIT PRICES AND NUMBERS OF UNITS: The following table shows: (a) the Unit Price as of the dates shown for Units in each of the Class 1 Sub-accounts of Separate Account B that were in operation prior to 1995 and are being offered pursuant to this Prospectus or which we offer pursuant to certain other prospectuses; and (b) the number of Units outstanding in each such Sub-account as of the dates shown. The year in which operations commenced in each such Sub-account is noted in parentheses. The portfolios in which a particular Sub-account invests may or may not have commenced operations prior to the date such Sub-account commenced operations. The initial offering price for each Sub-account was $10.00.

           Sub-account and the Year Sub-account Operations Commenced



                          AA                                                      Seligman
                        Small                           AA           AST          Henderson
                       Capitali-         AA           MidCap        Money       International      JanCap
                        zation         Growth         Growth        Market         Equity*         Growth
No. of Units            (1988)         (1988)         (1993)        (1992)         (1989)          (1992)
------------            ------         ------         ------        ------         ------          ------
  as of 12/31/94     9,356,764       5,614,760      4,308,374     27,491,389     14,043,215      22,354,170
  as of 12/31/93     7,101,658       2,997,458      1,450,892     11,422,783      9,063,464      13,603,637
  as of 12/31/92     4,846,024       1,482,037              0        457,872      1,948,773       1,476,139
  as of 12/31/91     2,172,189         559,779              0              0      1,092,902               0
  as of 12/31/90       419,718          82,302              0              0        398,709               0
  as of 12/31/89        35,438           6,900              0              0         29,858               0
  as of 12/31/88         3,000               0              0              0              0               0

Unit Price
----------
  as of 12/31/94        $27.95          $23.18         $13.34         $10.35         $16.80          $10.91
  as of 12/31/93         29.65           23.18          13.74          10.12          16.60           11.59
  as of 12/31/92         26.54           19.19              0          10.01          12.37           10.51
  as of 12/31/91         26.00           17.32              0              0          13.69               0
  as of 12/31/90         16.74           12.51              0              0          12.98               0
  as of 12/31/89         15.61           12.19              0              0          13.64               0
  as of 12/31/88          9.63            9.96              0              0              0               0

* Formerly known as the HI International Growth Sub-account.






                         LA            AST                                        T. Rowe        T. Rowe
                       Growth        Phoenix          Fed           Fed            Price          Price
                        and         Balanced        Utility         High           Asset      International
                       Income         Asset         Income         Yield        Allocation       Equity
No. of Units           (1992)        (1993)         (1993)         (1994)         (1994)         (1994)
------------           ------        ------         ------         ------         ------         ------
  as of 12/31/94     7,479,449      13,986,604      7,177,232      2,106,791      2,320,063      11,166,758
  as of 12/31/93     4,058,228       8,743,758      5,390,887              0              0               0
  as of 12/31/92       956,949               0              0              0              0               0
  as of 12/31/91             0               0              0              0              0               0
  as of 12/31/90             0               0              0              0              0               0
  as of 12/31/89             0               0              0              0              0               0
  as of 12/31/88             0               0              0              0              0               0

Unit Price
----------
  as of 12/31/94        $11.98          $10.34          $9.81          $9.56          $9.80           $9.49
  as of 12/31/93         11.88           10.47          10.69              0              0               0
  as of 12/31/92         10.60               0              0              0              0               0
  as of 12/31/91             0               0              0              0              0               0
  as of 12/31/90             0               0              0              0              0               0
  as of 12/31/89             0               0              0              0              0               0
  as of 12/31/88             0               0              0              0              0               0

           Sub-account and the Year Sub-account Operations Commenced



                                                       PIMCO           AST
                       Founders        INVESCO         Total         Scudder         Berger
                       Capital         Equity         Return      International     Capital
                     Appreciation      Income          Bond            Bond          Growth
No. of Units            (1994)         (1994)         (1994)          (1994)         (1994)
------------            ------         ------         ------          ------         ------
  as of 12/31/94      2,575,105       6,633,333      4,577,708      1,562,364        301,267
  as of 12/31/93              0               0              0              0              0
  as of 12/31/92              0               0              0              0              0
  as of 12/31/91              0               0              0              0              0
  as of 12/31/90              0               0              0              0              0
  as of 12/31/89              0               0              0              0              0
  as of 12/31/88              0               0              0              0              0

Unit Price
----------
  as of 12/31/94         $10.69           $9.61          $9.61          $9.59          $9.94
  as of 12/31/93              0               0              0              0              0
  as of 12/31/92              0               0              0              0              0
  as of 12/31/91              0               0              0              0              0
  as of 12/31/90              0               0              0              0              0
  as of 12/31/89              0               0              0              0              0
  as of 12/31/88              0               0              0              0              0

The financial statements of the Sub-accounts being offered to you are found in the Statement of Additional Information.

         YIELDS ON MONEY MARKET SUB-ACCOUNT: Shown below are the current and effective yields for a hypothetical contract, not including any Credit. The yield is calculated based on the performance of the AST Money Market Sub-account during the last seven days of the calendar year ending prior to the date of this Prospectus. At the beginning of the seven day period, the hypothetical contract had a balance of one Unit. The current and effective yields reflect the recurring charges against the Sub-account. Please note that current and effective yield information will fluctuate. This information may not provide a basis for comparisons with deposits in banks or other institutions which pay a fixed yield over a stated period of time, or with investment companies which do not serve as underlying funds for variable annuities.

                    SUB-ACCOUNT              CURRENT YIELD             EFFECTIVE YIELD
                    -----------              -------------             ---------------
                  AST Money Market              4.39%                      4.49%

INVESTMENT OPTIONS: We offer a range of variable and fixed options as ways to invest your Account Value. COMPENSATION TO YOUR REPRESENTATIVE MAY DEPEND ON THE INVESTMENT OPTIONS SELECTED (SEE "SALE OF THE ANNUITIES").

         VARIABLE INVESTMENT OPTIONS: During the accumulation phase, we offer a number of Sub-accounts as variable investment options. These are all Class 1 Sub-accounts of American Skandia Life Assurance Corporation Variable Account B ("Separate Account B"). Each of these Sub-accounts invests exclusively in one underlying mutual fund, or a portfolio of an underlying mutual fund. As of the date of this Prospectus, our Sub-accounts and the underlying mutual funds or portfolios in which they invest are as follows:

                     UNDERLYING MUTUAL FUND:                           THE ALGER AMERICAN FUND

                     Sub-account                              Underlying Mutual Fund Portfolio
                     -----------                              --------------------------------
                     AA Small Capitalization                              Small Capitalization
                     AA Growth                                                          Growth
                     AA Midcap Growth                                            MidCap Growth

UNDERLYING MUTUAL FUND:                                             NEUBERGER & BERMAN ADVISERS
                                                                               MANAGEMENT TRUST

          Sub-account                                          Underlying Mutual Fund Portfolio
          ----------                                           --------------------------------
          NB Partners                                                                  Partners


          UNDERLYING MUTUAL FUND:                                        AMERICAN SKANDIA TRUST

          Sub-account                                          Underlying Mutual Fund Portfolio
          -----------                                          --------------------------------

          Seligman Henderson International Equity       Seligman Henderson International Equity
          Seligman Henderson International                     Seligman Henderson International
            Small Cap                                                                 Small Cap
          LA Growth and Income                                    Lord Abbett Growth and Income
          JanCap Growth                                                           JanCap Growth
          Fed Utility Inc                                              Federated Utility Income
          Fed High Yield                                                   Federated High Yield
          AST Phoenix Balanced Asset                                 AST Phoenix Balanced Asset
          AST Money Market                                                     AST Money Market
          T. Rowe Price Asset Allocation                         T. Rowe Price Asset Allocation
          T. Rowe Price International Equity                 T. Rowe Price International Equity
          T. Rowe Price Natural Resources                       T. Rowe Price Natural Resources
          Founders Capital Appreciation                           Founders Capital Appreciation
          INVESCO Equity Income                                           INVESCO Equity Income
          PIMCO Total Return Bond                                       PIMCO Total Return Bond
          PIMCO Limited Maturity Bond                               PIMCO Limited Maturity Bond
          AST Scudder International Bond                         AST Scudder International Bond
          Berger Capital Growth                                           Berger Capital Growth

Certain Sub-accounts may not be available in all jurisdictions. If and when we obtain approval of the applicable authorities to make such variable investment options available, we will notify Owners of the availability of such Sub-accounts.

We may make other underlying mutual funds available by creating new Sub-accounts. Additionally, new portfolios may be made available by the creation of new Sub-accounts from time to time. Such a new portfolio of an underlying mutual fund may be disclosed in its prospectus. However, addition of a portfolio does not require us to create a new Sub-account to invest in that portfolio. We may take other actions in relation to the Sub-accounts and/or Separate Account B (see "Modifications").

Each underlying mutual fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act") as an open-end management investment company. Each underlying mutual fund or portfolio thereof may or may not be diversified as defined in the 1940 Act. As of the date of this Prospectus, the portfolios in which Sub-accounts offered pursuant to this Prospectus invest are those shown above. A summary of the investment objectives and policies of such underlying mutual fund portfolios is found in Appendix B. The trustees or directors, as applicable, of an underlying mutual fund may add, eliminate or substitute portfolios from time to time. Generally, each portfolio issues a separate class of shares. Shares of the underlying mutual fund portfolios are available to separate accounts of life insurance companies offering variable annuity and variable life insurance products. The shares also may be made available, subject to obtaining all required regulatory approvals, for direct purchase by various pension and retirement savings plans that qualify for preferential tax treatment under the Code.

The investment objectives, policies, charges, operations, the attendant risks and other details pertaining to each underlying mutual fund portfolio are described in the prospectus of each underlying mutual fund and the statements of additional information for such underlying mutual fund. Also included in such information is the investment policy of each mutual fund or portfolio regarding the acceptable ratings by recognized rating services for bonds and other debt obligations. There can be no guarantee that any underlying mutual fund or portfolio will meet its investment objectives.

Shares of the underlying mutual funds may be available to variable life insurance and variable annuity separate accounts of other insurance companies. Possible consequences of this multiple availability are discussed in the subsection entitled Resolving Material Conflicts.

The prospectus for any underlying mutual fund or funds being considered by you should be read in conjunction herewith. A copy of each prospectus may be obtained without charge from us by calling our Concierge Desk, 1-800-752-6342 or writing to us at P.O. Box 883, Attention: Concierge Desk, Shelton, Connecticut, 06484-0883.

         FIXED INVESTMENT OPTIONS: For the payout phase you may elect fixed annuity payments based on our then current annuity rates. The discussion below describes the fixed investment options in the accumulation phase.

As of the date of this Prospectus we offer in most jurisdictions in which the Annuity is available Fixed Allocations with Guarantee Periods of 1, 2, 3, 5, 7 and 10 years. Each such Fixed Allocation is accounted for separately. Each Fixed Allocation earns a fixed rate of interest throughout a set period of time called a Guarantee Period. Multiple Fixed Allocations are permitted, subject to our allocation rules. The duration of a Guarantee Period may be the same or different from the duration of the Guarantee Periods of any of your prior Fixed Allocations.

We may or may not be able to obtain approval in the future in certain jurisdictions of endorsements to individual or group annuities that include the type of Fixed Allocations offered pursuant to this Prospectus. If such approval is obtained, we may take those steps needed to make such Fixed Allocations available to purchasers to whom Annuities were issued prior to the date of such approval.

To the extent permitted by law, we reserve the right at any time to offer Guarantee Periods with durations that differ from those which were available when your Annuity was issued. We also reserve the right at any time to stop accepting new allocations, transfers or renewals for a particular Guarantee Period. Such an action may have an impact on the MVA (see "Account Value of the Fixed Allocations").

A Guarantee Period for a Fixed Allocation begins: (a) when all or part of a Net Purchase Payment is allocated for that particular Guarantee Period; (b) upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or (c) when a Guarantee Period attributable to a Fixed Allocation "renews" after its Maturity Date.

We declare the rates of interest applicable during the various Guarantee Periods offered. Declared rates are effective annual rates of interest. The rate of interest applicable to a Fixed Allocation is the one in effect when its Guarantee Period begins. The rate is guaranteed throughout the Guarantee Period. We inform you of the interest rate applicable to a Fixed Allocation, as well as its Maturity Date, when we confirm the allocation. We declare interest rates applicable to new Fixed Allocations from time-to-time. Any new Fixed Allocation in an existing Annuity is credited interest at a rate not less than the rate we are then crediting to Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

To the extent permitted by law, we reserve the right, from time to time, to increase interest rates offered to the class of Owners who, during the term of such offering, choose to participate in various services we make available. This may include, but is not limited to, Owners who elect to use dollar cost averaging from Fixed Allocations (see "Dollar Cost Averaging") or the balanced investment program (see "Balanced Investment Program"). We may do so at our sole discretion.

The interest rates we credit are subject to a minimum. We may declare a higher rate. The minimum is based on both an INDEX and a REDUCTION to the interest rate determined according to the index.

The INDEX is based on the published rate for certificates of indebtedness (bills, notes or bonds, depending on the term of indebtedness) of the United States Treasury at the most recent Treasury auction held at least 30 days prior to the beginning of the applicable Fixed Allocation's Guarantee Period. The term (length of time from issuance to maturity) of the certificates of indebtedness upon which the index is based is the same as the duration of the Guarantee Period. If no certificates of indebtedness are available for such term, the next shortest term is used. If the United States Treasury's auction program is discontinued, we will substitute indexes which in our opinion are comparable. If required, implementation of such substitute indexes will be subject to approval by the Securities and Exchange Commission and the Insurance Department of the jurisdiction in which your Annuity was delivered. (For Annuities issued as certificates of participation in a group contract, it is our expectation that approval of only the jurisdiction in which such group contract was delivered applies.)

The REDUCTION used in determining the minimum interest rate is two and one quarter percent of interest (2.25%).

Where required by the laws of a particular jurisdiction, a specific minimum interest rate, compounded yearly, will apply should the index less the reduction be less than the specific minimum interest rate applicable to that jurisdiction.

WE MAY CHANGE THE INTEREST RATES WE CREDIT NEW FIXED ALLOCATIONS AT ANY TIME. Any such change does not have an impact on the rates applicable to Fixed Allocations with Guarantee Periods that began prior to such change. However, such a change will affect the MVA (see "Account Value of the Fixed Allocations").

We have no specific formula for determining the interest rates we declare. Rates may differ between classes and between types of annuities we offer, even for guarantees of the same duration starting at the same time. We expect our interest rate declarations for Fixed Allocations to reflect the returns available on the type of investments we make to support the various classes of annuities supported by the assets in Separate Account D. However, we may also take into consideration in determining rates such factors including, but not limited to, the durations offered by the annuities supported by the assets in Separate Account D, regulatory and tax requirements, the liquidity of the secondary markets for the type of investments we make, commissions, administrative expenses, investment expenses, our mortality and expense risks in relation to Fixed Allocations, general economic trends and competition. OUR MANAGEMENT MAKES THE FINAL DETERMINATION AS TO INTEREST RATES TO BE CREDITED. WE CANNOT PREDICT THE RATES WE WILL DECLARE IN THE FUTURE.

OPERATIONS OF THE SEPARATE ACCOUNTS: The assets supporting our obligations under the Annuities may be held in various accounts, depending on the obligation being supported. In the accumulation phase, assets supporting Account Values are held in separate accounts established under the laws of the State of Connecticut. In the payout phase, assets supporting fixed annuity payments and any adjustable annuity payments we make available are held in our general account.

         SEPARATE ACCOUNTS: We are the legal owner of assets in the separate accounts. Income, gains and losses, whether or not realized, from assets allocated to these separate accounts, are credited to or charged against each such separate account in accordance with the terms of the annuities supported by such assets without regard to our other income, gains or losses or to the income, gains or losses in any other of our separate accounts. We will maintain assets in each separate account with a total market value at least equal to the reserve and other liabilities we must maintain in relation to the annuity obligations supported by such assets. These assets may only be charged with liabilities which arise from such annuities. This may include Annuities offered pursuant to this Prospectus or certain other annuities we may offer. The investments made by separate accounts are subject to the requirements of applicable state laws. These investment requirements may differ between those for separate accounts supporting variable obligations and those for separate accounts supporting fixed obligations.

         SEPARATE ACCOUNT B: In the accumulation phase, the assets supporting obligations based on allocations to the variable investment options are held in our Separate Account B. Separate Account B consists of multiple Sub-accounts. Separate Account B was established by us pursuant to Connecticut law. Separate Account B also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of Separate Account B.

The Sub-accounts offered pursuant to this Prospectus are all Class 1 Sub-accounts of Separate Account B. Each class of Sub-accounts in Separate Account B have a different level of charges assessed against such Sub-accounts.

The amount of our obligations in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts. However, the obligations themselves are our general corporate obligations.

Separate Account B is registered with the SEC under the 1940 Act as a unit investment trust, which is a type of investment company. This does not involve any supervision by the SEC of the investment policies, management or practices of Separate Account B. Each Sub-account invests only in a single mutual fund or mutual fund portfolio.

The only Sub-accounts available for allocation of your Account Value are those offered pursuant to this Prospectus. Persons interested in our other annuities may be offered the same or different Sub-accounts of Separate Account B or any of our other separate accounts. Such sub-accounts may invest in some or all of the same underlying mutual funds or portfolios of such underlying mutual funds as the Sub-accounts offered pursuant to this Prospectus. As of the date of this Prospectus, the Annuities offered pursuant to this Prospectus and annuities offered pursuant to a number of other prospectuses maintained assets in Class 1 Sub-accounts. We may offer additional annuities that maintain assets in Class 1 Sub-accounts. In addition, some of the Class 1 Sub-accounts may invest in underlying mutual funds or underlying mutual fund portfolios in which Sub-accounts in other classes of Separate Account B invest.

You will find additional information about these underlying mutual funds and portfolios in the prospectuses for such funds. Portfolios added to the underlying mutual funds may or may not be offered through added Sub-accounts.

Sub-accounts are permitted to invest in underlying mutual funds or portfolios that we consider suitable. We also reserve the right to add Sub-accounts, eliminate Sub-accounts, to combine Sub-accounts, or to substitute underlying mutual funds or portfolios of underlying mutual funds.

Values and benefits based on allocations to the Sub-accounts will vary with the investment performance of the underlying mutual funds or fund portfolios, as applicable. We do not guarantee the investment results of any Sub-account, nor is there any assurance that the Account Value allocated to the Sub-accounts will equal the amounts allocated to the Sub-accounts as of any time other than the Valuation Period of such allocation. You bear the entire investment risk.

         SEPARATE ACCOUNT D: In the accumulation phase, assets supporting our obligations based on Fixed Allocations are held in Separate Account D, which is a "non-unitized" separate account. Such obligations are based on the interest rates we credit to Fixed Allocations and the terms of the Annuities. These obligations do not depend on the investment performance of the assets in Separate Account D. Separate Account D was established by us pursuant to Connecticut law.

There are no discrete units in Separate Account D. No party with rights under any annuity nor any group contract owner participates in the investment gain or loss from assets belonging to Separate Account D. Such gain or loss accrues solely to us. We retain the risk that the value of the assets in Separate Account D may drop below the reserves and other liabilities we must maintain. Should the value of the assets in Separate Account D drop below the reserve and other liabilities we must maintain in relation to the annuities supported by such assets, we will transfer assets from our general account to Separate Account D to make up the difference. We have the right to transfer to our general account any assets of Separate Account D in excess of such reserves and other liabilities. We maintain assets in Separate Account D supporting a number of annuities we offer.

The staff of the Securities and Exchange Commission have raised the issue of whether the existence of a separate account supporting Fixed Allocations such as Separate Account D, the assets of which are not chargeable with liabilities arising out of any other business we conduct, is an investment company under the 1940 Act. If it is determined that Separate Account D is an investment company, it will be required to register and comply with the requirements of the 1940 Act unless Separate Account D seeks and obtains an exemption from such requirements. We have applied for an exemption without prejudice to our position that Separate Account D is not an investment company and that such exemptive relief is not required. Such application for exemption may or may not be granted.

If you surrender, withdraw or transfer Account Value from a Fixed Allocation before the end of its Guarantee Period, you bear the risk inherent in the MVA (see "Account Value of the Fixed Allocations"). The Account Value of a Fixed Allocation is guaranteed on its Maturity Date to be its then current Interim Value.

We operate Separate Account D in a fashion designed to meet the obligations created by Fixed Allocations. Factors affecting these operations include the following:

         (1) The State of New York, which is one of the jurisdictions in which we are licensed to do business, requires that we meet certain "matching" requirements. These requirements address the matching of the durations of the assets with the durations of obligations supported by such assets. We believe these matching requirements are designed to control an insurer's ability to risk investing in long-term assets to support short term interest rate guarantees. We also believe this limitation controls an insurer's ability to offer unrealistic rate guarantees.

         (2) We employ an investment strategy designed to limit the risk of default. Some of the guidelines of our current investment strategy for Separate Account D include, but are not limited to, the following:

                 (a) Investments may be made in cash; debt securities issued by the United States Government or its agencies and instrumentalities; money market instruments; short, intermediate and long-term corporate obligations; asset-backed obligations; and municipal bonds.

                 (b) At the time of purchase, fixed income securities will be in one of the top four generic lettered rating classifications as established by either Standard & Poor's or Moody's Investor Services, Inc.

We are not obligated to invest according to the aforementioned guidelines or any other strategy except as may be required by Connecticut and other state insurance laws.

         (3) We have the sole discretion to employ investment managers that we believe are qualified, experienced and reputable to manage Separate Account
D. We currently employ investment managers for Separate Account D including, but not limited to, J.P. Morgan Investment Management Inc. Each manager is responsible for investment management of different portions of Separate Account
D. From time to time additional investment managers may be employed or investment managers may cease being employed. We are under no obligation to employ or continue to employ any investment manager(s).

         (4) The assets in Separate Account D are accounted for at their market value, rather than at book value.

         (5) We are obligated by law to maintain our capital and surplus, as well as our reserves, at the levels required by applicable state insurance law and regulation.

INSURANCE ASPECTS OF THE ANNUITY: As an insurance company we bear the insurance risk inherent in the Annuity. This includes the risks that mortality and expenses exceed our expectations, and the investment and re-investment risks in relation to the assets supporting obligations not based on the investment performance of a separate account. We are subject to regulation that requires reserving and other practices in a manner that minimizes the insurance risk (see "Regulation").

CHARGES ASSESSED OR ASSESSABLE AGAINST THE ANNUITY: The Annuity charges which are assessed or may be assessable under certain circumstances are the contingent deferred sales charge, the maintenance fee, a charge for taxes and a transfer fee. These charges are allocated according to our rules. The maintenance fee and transfer charge are not assessed if no Account Value is maintained in the Sub-accounts at the time such fee or charge is payable. However, we make certain assumptions regarding maintenance and transfer expenses as part of the overall expense assumptions used in determining the interest rates we credit to Fixed Allocations. Charges are also assessed against the Sub-accounts and the underlying mutual funds. We also may charge you for special services, such as dollar cost averaging, rebalancing, Systematic Withdrawals, Minimum Distributions, and additional reports. As of the date of this Prospectus, we do not charge you for any special services.

         CONTINGENT DEFERRED SALES CHARGE: Although we incur sales expenses in connection with the sale of contracts (for example, preparation of sales literature, expenses of selling and distributing the contracts, including commissions, and other promotional costs), we do not deduct any charge from your Purchase Payments for such expenses. However, a contingent deferred sales charge may be assessed. We assess a contingent deferred sales charge against the portion of any withdrawal or surrender that is deemed to be a liquidation of your Purchase Payments paid within the preceding eight years. The contingent deferred sales charge applies to each Purchase Payment that is liquidated. It is a decreasing percentage of the portion of the Purchase Payments being liquidated. The charge decreases as the Purchase Payment ages. The aging of a Purchase Payment is measured from the date it is applied to your Account Value. The charge is: year 1 - 8.5%; year 2 - 8.5%; year 3 - 8.5%; year 4 - 8.5%; year 5 - 7.5%; year 6 - 5.5%; year 7 - 3.5%; year 8 - 1.5%;
year 9 and thereafter - 0%.

Each Annuity Year in the accumulation phase you may withdraw a limited amount of Account Value without application of any contingent deferred sales charge (see "Free Withdrawal"). However, for purposes of the contingent deferred sales charge, amounts withdrawn as a free withdrawal are not considered a liquidation of Purchase Payments. Account Value is deemed withdrawn according to specific rules in determining how much, if any, contingent deferred sales charge applies to a partial withdrawal (see "Partial Withdrawal"). There is no contingent deferred sales charge on Purchase Payments that were applied at least eight years prior to the date of either a full surrender or a partial withdrawal. Where permitted by law, any contingent deferred sales charge applicable to a full surrender is waived if such full surrender qualifies under our rules as a medically-related withdrawal (see "Medically-Related Surrenders").

From time to time we may reduce the amount of the contingent deferred sales charge, the period during which it applies, or both, when Annuities are sold to individuals or a group of individuals in a manner that reduces sales expenses. We would consider such factors as: (a) the size and type of group; (b) the amount of Purchase Payments; (c) present Owners making additional Purchase Payments; and/or (d) other transactions where sales expenses are likely to be reduced.

No contingent deferred sales charge is assessed on Minimum Distributions, to the extent such Minimum Distributions are required from your Annuity at the time it is taken. However, the charge may be assessed for any partial withdrawal taken in excess of the Minimum Distribution, even if such amount is taken to meet minimum distribution requirements in relation to other savings or investments held pursuant to various retirement plans designed to qualify for preferred tax treatment under various sections of the Code (see "Minimum Distributions").

Any elimination of the contingent deferred sales charge or any reduction to the amount or duration of such charges will not discriminate unfairly between Annuity purchasers. We will not make any such changes to this charge where prohibited by law.

Expenses incurred in connection with the sale of Annuities may exceed the charges made for such purpose. We expect that the contingent deferred sales charge will not be sufficient to cover the sales expenses. We expect to meet any deficiency from any profit we may make on Annuities and from our surplus. This may include proceeds from, among others, the mortality and expense risk charges assessed against the Sub-accounts.

         MAINTENANCE FEE: A maintenance fee equaling the smaller of $30 or 2% of your then current Account Value is deductible from the Account Values in the Sub-accounts annually and upon surrender. The fee is limited to the Account Values in the Sub-accounts as of the Valuation Period such fee is due. Certain representations regarding the maintenance fee are found in the section entitled Administration Charge.

         TAX CHARGES: In several states a tax is payable. We will deduct the amount of tax payable, if any, from your Purchase Payments if the tax is then incurred or from your Account Value when applied under an annuity option if the tax is incurred at that time. The amount of the tax varies from jurisdiction to jurisdiction. It may also vary depending on whether the Annuity qualifies for certain treatment under the Code. In each jurisdiction, the state legislature may change the amount of any current tax, may decide to impose the tax, eliminate it, or change the time it becomes payable. In those jurisdictions imposing such a tax, the tax rates currently in effect range up to 3 1/2%. In addition to state taxes, local taxes may also apply. The amounts of these taxes may exceed those for state taxes.

         TRANSFER FEE: We charge $10.00 for each transfer after the twelfth in each Annuity Year. However, the fee is only charged if there is Account Value in at least one Sub-account immediately subsequent to such transfer.

         ALLOCATION OF ANNUITY CHARGES: Charges applicable to a surrender are used in calculating Surrender Value. Charges applicable to any type of withdrawal are taken from the investment options in the same ratio as such a withdrawal is taken from the investment options (see "Allocation Rules"). The transfer fee is assessed against the Sub-accounts in which you maintain Account Value immediately subsequent to such transfer. The transfer fee is allocated on a pro-rata basis in relation to the Account Values in such Sub-accounts as of the Valuation Period for which we price the applicable transfer. No fee is assessed if there is no Account Value in any Sub-account at such time. Tax charges are assessed against the entire Purchase Payment or Account Value as applicable. The maintenance fee is assessed against the Sub-accounts on a pro-rata basis in relation to the Account Values in each Sub-account as of the Valuation Period for which we price the fee.

CHARGES ASSESSED AGAINST THE ASSETS: There are charges assessed against assets in the Sub-accounts. These charges are described below. There are no charges deducted from the Fixed Allocations. The factors we use in determining the interest rates we credit Fixed Allocations are described above in the subsection entitled Fixed Investment Options. No charges are deducted from assets supporting fixed or adjustable annuity payments. The factors we use in determining fixed or adjustable annuity payments include, but are not limited to, our expected investment returns, costs, risks and profit targets. We reserve the right to assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

         ADMINISTRATION CHARGE: We assess each Class 1 Sub-account, on a daily basis, an administration charge. The charge is 0.15% per year of the average daily total value of such Sub-account.

We assess the administration charge and the maintenance fee, described in the subsection entitled Maintenance Fee, at amounts we believe necessary to recover the actual costs of maintaining and administering the Account Values allocated to the Class 1 Sub-accounts and Separate Account B itself. The administration charge and maintenance fee can be increased only for Annuities issued subsequent to the effective date of any such change.

A relationship does not necessarily exist between the portion of the administration charge and the maintenance fee attributable to a particular Annuity and the expenses attributable to that Annuity. However, we believe the total administration charges made against the Class 1 Sub-accounts will not be greater than the total anticipated costs. We allocate costs pro-rata between classes in Separate Account B in proportion to the assets in various classes. Types of expenses which might be incurred include, but are not necessarily limited to, the expenses of: developing and maintaining a computer support system for administering the Account Values in the Sub-accounts and Separate Account B itself, preparing and delivering confirmations and quarterly statements, processing transfer, withdrawal and surrender requests, responding to Owner inquiries, reconciling and depositing cash receipts, calculating and monitoring daily values of each Sub-account, reporting for the Sub-accounts, including quarterly, semi-annual and annual reports, and mailing and tabulation of shareholder proxy solicitations.

From time to time we may reduce the amount of the maintenance fee and/or the administration charge. We may do so when Annuities are sold to individuals or a group of individuals in a manner that reduces maintenance and/or administrative expenses. We would consider such factors as: (a) the size and type of group; (b) the number of Annuities purchased by an Owner; (c) the amount of Purchase Payments; and/or (d) other transactions where maintenance and/or administration expenses are likely to be reduced.

Any elimination of the maintenance fee and/or the administration charge or any reduction of such charges will not discriminate unfairly between Annuity purchasers. We will not make any changes to these charges where prohibited by law.

         MORTALITY AND EXPENSE RISK CHARGES: For Class 1 Sub-accounts, the mortality risk charge is 0.90% per year and the expense risk charge is 0.35% per year. These charges are assessed in combination each day against each Sub-account at the rate of 1.25% per year of the average daily total value of each Sub-account.

With respect to the mortality risk charge, we assume the risk that the mortality experience under the Annuities may be less favorable than our assumptions. This could arise for a number of reasons, such as when persons upon whose lives annuity payments are based live longer than we anticipated, or when the Sub-accounts decline in value resulting in losses in paying death benefits. If our mortality assumptions prove to be inadequate, we will absorb any resulting loss. Conversely, if the actual experience is more favorable than our assumptions, then we will benefit from the gain. We also assume the risk that the administration charge may be insufficient to cover our actual administration costs. If we realize a profit from the mortality and expense risk charges, such profit may be used to recover sales expenses incurred which may not be recovered by the contingent deferred sales charge.

CHARGES OF THE UNDERLYING MUTUAL FUNDS: Each underlying mutual fund assesses various charges for investment management and investment advisory fees. These charges generally differ between portfolios within the same underlying mutual fund. You will find additional details in the fund prospectuses and the statements of additional information.

PURCHASING ANNUITIES: You may purchase an Annuity for various purposes. You must meet our requirements before we issue an Annuity and it takes effect. Certain benefits may be available to certain classes of purchasers. You have a "free-look" period during which you may return your Annuity for a refund amount which may be less or more than your Purchase Payment, except in specific circumstances.

         USES OF THE ANNUITY: The Annuity may be issued in connection with or purchased as a funding vehicle for certain retirement plans designed to meet the requirements of various sections of the Code. These include, but are not limited to: (a) Sections 401 (corporate, association, or self-employed individuals' retirement plans); (b) Section 403(b) (tax-sheltered annuities available to employees of certain qualifying employers); and (c) Section 408 (individual retirement accounts and individual retirement annuities - "IRAs"; Simplified Employee Pensions).

We may require additional information regarding the applicable retirement plans before we issue an Annuity to be used in connection with such retirement plans. We may also restrict or change certain rights and benefits if, in our opinion, such restrictions or changes are necessary for your Annuity to be used in connection with such retirement plans. The Annuity may also be used in connection with plans that do not qualify under the sections of the Code noted above. Some of the potential tax consequences resulting from various uses of the Annuities are discussed in the section entitled "Certain Tax Consequences".

         APPLICATION AND INITIAL PAYMENT: You must meet our underwriting requirements and forward a Purchase Payment if you seek to purchase an Annuity. These requirements may include a properly completed Application. Where permitted by law, we may issue an Annuity without completion of an Application for certain classes of Annuities.

No Owner or Annuitant may be older than age 80 as of the Issue Date.

The minimum initial Purchase Payment we accept is $1,000.00 unless you are participating in a program of periodic Purchase Payments that we accept (see " Periodic Purchase Payments"). The minimum initial Purchase Payment allowable under such a program is lower if the total Purchase Payments in the first Annuity Year are scheduled to equal at least $1,000.00. We may require that the initial Purchase Payment be a check or a wire transfer. Our Office must give you prior approval before we accept a Purchase Payment that would result in the Account Value of all annuities you maintain with us exceeding $500,000.00. We confirm each Purchase Payment in writing. Multiple annuities purchased from us within the same calendar year may be treated for tax purposes as if they were a single annuity (see "Certain Tax Considerations").

We reserve the right to allocate your initial Net Purchase Payment to the investment options up to two business days after we receive, at our Office, all of our requirements for issuing the Annuity as applied for. We may retain the Purchase Payment and not allocate the initial Net Purchase Payment to the investment options for up to five business days while we attempt to obtain all such requirements. We will try to reach you or any other party from whom we need any information or materials. If the requirements cannot be fulfilled within that time, we will: (a) attempt to inform you of the delay; and (b) return the amount of the Purchase Payment, unless you specifically consent to our retaining it until all our requirements are met. Once our requirements are met, the initial Net Purchase Payment is applied to the investment options within two business days. Once we accept your Purchase Payment and our requirements are met, we issue an Annuity.

         PERIODIC PURCHASE PAYMENTS: We may, from time-to-time, offer opportunities to make Purchase Payments automatically on a periodic basis, subject to our rules. These opportunities may include, but are not limited to, certain salary reduction programs agreed to by an employer or automatic periodic transfers to us from a bank account ("bank drafting"). As of the date of this Prospectus, we only agree to accept Purchase Payments on such a basis if: (a) we receive your request In Writing for a salary reduction program and we agree to accept Purchase Payments on this basis; (b) the allocations are only to variable investment options or the frequency and number of allocations to fixed investment options is limited in accordance with our rules; and (c) the total of Purchase Payments in the first Annuity Year is scheduled to equal at least our then current minimum requirements. We may also require an initial Purchase Payment to be submitted by check or wire before agreeing to such a program. Our minimum requirements may differ based on the usage of the Annuity, such as whether it is being used in conjunction with certain retirement plans. SUCH A PROGRAM ENDS AUTOMATICALLY AT THE POINT WE NO LONGER ACCEPT ADDITIONAL PURCHASE PAYMENTS (see "Additional Purchase Payments").

         RIGHT TO RETURN THE ANNUITY: You have the right to return the Annuity within a period known as a "free-look" period. Depending on the applicable legal and regulatory requirements, this period may be within ten days of receipt, twenty-one days of receipt or longer. To exercise your right to return the Annuity during the "free-look" period, you must return the Annuity. The amount to be refunded is the then current Account Value, less the value (at the time credited) of Credits, plus any tax charge deducted. This is the "standard refund". If necessary to meet Federal requirements for IRAs or certain state law requirements, we return the greater of the "standard refund" or the Purchase Payments received less any withdrawals (see "Allocation of Net
Purchase Payments").   We tell you how we determine the amount payable under
any such right at the time we issue your Annuity. Upon the termination of the "free-look" period, if you surrender your Annuity, you may be assessed certain charges (see "Charges Assessed or Assessable Against the Annuity").

         ALLOCATION OF NET PURCHASE PAYMENTS: All allocations of Net Purchase Payments are subject to our allocation rules (see "Allocation Rules"). Allocation of the portion of the initial Net Purchase Payment and any Net Purchase Payments received during the free-look period that you wish to allocate to any Sub-accounts are subject to an additional allocation rule if state law requires return of at least your Purchase Payments should you return the Annuity under such free-look provision. If such state law applies to your
Annuity: (a) we allocate any portion of any such Net Purchase Payments that you indicate you wish to go into the Sub-accounts, plus the portion of the Credits allocable to such Sub-accounts, to the AST Money Market Sub-account; and (b) at the end of such free-look period we reallocate Account Value according to your then most recent allocation instructions to us, subject to our allocation rules. However, where permitted by law in such jurisdictions, we will allocate such Net Purchase Payments and the applicable Credits according to your instructions, without any temporary allocation to the AST Money Market Sub-account, if you execute a return waiver ("Return Waiver"). Under the Return Waiver, you waive your right to the return of the greater of the "standard refund" or the Purchase Payments received less any withdrawals. Instead, you only are entitled to the return of the "standard refund" (see "Right to Return the Annuity").

Your initial Purchase Payment, as well as other Purchase Payments will be allocated in accordance with the then current requirements of any rebalancing, asset allocation or market timing program which you have authorized or have authorized an independent third party to use in connection with your Annuity (see "Allocation Rules").

         CREDITS: We add a Credit to your Annuity with each Purchase Payment received. This Credit is funded from our general account. Each Credit is allocated to Account Value when the applicable Purchase Payment is applied to your Account Value. Credits are applied pro-rata to the investment options in the same ratio as the applicable Purchase Payment. The amount available as a death benefit or as a medically-related surrender is reduced by Credits applied in the prior 12 months (see "Death Benefit" and "Medically-Related Surrender"). The amount returned if you exercise your right to return the Annuity during the free-look period is reduced by any Credits applied (see "Right to Return the Annuity").

         The Credit depends on the cumulative amount of Purchase Payments. The Credits, as a percentage of Purchase Payments, are set out below.

                 CUMULATIVE PURCHASE PAYMENTS                                   CREDIT
                 Less than $10,000.00                                           1.5%

                 More than $9,999.99 but less than $1,000,000.00                3.0%

                 More than $999,999.99 but less than $5,000,000.00              4.0%

                 More than $4,999,999.99                                        5.0%

Credits are payable only as a percentage of each specific Purchase Payment. The following are two examples of how this works:

         Example A: Assume $750,000.00 in Purchase Payments was previously submitted for your Annuity. Subsequently, you submit an additional $500,000.00 Purchase Payment. Credits would be as follows, unless: (a) we received a letter of intent or other evidence satisfactory to us that the applicable amount of additional Purchase Payments would be received by us; and (b) such evidence was received at our Office prior to or with the initial Purchase
Payment:

                  (1)     Credits of $22,500 (3% of $750,000.00) would have
been added in connection with the first $750,000.00.

                  (2)     A Credit of $20,000 (4% of $500,000.00) would be
added when the $500,000.00 additional Purchase Payment is allocated.

         Example B: Assume $8,000.00 in Purchase Payments was previously submitted for your Annuity. Subsequently, you submit an additional $10,000.00 Purchase Payment. Credits would be as follows, unless: (a) we received evidence satisfactory to us that the applicable amount of additional Purchase Payments would be received by us; and (b) such evidence was received at our Office prior to or with the initial Purchase Payment:

                 (1)      Credits of $120.00 (1.5% of $8,000.00) would have
been added in connection with the first $8,000.00.

                 (2)      A Credit of $300.00 (3% of $10,000.00) would be added
when the $10,000.00 additional Purchase Payment is allocated.

We are willing to determine the amount of the Credits assuming a pair or series of Purchase Payments will exceed one of the breakpoints noted above if you provide us In Writing, prior to the Issue Date, evidence satisfactory to us that you will submit additional Purchase Payments within a 13 month period.
Our requirements as to such evidence may differ depending on various factors, including, but not limited to, the size of the expected amount of cumulative Purchase Payments and the usage of the Annuity. We require an initial Purchase Payment of at least $500,000.00 before we agree to such a program if it is designed to provide a total of at least $1,000,000.00 of Purchase Payments within a 13 month period. We require an initial Purchase Payment of at least $2,500,000.00 before we agree to such a program if it is designed to provide a total of at least $5,000,000.00 within a 13 month period.

We retain the right to recover an amount from your Annuity if such additional Purchase Payments are not received. The amount we may recover is the greater of the value of the "excess" Credits (the Credits in excess of what would have been payable without the letter of intent or similar satisfactory evidence of expected additional Purchase Payments) at the time added or a percentage of your Account Value as of the date of such recovery. The percentage equals the ratio between the amount of "excess" Credits and the Purchase Payments received. Amounts recovered will be taken pro-rata from the investment options based on the Account Values in the investment options as of the date of the recovery. If the amount of the recovery exceeds your then current Surrender Value, we will recover all remaining Account Value and terminate your Annuity.

FAILURE TO INFORM US THAT YOU INTEND TO SUBMIT A PAIR OR SERIES OF LARGE PURCHASE PAYMENTS WITHIN A 13 MONTH PERIOD MAY RESULT IN YOUR ANNUITY RECEIVING FEWER CREDITS THAN WOULD OTHERWISE BE ADDED TO YOUR ANNUITY.

         We do not consider Additional Amounts to be "investment in the contract" for income tax purposes (see "Certain Tax Considerations").

         Credits are not included in any amounts you may withdraw without assessment of the contingent deferred sales charge pursuant to the Free Withdrawal provision (see "Free Withdrawals").

         Credits are not available if you exercise your right to return the Annuity during the "free-look" period (see "Right to Return the Annuity").

         BALANCED INVESTMENT PROGRAM: We offer a balanced investment program in relation to your Purchase Payments, if Fixed Allocations are available under your Annuity. If you choose this program, we commit a portion of your Net Purchase Payments as a Fixed Allocation for the Guarantee Period you select. This Fixed Allocation, not including the effect of any Credit and any interest on such Credit, will have grown pre-tax to equal the exact amount of the applicable Purchase Payment at the end of its initial Guarantee Period if no amounts are transferred or withdrawn from such Fixed Allocation. The rest of the applicable Net Purchase Payment is invested in the variable investment options you select.

We reserve the right, from time to time, to credit additional amounts to Fixed Allocations ("Additional Amounts") if you allocate Purchase Payments in accordance with the balanced investment program we offer. We offer to do so at our sole discretion. Such an offer is subject to our rules, including but not limited to, a change to the MVA formula. For more information, see "Additional Amounts in the Fixed Allocations".

         OWNERSHIP, ANNUITANT AND BENEFICIARY DESIGNATIONS: You make certain designations that apply to the Annuity if issued. These designations are subject to our rules and to various regulatory or statutory requirements depending on the use of the Annuity. These designations include an Owner, a contingent Owner, an Annuitant, a Contingent Annuitant, a Beneficiary, and a contingent

Beneficiary. Certain designations are required, as indicated below. Such designations will be revocable unless you indicate otherwise or we endorse your Annuity to indicate that such designation is irrevocable to meet certain regulatory or statutory requirements. Changing the Owner or Annuitant designations may affect the minimum death benefit (see " Death Benefits").

Some of the tax implications of various designations are discussed in the section entitled "Certain Tax Considerations". However, there are other tax issues than those addressed in that section, including, but not limited to, estate and inheritance tax issues. You should consult with a competent tax counselor regarding the tax implications of various designations. You should also consult with a competent legal advisor as to the implications of certain designations in relation to an estate, bankruptcy, community property, where applicable, and other matters.

An Owner must be named. You may name more than one Owner. If you do, all rights reserved to Owners are then held jointly. We require the consent In Writing of all joint Owners for any transaction for which we require the written consent of Owners. Where required by law, we require the consent In Writing of the spouse of any person with a vested interest in an Annuity. Naming someone other than the payor of any Purchase Payment as Owner may have gift, estate or other tax implications.

Where allowed by law, you may name a contingent Owner. However, this designation takes effect only on or after the Annuity Date.

You must name an Annuitant. We do not accept a designation of joint Annuitants. Where allowed by law, you may name one or more Contingent Annuitants.

There may be adverse tax consequences if a Contingent Annuitant succeeds an Annuitant and the Annuity is owned by a trust that is neither tax exempt nor does not qualify for preferred treatment under certain sections of the Code,
such as Section 401 (a "non-qualified" trust).    In general, the Code is
designed to prevent the benefit of tax deferral from continuing for long periods of time on an indefinite basis. Continuing the benefit of tax deferral by naming one or more Contingent Annuitants when the Annuity is owned by a non-qualified trust might be deemed an attempt to extend the tax deferral for an indefinite period. Therefore, adverse tax treatment may depend on the terms of the trust, who is named as Contingent Annuitant, as well as the particular facts and circumstances. You should consult your tax advisor before naming a Contingent Annuitant if you expect to use an Annuity in such a fashion.

Where allowed by law, you must name Contingent Annuitants according to our rules when an Annuity is used as a funding vehicle for certain retirement plans designed to meet the requirements of Section 401 of the Code.

You may name more than one primary and more than one contingent Beneficiary, and if you do, the proceeds will be paid in equal shares to the survivors in the appropriate beneficiary class, unless you have requested otherwise In Writing. If the primary Beneficiary dies before death proceeds become payable, the proceeds will become payable to the contingent Beneficiary. If no Beneficiary is alive when death proceeds become payable or in the absence of any Beneficiary designation, the proceeds will vest in you or your estate.

ACCOUNT VALUE AND SURRENDER VALUE: In the accumulation phase your Annuity has an Account Value. Your total Account Value is the sum of your Account Value in each investment option. Surrender Value is the Account Value less any applicable contingent deferred sales charge and any applicable maintenance fee.

         ACCOUNT VALUE IN THE SUB-ACCOUNTS: We determine your Account Value separately for each Sub-account. To determine the Account Value in each Sub-account we multiply the Unit Price as of the Valuation Period for which the calculation is being made times the number of Units attributable to you in that Sub-account as of that Valuation Period. The method we use to determine Unit Prices is shown in the Statement of Additional Information.

The number of Units attributable to you in a Sub-account is the number of Units you purchased less the number transferred or withdrawn. We determine the number of Units involved in any transaction specified in dollars by dividing the dollar value of the transaction by the Unit Price of the effected Sub-account as of the Valuation Period applicable to such transaction.

         ACCOUNT VALUE OF THE FIXED ALLOCATIONS: We determine the Account Value of each Fixed Allocation separately. A Fixed Allocation's Account Value as of a particular date is determined by multiplying its then current Interim Value times the MVA.

A formula is used to determine the MVA. The formula is applied separately to each Fixed Allocation. Values and time durations used in the formula are as of the date for which the Account Value is being determined. The formula is:

                           [(1+I) / (1+J+0.0010)](N/12)

                                       where:

                 I is the interest rate being credited to the Fixed Allocation;

                 J is the interest rate (for your class of annuities) being credited to new Fixed Allocations with Guarantee Period durations equal to the number of years (rounded to the next higher integer when occurring on other than an anniversary of the beginning of the Fixed Allocation's Guarantee Period) remaining in your Fixed Allocation's Guarantee Period;

                 N is the number of months (rounded to the next higher integer when occurring on other than a monthly anniversary of the beginning of the Guarantee Period) remaining in such Guarantee Period.

No MVA applies in determining a Fixed Allocation's Account Value on its Maturity Date. If we are not offering a Guarantee Period with a duration equal to the number of years remaining in a Fixed Allocation's Guarantee Period, we calculate a rate for "J" above using a specific formula. This formula is described in the Statement of Additional Information.

Our Current Rates are expected to be sensitive to interest rate fluctuations, thereby making each MVA equally sensitive to such changes. There would be a downward adjustment when the applicable Current Rate plus 0.10 percent of interest exceeds the rate credited to the Fixed Allocation and an upward adjustment when the applicable Current Rate is more than 0.10 percent of interest lower than the rate being credited to the Fixed Allocation. See the Statement of Additional Information for an illustration of how the MVA works.

We reserve the right, from time to time, to determine the MVA using an interest rate lower than the Current Rate for all transactions applicable to a class of Annuities. We may do so at our sole discretion. This would benefit all such Annuities if transactions to which the MVA applies occur while we use such lower interest rate.

         ADDITIONAL AMOUNTS IN THE FIXED ALLOCATIONS: To the extent permitted by law, we reserve the right, from time to time, to allocate Additional Amounts to Fixed Allocations. We may do so at our sole discretion. These Additional Amounts are separate and distinct from the Credits payable in connection with Purchase Payments. (Credits apply at all times, while Additional Amounts are only payable in connection with offers we may make from time-to-time. For more information, see "Credits"). We may offer to allocate such Additional Amounts only in relation to Fixed Allocations of specific durations (i.e. 10 years) when used as part of certain programs we offer such as the balanced investment program and dollar cost averaging (see "Balanced Investment Program" and "Dollar Cost Averaging"). We would provide such Additional Amounts with funds from our general account and allocate them to the applicable Fixed Allocation. Such a program is subject to the following rules:

         (1) The Additional Amounts are allocated in relation to initial or additional Purchase Payments, not to Account Value transferred to a Fixed Allocation for use in the applicable programs. The Additional Amounts are not allocated in relation to any exchange of another annuity issued by us for an Annuity.

         (2) The Additional Amounts are allocated as of the later of the date the applicable Purchase Payment is allocated to the applicable Fixed Allocation or the 30th day after the Issue Date.

         (3) Interest on the Additional Amounts is credited as of the date the applicable Purchase Payment is allocated to the applicable Fixed Allocation.

         (4) The Additional Amounts are a percentage of the amount allocated to the applicable Fixed Allocation. However, we may change the percentage from time to time.

         (5) There is an increase to any applicable "adjustment amount" in the MVA formula, which otherwise is 0.0010, to 0.0020 (see "Account Value of the Fixed Allocations"). This change would only apply to a transfer, surrender or withdrawal from the applicable Fixed Allocation, but not to any payments of death benefit proceeds or a medically-related surrender (see "Medically-Related Surrender"). This change could reduce your Account Value.

         (6) We do not consider Additional Amounts to be "investment in the contract" for income tax purposes (see "Certain Tax Considerations").


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

         (7) Additional Amounts are not included in any amounts you may withdraw without assessment of the contingent deferred sales charge pursuant to the Free Withdrawal provision (see "Free Withdrawals").

         (8) We determine if a Purchase Payment is received during the period we are offering such Additional Amounts based on the earlier of: (a) the date we receive at our Office the applicable Purchase Payment; or (b) the date we receive at our Office our requirements in relation to either an exchange of an existing annuity issued by another insurer or a "rollover" or transfer of such an annuity pursuant to specific sections of the Code.

         (9) No Purchase Payment may be applied to more than one program allocating Additional Amounts solely to a Fixed Allocation.

RIGHTS, BENEFITS AND SERVICES: The Annuity provides various rights, benefits and services subsequent to its issuance and your decision to keep it beyond the free-look period. A number of these rights, benefits and services, as well as some of the rules and conditions to which they are subject, are described below. These rights, benefits and services include, but are not limited to: (a) making additional Purchase Payments; (b) changing revocable designations; (c) transferring Account Values between investment options; (d) receiving lump sum payments, Systematic Withdrawals or Minimum Distributions, annuity payments and death benefits; (e) transferring or assigning your Annuity; (f) exercising certain voting rights in relation to the underlying mutual funds in which the Sub-accounts invest; and (g) receiving reports. These rights, benefits and services may be limited, eliminated or altered when an Annuity is purchased in conjunction with a qualified plan. We may require presentation of proper identification, including a personal identification number ("PIN") issued by us, prior to accepting any instruction by telephone. We forward your PIN to you shortly after your Annuity is issued. To the extent permitted by law or regulation, neither we nor any person authorized by us will be responsible for any claim, loss, liability or expense in connection with a telephone transfer if we or such other person acted on telephone transfer instructions in good faith in reliance on your telephone transfer authorization and on reasonable procedures to identify persons so authorized through verification methods which may include a request for your Social Security number or a personal identification number (PIN) as issued by us. We may be liable for losses due to unauthorized or fraudulent instructions should we not follow such reasonable procedures.

         ADDITIONAL PURCHASE PAYMENTS: The minimum for any additional Purchase Payment is $100.00, unless we authorize lower payments pursuant to a periodic Purchase Payment Program (see "Periodic Purchase Payments"), or less where required by law. Additional Purchase Payments may be paid at any time before the Annuity Date so long as no Owner or the Annuitant is over age 80. Subject to our allocation rules, we allocate additional Net Purchase Payments according to your instructions. Should no instructions be received, we shall return your additional Purchase Payment.

         CHANGING REVOCABLE DESIGNATIONS: Unless you indicated that a prior choice was irrevocable or your Annuity has been endorsed to limit certain changes, you may request to change Owner, Annuitant and Beneficiary designations by sending a request In Writing. Where allowed by law, such changes will be subject to our acceptance. Some of the changes we will not accept include, but are not limited to: (a) a new Owner subsequent to the death of the Owner or the first of any joint Owners to die, except where a spouse-Beneficiary has become the Owner as a result of an Owner's death; (b) a new Annuitant subsequent to the Annuity Date if the annuity option selected includes a life contingency; and (c) a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity.

         ALLOCATION RULES: In the accumulation phase, you may maintain Account Value in up to ten Sub-accounts. You may also maintain an unlimited number of Fixed Allocations. Should you request a transaction that would leave less than any minimum amount we then require in an investment option, we reserve the right, to the extent permitted by law, to add the balance of your Account Value in the applicable Sub-account or Fixed Allocation to the transaction and close out your balance in that investment option. We also reserve the right to limit
the amount you may allocate to any Fixed Allocation to $[        ].

Should you either: (a) request rebalancing services (see "Rebalancing"); (b) authorize an independent third party to transact transfers on your behalf and such third party arranges for rebalancing of any portion of your Account Value in accordance with any asset allocation strategy; or (c) authorize an independent third party to transact transfers in accordance with a market timing strategy; then all Purchase Payments, including the initial Purchase Payment, received while your Annuity is subject to such an arrangement are allocated to the same investment options and in the same proportions as then required pursuant to the applicable rebalancing, asset allocation or market timing program, unless we have received alternate instructions. Such allocation requirements terminate simultaneous to the termination of an authorization for rebalancing or any authorization to a third party to transact transfers on your behalf.

Withdrawals of any type are taken pro-rata from the investment options based on the then current Account Values in such investment options unless we receive instructions from you prior to such withdrawal. For this purpose only, the Account Value in all your then current Fixed Allocations is deemed to be in one investment option. If you transfer or withdraw Account Value from multiple Fixed Allocations and do not provide instructions indicating the Fixed Allocations from which Account Value should be taken: (a) we transfer Account Value first from the Fixed Allocation with the shortest amount of time remaining to the end of its Guarantee Period, and then from the Fixed Allocation with the next shortest amount of time remaining to the end of its Guarantee Period, etc.; and (b) if there are multiple Fixed Allocations with the same amount of time left in each Guarantee Period, as between such Fixed Allocations we first take Account Value from the Fixed Allocation that had the shorter Guarantee Period.

         TRANSFERS: In the accumulation phase you may transfer Account Value between investment options, subject to our allocation rules (see "Allocation Rules"). Transfers are not subject to taxation (see "Transfers Between Investment Options"). We charge $10.00 for each transfer after the twelfth in each Annuity Year, including transfers transacted as part of a dollar cost averaging program (see "Dollar Cost Averaging") or any rebalancing, market timing, asset allocation or similar program which you employ or you authorize to be employed on your behalf. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the transfer charge and are not counted in determining whether other transfers may be subject to the transfer charge (see "Renewals"). Your transfer request must be In Writing or meet our requirements for accepting instructions we receive over the phone.

We reserve the right to limit the number of transfers in any Annuity Year for all existing or new Owners. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Owner or certain Owners if we believe that: (a) excessive trading by such Owner or Owners or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the underlying mutual funds; or (b) we are informed by one or more of the underlying mutual funds that the purchase or redemption of shares is to be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on share prices of affected underlying mutual funds.

To the extent permitted by law, we may require up to 2 business days' notice of any transfer into or out of a Fixed Allocation if the market value of such transfer is at least $1,000,000.00.

In order to help you determine whether you wish to transfer Account Values to a Fixed Allocation, you may obtain our Current Rates by writing us or calling us at 1-800-766-4530.

Where permitted by law, we may accept your authorization of a third party to transfer Account Values on your behalf, subject to our rules. We may suspend or cancel such acceptance at any time. We notify you of any such suspension or cancellation. We may restrict the investment options that will be available for transfers or allocations of Net Purchase Payments during any period in which you authorize such third party to act on your behalf. We give the third party you authorize prior notification of any such restrictions. However, we will not enforce such a restriction if we are provided evidence satisfactory to us that:
(a) such third party has been appointed by a court of competent jurisdiction to act on your behalf; or (b) such third party has been appointed by you to act on your behalf for all your financial affairs.

We or an affiliate of ours may provide administrative or other support services to independent third parties you authorize to conduct transfers on your behalf or who provide recommendations as to how your Account Values should be allocated. This includes, but is not limited to, rebalancing your Account Value among investment options in accordance with various investment allocation strategies such third party may employ, or transferring Account Values between investment options in accordance with market timing strategies employed by such third parties. Such independent third parties may or may not be appointed our agents for the sale of Annuities. However, WE DO NOT ENGAGE ANY THIRD PARTIES TO OFFER INVESTMENT ALLOCATION SERVICES OF ANY TYPE, SO THAT PERSONS OR FIRMS OFFERING SUCH SERVICES DO SO INDEPENDENT FROM ANY AGENCY RELATIONSHIP THEY MAY HAVE WITH US FOR THE SALE OF ANNUITIES. WE THEREFORE TAKE NO RESPONSIBILITY FOR THE INVESTMENT ALLOCATIONS AND TRANSFERS TRANSACTED ON YOUR BEHALF BY SUCH THIRD PARTIES OR ANY INVESTMENT ALLOCATION RECOMMENDATIONS MADE BY SUCH PARTIES. We do not currently charge you extra for providing these support services.

                 RENEWALS: A renewal is a transaction that occurs automatically as of the last day of a Fixed Allocation's Guarantee Period unless we receive alternative instructions. This day as to each Fixed Allocation is called its Maturity Date. As of the end of a Maturity Date, the Fixed Allocation's Guarantee Period "renews" and a new Guarantee Period of the same duration as the one just completed begins. However, the renewal will not occur if the Maturity Date is on the date we apply your Account Value to determine the annuity payments that begin on the Annuity Date (see "Annuity Payments").

As an alternative to a renewal, you may transfer all or part of that Fixed Allocation's Account Value to a different Fixed Allocation or you may transfer such Account Value to one or more Sub-accounts, subject to our allocation rules. To accomplish this, we must receive instructions from you In Writing at least two business days before the Maturity Date. No MVA applies to transfers of a Fixed Allocation's Account Value occurring as of its Maturity Date. An MVA will apply in determining the Account Value of a Fixed Allocation at the time annuity payments are determined, unless the Maturity Date of such Fixed Allocation is the 15th day before the Annuity Date (see "Annuity Payments").

At least 30 days prior to a Maturity Date, or earlier if required by law or regulation, we inform you of the Guarantee Periods available as of the date of such notice. We do not provide a similar notice if the Fixed Allocation's Guarantee Period is of less than a year's duration. Such notice may include an example of the rates we are then crediting new Fixed Allocations as of the date
such notice is prepared.   The rates actually credited to a Fixed Allocation as
of the date of any renewal or transfer immediately subsequent to the Maturity Date may be more or less than any rates quoted in such notice.

If your Fixed Allocation's then ending Guarantee Period is no longer available for new allocations and renewals or you choose a different Guarantee Period that is no longer available on the date following the Maturity Date, we will try to reach you so you may make another choice. If we cannot reach you, we will assign the next shortest Guarantee Period then currently available for new allocations and renewals to that Fixed Allocation.

                 DOLLAR COST AVERAGING: We offer dollar cost averaging in the accumulation phase. Dollar cost averaging is a program designed to provide for regular, approximately level investments over time. You may choose to transfer earnings only, principal plus earnings or a flat dollar amount. We make no guarantee that a dollar cost averaging program will result in a profit or protect against a loss in a declining market. You may select this program by submitting to us a request In Writing. You may cancel your participation in this program In Writing or by phone if you have previously authorized our acceptance of such instructions.

Dollar cost averaging is available from any of the investment options we choose to make available for such a program. Your Annuity must have an Account Value of not less than $10,000 at the time we accept your request for a dollar cost averaging program. Transfers under a dollar cost averaging program are counted in determining the applicability of the transfer fee (see "Transfers"). We reserve the right to limit the investment options into which Account Value may be transferred as part of a dollar cost averaging program. We currently do not permit dollar cost averaging programs where Account Value is transferred to Fixed Allocations. We also reserve the right to charge a processing fee for this service. Should we suspend or cancel the offering of this service, such suspension or cancellation will not affect any dollar cost averaging programs then in effect. Dollar cost averaging is not available while a rebalancing, asset allocation or market timing type of program is used in connection with your Annuity.

Dollar cost averaging from Fixed Allocations are subject to the following rules:
(a) you may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years; (b) such a program may only be selected in conjunction with and simultaneous to a new or renewing Fixed Allocation; (c) only averaging of earnings only or principal plus earnings is permitted; (d) a program averaging principal plus earnings from a Fixed Allocation must be designed to last that Fixed Allocation's entire current Guarantee Period; (e) dollar cost averaging transfers from a Fixed Allocation are not subject to the MVA; (f) dollar cost averaging may be done on a monthly basis only; and (g) you may not simultaneously use Account Value in any Fixed Allocation to participate in dollar cost averaging and receive Systematic Withdrawals or Minimum Distributions from such Fixed Allocation (see "Systematic Withdrawals" and "Minimum Distributions").

We reserve the right, from time to time, to credit additional amounts ("Additional Amounts") if you allocate Purchase Payments to Fixed Allocations as part of a dollar cost averaging program. Such an offer is at our sole discretion and is subject to our rules, including but not limited to, a change to the MVA formula. For more information see "Additional Amounts in the Fixed Allocations".

                 REBALANCING: We offer, during the accumulation phase, automatic quarterly, semi-annual or annual rebalancing among the variable
investment options of your choice.   This provides the convenience of automatic
rebalancing without having to provide us instructions on a periodic basis. Failure to choose this option does not prevent you from providing us with transfer instructions from time-to-time that have the effect of rebalancing. It also does not prevent other requested transfers from being transacted.

Under this program, Account Values in variable investment options are rebalanced quarterly, semi-annually or annually, as applicable, to the percentages you request. The rebalancing may occur quarterly, semi-annually or annually based upon the Issue Date. If a transfer is requested involving any investment option participating in an automatic rebalancing program, we automatically alter the rebalancing percentages going forward (unless we receive alternate instructions) to the ratios between Account Values in the variable investment options as of the effective date of such requested transfer once it has been processed. Automatic rebalancing is delayed one quarter if Account Value is being maintained in the AST Money Market Sub-account for the duration of your Annuity's "free-look" period and rebalancing would otherwise occur during such period (see "Allocation of Net Purchase Payments").

You may change the percentage allocable to each variable investment option at any time. However, you may not choose to allocate less than 5% of Account Value to any variable investment option.


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

We do not offer automatic rebalancing in connection with Fixed Allocations.
The Account Value of your Annuity must be at least $10,000 when we receive your automatic rebalancing request. We may require that all variable investment options in which you maintain Account Value must be used in the rebalancing program. You may maintain Account Value in at least two and not more than ten variable investment options when using a rebalancing program. You may not simultaneously participate in rebalancing and dollar cost averaging. Rebalancing also is not available when a program of Systematic Withdrawals of earnings or earnings plus principal is in effect.

For purposes of determining the number of transfers made in any Annuity Year, all rebalancing transfers made on the same day are treated as one transfer. We reserve the right to charge a processing fee for signing up for this service.

To elect to participate or to terminate participation in automatic rebalancing, we may require instructions In Writing at our Office.

         DISTRIBUTIONS: Distributions available from your Annuity during the accumulation phase include surrender, medically-related surrender, free withdrawals, partial withdrawals, Systematic Withdrawals, Minimum Distributions (in relation to qualified plans) and a death benefit. In the payout phase we pay annuity payments. Distributions from your Annuity generally are subject to taxation, and may be subject to a tax penalty as well (see "Certain Tax Considerations"). You may wish to consult a professional tax advisor for tax advice prior to exercising any right to an elective distribution. During the accumulation phase, any distribution other than a death benefit: (a) must occur prior to any death that would cause a death benefit to become payable; and (b) will occur subsequent to our receipt of a completed request In Writing.

                 SURRENDER: Surrender of your Annuity for its Surrender Value is permitted during the accumulation phase. A contingent deferred sales charge may apply to such surrender (see "Contingent Deferred Sales Charge"). Your Annuity must accompany your surrender request.

                 MEDICALLY-RELATED SURRENDER: Where permitted by law, you may apply to surrender your Annuity prior to the Annuity Date, upon occurrence of a "Contingency Event". If the qualifications are met, the amount payable is your Account Value less: (a) the amount of any Credits applied within 12 months of the applicable "Contingency Event" as defined below; and (b) the amount of any Credits added in conjunction with any Purchase Payments received after our receipt of your request for a medically-related surrender (i.e. Purchase Payments received at such time pursuant to a salary reduction program). The Annuitant must be alive as of the date we pay the proceeds of such surrender
request.   If the Owner is one or more natural persons, all such Owners must also be alive at such time. Specific details and definitions of terms in relation to this benefit may differ in certain jurisdictions. This waiver of any applicable contingent deferred sales charge is subject to our rules. This benefit is not available if the total Purchase Payments received exceed $500,000.00 for all annuities issued by us with this benefit for which the same person is named as Annuitant. A "Contingency Event" occurs, as to the Annuitant named as of the Issue Date, if the Annuitant is:

         (1) First confined in a "Medical Care Facility" after the date as of which we, at our Office, agree to accept your designation of such person as the Annuitant and remains confined for at least 90 days in a row; or

         (2) First diagnosed as having a "Fatal Illness" after the date as of which we, at our Office, agree to accept your designation of such person as the Annuitant.

"Medical Care Facility" means any state licensed facility providing medically necessary in-patient care which is prescribed by a licensed "Physician" in writing and based on physical limitations which prohibit daily living in a non-institutional setting. "Fatal Illness" means a condition diagnosed by a licensed "Physician" which is expected to result in death within 2 years for 80% of the diagnosed cases. "Physician" means a person other than you, the Annuitant or a member of either your or the Annuitant's families who is state licensed to give medical care or treatment and is acting within the scope of that license. We must receive satisfactory proof of the Annuitant's confinement or Fatal Illness In Writing.

                 FREE WITHDRAWALS: Each Annuity Year in the accumulation phase you may withdraw a limited amount of Account Value without application of any applicable contingent deferred sales charge. Such free withdrawals are available to meet liquidity needs. Free withdrawals are not available at the time of a surrender of an Annuity. Withdrawals of any type made prior to age 59 1/2 may be subject to a 10% tax penalty (see "Penalty on Distributions"). We may refuse or delay a payment based on a request to only withdraw all or a portion of the free withdrawal amount if the total amount then payable as a free withdrawal is less than $100.00 or the amount requested is less than $100.00.

Amounts received as Systematic Withdrawals or as Minimum Distributions are deemed to come first from the amount available under this Free Withdrawal provision (see "Systematic Withdrawals" and "Minimum Distributions"). You may also request to receive as a lump sum any free withdrawal amount not already received that Annuity Year under a plan of Systematic Withdrawals or as Minimum Distributions.

The maximum amount available as a free withdrawal during any Annuity Year, where permitted by law, is the greater of (a) or (b), where:

                 (a)      is the Annuity's "growth" (defined below); and

                 (b) is 10% of "new" Purchase Payments ("new" Purchase Payments are defined below).

"Growth" equals the then current Account Value less all "unliquidated" Purchase Payments and less the value at the time credited of Credits or Additional Amounts (see "Credits" and "Additional Amounts in the Fixed Allocations"). "Unliquidated" means not previously surrendered or withdrawn. "New" Purchase Payments are those received in the eight years prior to the date as of which a free withdrawal occurs. For purposes of the contingent deferred sales charge, amounts withdrawn as a free withdrawal are not considered a liquidation of Purchase Payments. Therefore, any free withdrawal will not reduce the amount of any applicable contingent deferred sales charge upon any partial withdrawal or subsequent surrender.

                 PARTIAL WITHDRAWALS: You may withdraw part of your Surrender Value. The minimum partial withdrawal is $100. The Surrender Value that must remain in the Annuity as of the date of this transaction is $1,000. If the amount of the partial withdrawal request exceeds the maximum amount available, we reserve the right to treat your request as one for a full surrender.

On a partial withdrawal, the contingent deferred sales charge is assessed against any "unliquidated" "new" Purchase Payments withdrawn. "Unliquidated" means not previously surrendered or withdrawn. For these purposes, amounts are deemed to be withdrawn in the following order:

         (1)     From any amount then available as a free withdrawal; then from

         (2) "Old" Purchase Payments (Purchase Payments allocated to Account Value more than eight years prior to the partial withdrawal); then from

         (3) "New" Purchase Payments (If there are multiple "new" Purchase Payments, the one received earliest is liquidated first, then the one received next earliest, and so forth); then from

         (4) Other Surrender Value (amounts equal to any Credits (see "Credits" and "Additional Amounts in the Fixed Allocations").

                 SYSTEMATIC WITHDRAWALS: We offer Systematic Withdrawals of earnings only, principal plus earnings or a flat dollar amount. Systematic Withdrawals from Fixed Allocations are limited to earnings accrued after the program of Systematic Withdrawals begins, or payments of fixed dollar amounts that do not exceed such earnings. A program of Systematic Withdrawals begins on the date we accept, at our Office, your request for such a program. Systematic Withdrawals are deemed to be withdrawn from Surrender Value in the same order as partial withdrawals for purposes of determining if the contingent deferred sales charge applies. Penalties may apply (see "Free Withdrawals".)

A Systematic Withdrawal from a Fixed Allocation is not subject to the MVA. We calculate the Fixed Allocation's credited interest since the prior withdrawal as A minus B, plus C, where:

         A is the Interim Value of the applicable Fixed Allocation as of the date of the Systematic Withdrawal;

         B is the Interim Value of the applicable Fixed Allocation as of the later of the beginning of its then current Guarantee Period or the beginning of the Systematic Withdrawal program; and

         C is the total of all partial or free withdrawals and any transfers from such Fixed Allocation since the later of the beginning of its then current Guarantee Period or the beginning of the Systematic Withdrawal program.

Systematic Withdrawals are available on a monthly, quarterly, semi-annual or annual basis. You may not simultaneously receive Systematic Withdrawals from a Fixed Allocation and participate in a dollar cost averaging program under which Account Value is transferred from the same Fixed Allocation (see "Dollar Cost Averaging"). Systematic Withdrawals are not available while you are taking any Minimum Distributions (see "Minimum Distributions"). Systematic Withdrawals of earnings or earnings plus principal are not available while any rebalancing or asset allocation program is in effect in relation to your Annuity.

The Surrender Value of your Annuity must be at least $20,000 when we accept your request for a program of Systematic Withdrawals. The minimum for each Systematic Withdrawal is $100. For any scheduled Systematic Withdrawal other than the last that does not meet this minimum, we reserve the right to defer such a withdrawal and add the amount that would have been withdrawn to the amount that is to be withdrawn at the next Systematic Withdrawal.

We reserve the right to charge a processing fee for this service. Should we suspend or cancel offering Systematic Withdrawals, such suspension or cancellation will not affect any Systematic Withdrawal programs then in effect.

                 MINIMUM DISTRIBUTIONS: You may elect to have us calculate Minimum Distributions annually if your Annuity is being used for certain qualified purposes under the Code. We calculate such amounts assuming the Minimum Distribution amount is based solely on the value of your Annuity. The required Minimum Distribution amounts applicable to your particular situation may depend on other annuities, savings or investments of which we are unaware, so that the required amount may be greater than the Minimum Distribution amount we calculate based on the value of your Annuity. We reserve the right to charge a fee for each annual calculation. Minimum Distributions are not available if you are taking Systematic Withdrawals (see "Systematic Withdrawals"). You may elect to have Minimum Distributions paid out monthly, quarterly, semi-annually or annually.

Each Minimum Distribution will be taken from the investment options you select. However, the portion of any Minimum Distribution that can be taken from any Fixed Allocations may not exceed the then current ratio between your Account Value in all Fixed Allocations you maintain and your total Account Value. No MVA applies to any portion of Minimum Distributions taken from Fixed Allocations. Minimum Distributions are not available from any Fixed Allocations if such Fixed Allocation is being used in a dollar cost averaging program (see "Dollar Cost Averaging").

No contingent deferred sales charge is assessed against amounts withdrawn as a Minimum Distribution, but only to the extent of the Minimum Distribution required from your Annuity at the time it is taken. The contingent deferred sales charge may apply to additional amounts withdrawn to meet minimum distribution requirements in relation to other retirement programs you may maintain.

Amounts withdrawn as Minimum Distributions are considered to come first from the amounts available as a free withdrawal (see "Free Withdrawals") as of the date of the yearly calculation of the Minimum Distribution amount. Minimum Distributions over that amount are not deemed to be a liquidation of Purchase Payments (see "Partial Withdrawals").

                 DEATH BENEFIT: In the accumulation phase, a death benefit is payable. IF THE ANNUITY IS OWNED BY ONE OR MORE NATURAL PERSONS, IT IS PAYABLE UPON THE FIRST DEATH OF SUCH OWNERS. If the Annuity is owned by an entity, the death benefit is payable upon the Annuitant's death, if there is no Contingent Annuitant. If a Contingent Annuitant was designated before the Annuitant's death and the Annuitant dies, the Contingent Annuitant then becomes the Annuitant. There may be adverse tax consequences for certain entity Owners if they name a Contingent Annuitant (see "Ownership, Annuitant and Beneficiary Designations").

The person upon whose death the death benefit is payable is referred to below as the "decedent". For purposes of this death benefit provision, "withdrawals" means withdrawals of any type (free withdrawals, partial withdrawals, Systematic Withdrawals, Minimum Distributions) before assessment of any applicable contingent deferred sales charge and after any applicable MVA. For purposes of this provision, persons named Owner or Annuitant within 60 days of the Issue Date are treated as if they were an Owner or Annuitant on the Issue Date.

The death benefit is as follows, and is subject to the conditions described in
(1), (2) and (3) below:

         (1) If death occurs during the first ten Annuity Years: the death benefit is the greater of (a) or (b), less an amount equal to all Credits applied within 12 months prior to the date of death, where:

                 (a) is your Account Value in Sub-accounts plus the Interim Value of any Fixed Allocations; or

                 (b) the minimum death benefit ("Minimum Death Benefit"). The Minimum Death Benefit is the sum of all Purchase Payments less the sum of all withdrawals.

         (2) If death occurs after the tenth Annuity Year: the death benefit is your Account Value less an amount equal to all Credits applied within 12 months prior to the date of death.

         (3) If a decedent was not named an Owner or Annuitant as of the Issue Date and did not become such as a result of a prior Owner's or Annuitant's death: the Minimum Death Benefit is suspended as to that person for a two year period from the date he or she first became an Owner or Annuitant. After the suspension period is completed, the death benefit is the same as if such person had been an Owner or Annuitant on the Issue Date. During the suspension period:

                 (a) If that person's death occurs during the first ten Annuity Years, the death benefit is your Account Value in the Sub-accounts plus the Interim Value of any Fixed Allocation, less any Credits applied within 12 months prior to the date of death.

                 (b) If that person's death occurs after the first ten Annuity Years, the death benefit is your Account Value less any Credits applied within 12 months prior to the date of death.

The amount of the death benefit is determined as of the date we receive In
Writing: (a) "due proof of death"; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds; and (c) any applicable election of the mode of payment of the death benefit, if not previously elected by the Owner. The death benefit is reduced by any annuity payments made prior to the date we receive In Writing such due proof of death. The following constitutes "due proof of death": (a) a certified copy of a death certificate; (b) a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or (c) any other proof satisfactory to us.

If the death benefit becomes payable prior to the Annuity Date due to the death of the Owner and the Beneficiary is the Owner's spouse, then in lieu of receiving the death benefit, such Owner's spouse may elect to be treated as an Owner and continue the Annuity.

In the event of your death, the benefit must be distributed within: (a) five years of the date of death; or (b) over a period not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Distribution after your death to be paid under (b) above, must commence within one year of the date of death.

If the Annuitant dies before the Annuity Date, the Contingent Annuitant will become the Annuitant. Where allowed by law, if the Annuity is owned by one or more natural persons, the oldest of any such Owners not named as the Annuitant immediately becomes the Contingent Annuitant if: (a) the Contingent Annuitant predeceases the Annuitant; or (b) if you do not designate a Contingent Annuitant.

In the payout phase, we continue to pay any "certain" payments (payments not contingent on the continuance of any life) to the Beneficiary subsequent to the death of the Annuitant.

                 ANNUITY PAYMENTS: Annuity payments can be guaranteed for life, for a certain period, or for a certain period and life. We make available fixed payments, and as of the date of this Prospectus, adjustable payments (payments which may or may not be changed on specified adjustment dates based on annuity purchase rates we are then making available to annuities of the same class). We may or may not be making adjustable annuities available on the Annuity Date. To the extent there is any tax basis in the annuity, a portion of each annuity payment is treated for tax purposes as a return of such basis until such tax basis is exhausted. The amount deemed such a return of basis is determined in accordance with the requirements of the Code (see "Certain Tax Considerations").

You may choose an Annuity Date, an annuity option and the frequency of annuity payments when you purchase an Annuity, or at a later date. Your choice of Annuity Date and annuity option may be limited depending on your use of the Annuity and the applicable jurisdiction. Subject to our rules, you may choose an Annuity Date, option and frequency of payments suitable to your needs and circumstances. Such rules may include a prohibition on annuitization within 1 year of the Issue Date. You should consult with competent tax and financial advisors as to the appropriateness of any such choice. Should Annuities subject to New York law be made available, the Annuity Date for such Annuities may not exceed the first day of the calendar month following the Annuitant's 85th birthday. Other jurisdictions may impose similar requirements.

You may change your choices at any time up to 30 days before the earlier of:
(a) the date we would have applied your Account Value to an annuity option had you not made the change; or (b) the date we will apply your Account Value to an annuity option in relation to the new Annuity Date you are then selecting. You must request this change In Writing. The Annuity Date must be the first or the fifteenth day of a calendar month.

In the absence of an election In Writing: (a) the Annuity Date is the first day of the calendar month first following the later of the Annuitant's 85th birthday or the fifth anniversary of our receipt at our Office of your request to purchase an Annuity; and (b) where allowed by law, fixed monthly payments will commence under option 2, described below, with 10 years certain. Should Annuities subject to New York law be made available, for such Annuities, in the absence of an election In Writing: (a) the Annuity Date is the first day of the calendar month following the Annuitant's 85th birthday; and (b) fixed monthly payments will commence under

Option 2, described below, with 10 years certain. Other jurisdictions may impose similar requirements. The amount to be applied is your Annuity's Account Value 15 business days prior to the Annuity Date. In determining your annuity payments, we credit interest using our then current crediting rate for this purpose, which is not less than 3% of interest per year, between the date Account Value is applied to an annuity option and the Annuity Date. If there is any remaining contingent deferred sales charge applicable as of the Annuity Date, then the annuity option you select must include a certain period of not less than 5 years' duration. Annuity options in addition to those shown are available with our consent. The minimum initial amount payable is the minimum initial annuity amount we allow under our then current rules. Should you wish to receive a lump sum payment, you must request to surrender your Annuity prior to the Annuity Date (see "Surrender").

You may elect to have any amount of the proceeds due to the Beneficiary applied under any of the options described below, but only to the extent selecting such an option does not alter the tax status of the Annuity. Except where a lower amount is required by law, the minimum monthly annuity payment is $100.

If you have not made an election prior to proceeds becoming due, the Beneficiary may elect to receive the death benefit under one of the annuity options. However, if you made an election, the Beneficiary may not alter such election.

For purposes of the annuity options described below, the term "key life" means the person or persons upon whose life any payments dependent upon the continuation of life are based.

         (1) Option 1 - Payments for Life: Under this option, income is payable periodically prior to the death of the key life, terminating with the last payment due prior to such death. Since no minimum number of payments is guaranteed, this option offers the maximum level of periodic payments of the life contingent annuity options. It is possible that only one payment will be payable if the death of the key life occurs before the date the second payment was due, and no other payments nor death benefits would be payable.

         (2)     Option 2 - Payments for Life  with 10, 15, or 20 Years Certain:
Under this option, income is payable periodically for 10, 15, or 20 years, as selected, and thereafter until the death of the key life. Should the death of the key life occur before the end of the period selected, the remaining payments are paid to the Beneficiary to the end of such period.

         (3) Option 3 - Payments Based on Joint Lives: Under this option, income is payable periodically during the joint lifetime of two key lives, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the survivor's death. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the key lives occurs before the date the second payment was due, and no other payments nor death benefits would be payable.

         (4) Option 4 - Payments for a Certain Period: Under this option, income is payable periodically for a specified number of years. The number of years is subject to our then current rules. Should the payee die before the end of the specified number of years, the remaining payments are paid to the Beneficiary to the end of such period. Note that under this option, payments are not based on how long we expect any key life to live. Therefore, that portion of the mortality risk charge assessed to cover the risk that key lives outlive our expectations provides no benefit to an Owner selecting this option.

The first payment varies according to the annuity options and payment frequency selected. The first periodic payment is determined by multiplying the Account Value (expressed in thousands of dollars) as of the close of business on the fifteenth day preceding the Annuity Date, plus interest at not less than 3% per year from such date to the Annuity Date, by the amount of the first periodic payment per $1,000 of value obtained from our annuity rates for that type of annuity and for the frequency of payment selected. Our rates will not be less than our guaranteed minimum rates. These guaranteed minimum rates are derived from the 1983a Individual Annuity Mortality Table with ages set back one year for males and two years for females and with an assumed interest rate of 3% per annum. Where required by law or regulation, such annuity table will have rates that do not differ according to the gender of the key life. Otherwise, the rates will differ according to the gender of the key life.

                 QUALIFIED PLAN WITHDRAWAL LIMITATIONS: The Annuities are endorsed such that there are surrender or withdrawal limitations when used in relation to certain retirement plans for employees which qualify under various sections of the Code. These limitations do not affect certain roll-overs or exchanges between qualified plans. Distribution of amounts attributable to contributions made pursuant to a salary reduction agreement (as defined in Code section 403(b)), or attributable to transfers to a tax sheltered annuity from a custodial account (as defined in Code section 403(b)(7)), is restricted to the employee's: (a) separation from service; (b) death; (c) disability (as defined in Section 72(m)(7) of the Code); (d) reaching age 59 1/2; or (e) hardship. Hardship withdrawals are restricted to amounts attributable to salary reduction contributions, and do not include investment results. In the case of tax sheltered annuities, these limitations do not apply to certain salary reduction contributions made and investment results earned prior to dates specified in the Code. In addition, the limitation on hardship withdrawals does not apply to salary reduction contributions made and investment results earned prior to dates specified in the Code which have been transferred from custodial accounts. Rollovers from the types of plans noted to another qualified plan or to an individual retirement account or individual retirement annuity are not subject to the limitations noted. Certain distributions, including rollovers, that are not transferred directly to the trustee of another qualified plan, the custodian of an individual retirement account or the issuer of an individual retirement annuity may be subject to automatic 20% withholding for Federal income tax. This may also trigger withholding for state income taxes (see "Certain Tax Considerations").

We may make annuities available through the Texas Optional Retirement Program subsequent to receipt of the required regulatory approvals and implementation. In addition to the restrictions required for such Annuities to qualify under
Section 403(b) of the Code, Annuities issued in the Texas Optional Retirement Program are amended as follows: (a) no benefits are payable unless you die during, or are retired or terminated from, employment in all Texas institutions of higher education; and (b) if a second year of participation in such program is not begun, the total first year State of Texas' contribution will be returned, upon its request, to the appropriate institute of higher education.

With respect to the restrictions on withdrawals set forth above, we are relying upon: 1) a no-action letter dated November 28, 1988 from the staff of the Securities and Exchange Commission to the American Council of Life Insurance with respect to annuities issued under Section 403(b) of the Code, the requirements of which have been complied with by the us; and 2) Rule 6c-7 under the 1940 Act with respect to annuities made available through the Texas Optional Retirement Program, the requirements of which have been complied with by the us.

         PRICING OF TRANSFERS AND DISTRIBUTIONS: We "price" transfers and distributions on the dates indicated below.

         (1) We price "scheduled" transfers and distributions as of the date such transactions are so scheduled. "Scheduled" transactions include transfers under a dollar cost averaging program, Systematic Withdrawals, Minimum Distributions, transfers previously scheduled with us at our Office pursuant to any on-going rebalancing, asset allocation or similar program, and annuity payments.

         (2) We price "unscheduled" transfers, partial withdrawals and free withdrawals as of the date we receive at our Office the request for such transactions. "Unscheduled" transfers include any transfers processed in conjunction with any market timing program, or transfers not previously scheduled with us at our Office pursuant to any rebalancing, asset allocation or similar program which you employ or you authorize to be employed on your behalf. "Unscheduled" transfers received pursuant to an authorization to accept transfers over the phone are priced as of the Valuation Period we receive the request at our Office for such transactions.

         (3) We price surrenders, medically-related surrenders and death benefits as of the date we receive at our Office all materials we require for such transactions and such materials are satisfactory to us (see "Surrenders", "Medically-related Surrenders" and "Death Benefits").

The pricing of transfers and distributions involving Sub-accounts includes the determination of the applicable Unit Price for the Units transferred or distributed. The pricing of transfers and distributions involving Fixed Allocations includes the determination of any applicable MVA. Any applicable MVA alters the amount available when all the Account Value in a Fixed Allocation is being transferred or distributed. Any applicable MVA alters the amount of Interim Value needed when only a portion of the Account Value is being transferred or distributed. Unit Prices may change each Valuation Period to reflect the investment performance of the Sub-accounts. The MVA applicable to each Fixed Allocation changes once each month and also each time we declare a different rate for new Fixed Allocations. Payment is subject to our right to defer transactions for a limited period (see "Deferral of Transactions").

         VOTING RIGHTS: You have voting rights in relation to Account Value maintained in the Sub-accounts. You do not have voting rights in relation to Account Value maintained in any Fixed Allocations or in relation to fixed or adjustable annuity payments.

We will vote shares of the underlying mutual funds or portfolios in which the Sub-accounts invest in the manner directed by Owners. Owners give instructions equal to the number of shares represented by the Sub-account Units attributable to their Annuity.

We will vote the shares attributable to assets held in the Sub-accounts solely for us rather than on behalf of Owners, or any share as to which we have not received instructions, in the same manner and proportion as the shares for which we have received instructions. We will do so separately for each Sub-account from various classes that may invest in the same underlying mutual fund portfolio.

The number of votes for an underlying mutual fund or portfolio will be determined as of the record date for such underlying mutual fund or portfolio as chosen by its board of trustees or board of directors, as applicable. We will furnish Owners with proper forms and proxies to enable them to instruct us how to vote.

You may instruct us how to vote on the following matters: (a) changes to the board of trustees or board of directors, as applicable; (b) changing the independent accountant; (c) approval of changes to the investment advisory agreement or adoption of a new investment advisory agreement; (d) any change in the fundamental investment policy; and (e) any other matter requiring a vote of the shareholders.

With respect to approval of changes to the investment advisory agreement, approval of a new investment advisory agreement or any change in fundamental investment policy, only Owners maintaining Account Value as of the record date in a Sub-account investing in the applicable underlying mutual fund portfolio will instruct us how to vote on the matter, pursuant to the requirements of Rule 18f-2 under the 1940 Act.

                 TRANSFERS, ASSIGNMENTS OR PLEDGES: Generally, your rights in an Annuity may be transferred, assigned or pledged for loans at any time. However, these rights may be limited depending on your use of the Annuity.
These transactions may be subject to income taxes and certain penalty taxes (see "Certain Tax Considerations"). You may transfer, assign or pledge your rights to another person at any time, prior to any death upon which the death benefit is payable. You must request a transfer or provide us a copy of the assignment In Writing. A transfer or assignment is subject to our acceptance. Prior to receipt of this notice, we will not be deemed to know of or be obligated under any assignment prior to our receipt and acceptance thereof. We assume no responsibility for the validity or sufficiency of any assignment. Transfer of all or a portion of ownership rights may affect the minimum death benefit (see "Death Benefits").

         REPORTS TO YOU: We mail to Owners, at their last known address of record, any statements and reports required by applicable law or regulation. Owners should therefore give us prompt notice of any address change. We send a confirmation statement to Owners each time a transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. Quarterly statements are also mailed detailing the activity affecting your Annuity during the calendar quarter. You may request additional reports. We reserve the right to charge up to $50 for each such additional report. Instead of immediately confirming transactions made pursuant to some type of periodic transfer program (such as a dollar cost averaging program) or a periodic Purchase Payment program, such as a salary reduction arrangement, we may confirm such transactions in quarterly statements. You should review the information in these statements carefully. All errors or corrections must be reported to us at our Office immediately to assure proper crediting to your Annuity. For transactions for which we immediately send confirmations, we assume all transactions are accurate unless you notify us otherwise within 30 days after the date of the transaction. For transactions that are only confirmed on the quarterly statement, we assume all transactions are accurate unless you notify us within 30 days of the end of the calendar quarter. We also send to Owners each year an annual report and a semi- annual report containing financial statements for the applicable Sub-accounts, as of December 31 and June 30, respectively.

THE COMPANY: American Skandia Life Assurance Corporation is a wholly owned subsidiary of American Skandia Investment Holding Corporation, whose indirect parent is Skandia Insurance Company Ltd. Skandia Insurance Company Ltd. is part of a group of companies whose predecessor commenced operations in 1855. Two of our affiliates, American Skandia Marketing, Incorporated, formerly Skandia Life Equity Sales Corporation, and American Skandia Information Services and Technology Corporation, formerly American Skandia Business Services Corporation, may undertake certain administrative functions on our behalf. Our affiliate, American Skandia Investment Services, Incorporated, formerly American Skandia Life Investment Management, Inc., currently acts as the investment manager to the American Skandia Trust. We currently engage Skandia Investment Management, Inc., an affiliate whose indirect parent is Skandia Insurance Company Ltd., as investment manager for our general account. We are under no obligation to engage or continue to engage any investment manager.

         LINES OF BUSINESS: As of the date of this Prospectus, we offer: (a) certain deferred annuities that are registered with the Securities and Exchange Commission, including variable annuities, fixed interest rate annuities that include a market value adjustment feature, and annuities that offer both variable and fixed investment options, such as the Annuities offered pursuant to this Prospectus; (b) certain other fixed deferred annuities that are not registered with the Securities and Exchange Commission; and (c) fixed and adjustable immediate annuities. We may, in the future, offer other annuities, life insurance and other forms of insurance.

         SELECTED FINANCIAL DATA: The following selected financial data are qualified by reference to, and should be read in conjunction with, the financial statements, including related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The selected financial data as of and for each of the five years ended December 31, 1994, 1993, 1992, 1991 and 1990 has been audited by Deloitte & Touche LLP, independent auditors whose report thereon is included herein. The selected financial data as of and for the nine-month period ended September 30, 1995 and 1994 are taken or derived from the Company's unaudited interim financial statements included elsewhere in the Registration

Statement and, in the opinion of management, have been prepared on the same basis as the audited financial statements included herein and include all adjustments consisting only of normal recurring adjustments necessary for a fair presentation of such data. The results of operations for an interim period are not necessarily indicative of the results for the full year or any other interim period.

                 (Interim financials to be filed by amendment)

INCOME STATEMENT DATA:

                                                    1994             1993            1992          1991           1990
                                                    ----             ----            ----          ----           ----
REVENUES:
Net investment income                        $    1,300,217   $      692,758    $      892,053   $    723,253   $   846,522
Annuity premium income                               70,000          101,643         1,304,629      2,068,452     1,268,612
Annuity charges and fees*                        24,779,785       11,752,984         4,846,134      1,335,079       220,362
Net realized capital gains (losses)                  (1,942)         330,024           195,848          4,278       (60,167)
Fee income                                        2,111,801          938,336           125,179              0             0
Other income                                         24,550            1,269            15,119         45,010        18,890
                                             --------------   --------------    --------------   ------------   -----------
Total revenues                               $   28,284,411   $   13,817,014    $    7,378,962   $  4,176,072   $ 2,294,219
                                             ==============   ==============    ==============   ============   ===========

BENEFITS AND EXPENSES:
Return credited to contractowners                  (516,730)         252,132           560,243        235,470       454,212
Annuity benefits                                    369,652          383,515           276,997        107,536        16,425
Increase in annuity policy reserves               5,766,003        1,208,454         1,331,278      2,045,722     1,253,859
Underwriting, acquisition and
   other insurance expenses                      18,942,720        9,547,951        11,338,765      7,294,400     6,796,317
Interest expense                                  3,615,845          187,156                 0              0             0
                                             --------------   --------------    --------------   ------------   -----------
Total benefits and expenses                  $   28,177,490   $   11,579,208    $   13,507,283   $  9,683,128   $ 8,520,813
                                             ==============   ==============    ==============   ============   ===========

Income tax                                   $      247,429   $      182,965    $            0   $          0   $         0
                                             ==============   ==============    ==============   ============   ===========


Net income (loss)                            $     (140,508)  $    2,054,841    $   (6,128,321)  $ (5,507,056)  $(6,226,594)
                                             ==============   ==============    ==============   ============    ==========

BALANCE SHEET DATA:
Total Assets                                 $2,864,416,329   $1,558,548,537    $  552,345,206   $239,435,675   $76,259,603
                                             ==============   ==============    ==============   ============   ===========

Surplus Notes                                $   69,000,000   $   20,000,000    $            0   $          0   $         0
                                             ==============   ==============    ==============   ============   ===========

Shareholder's Equity                         $   52,205,524   $   52,387,687    $   46,332,846   $ 14,292,772   $12,848,857
                                             ==============   ==============    ==============   ============   ===========

*On annuity sales of $[                   ], $[                  ],
$1,372,874,000, $890,640,000, $287,596,000, $141,017,000 and $53,218,000 during the years ended December 31, 1994, 1993, 1992, 1991, and 1990, respectively,
with contractowner assets under management of $[                      ],
$[           ], $2,661,161,000, $1,437,554,000, $495,176,000, $217,425,000 and
$60,633,000 as of September 30, 1995 and December 31, 1994, 1993, 1992, 1991,
and 1990 respectively.

The above selected financial data should be read in conjunction with the financial statements and the notes thereto.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS {to be completed, upon amendment, to reflect results for the interim period ending 9/30/95}

         RESULTS OF OPERATIONS:  The Company's long term business plan was developed reflecting the current sales and marketing approach. Sales volume for the nine month periods ended September 30, 1995 and 1994 was
$[            ] and $[           ], respectively.  Sales volume for the first
three quarters of 1995 represents a [          ] compared to the same period in
1994. Assets grew $[           ] or [   ]% since December 31, 1994.  This
increase was a result primarily of the sales volume increasing separate account
assets and deferred acquisition costs. Liabilities grew $[          ] or [   ]%
primarily as a result of the reserves required for the increased sales activity and increased reinsurance to support the acquisition costs of the Company's variable annuity business.

The Company experienced [
                       ].

Increasing volume of annuity sales results in higher assets under management. The fees realized on assets under management have resulted in annuity charges
and fees to increase [   ]% and [   ]% over the periods ended September 30,
1995 and 1994, respectively.

Net investment income increased [   ]% and [   ]% over the periods and September
30, 1995 and 1994, respectively. This was a result of the increase in the Company's bonds and short-term investments throughout the periods.

Fee income has increased [   ]% and [   ]% for the periods ended September 30,
1995 and 1994, respectively, as a result of income from transfer agency type activities.

Return credited to contractowners represents revenues on the variable and market value adjusted annuities offset by the benefit payments and change in reserves required on this business. Also included are the benefit payments and change in reserves on immediate annuity contracts without significant mortality risks. The amount for the period ended September 30, 1995 [ ] separate account investment return on the market value adjusted contracts being in support of the benefits and required reserves.

Annuity benefits represent payments on annuity contracts with mortality risks, this being the immediate annuity with life contingencies and supplementary contracts with life contingencies.

Increase in annuity policy reserves represent change in reserves for the immediate annuity with life contingencies, supplementary contracts with life contingencies and minimum death benefit. [The significant decrease for the period ended September 30, 1995 reflects a decrease in the minimum death benefit reserve on variable annuity contracts. This decrease covers the escalating death benefit in certain products, which is reduced due to the good performance of the underlying mutual funds within the variable annuity contracts.

Underwriting, acquisition and other insurance expenses are made up of $[    ]
million of commissions and $[    ] million of general expenses offset by the net
capitalization of deferred acquisition costs totaling $[    ] million for the
nine month period ending September 30, 1995.  This compares to the same period
last year of $[    ] million of commissions and $[    ] million of general
expenses offset by the net capitalization of deferred acquisition costs totaling
$[    ] million.

Interest expense increased [    ]% million over the same period last year as a
result of the increase in surplus notes.

                 LIQUIDITY AND CAPITAL RESOURCES: The liquidity requirement of the Company was met by cash from insurance operations, investment activities and borrowings from its parent.

The Company had significant growth during the first three quarters of 1995.  The
sales volume of $[            ] was made up of approximately [   ]% variable
annuities which carry a contingent deferred sales charge. This type of product causes a temporary cash strain in that 100% of the proceeds are invested in separate accounts supporting the product leaving a cash (but not capital) strain caused by the acquisition cost for the new business. This cash strain required the Company to look beyond the insurance operations and investments of the Company. The Company extended its reinsurance agreements (initiated in 1993 and 1994) with a large reinsurer in support of its cash needs. The reinsurance agreements are modified coinsurance arrangements where the reinsurer shares in the experience of a specific book of business. The income and expense items presented above are net of reinsurance.

The Company is reviewing various options to fund the cash strain anticipated from the acquisition costs on the expected future sales volume.

The tremendous growth of this young organization has depended on capital support from its parent. In 1992 and 1993, the parent contributed the capital needed to provide a capital base for the Company's planned future growth.

As of September 30, 1995 and December 31, 1994, shareholder's equity was $[   ]
and $52,205,524 respectively, which includes the carrying value of the state
insurance licenses in the amount of $[                   ] and $5,012,500
respectively.

The Company has long term surplus notes with its parent and a short term borrowing with its parent. No dividends have been paid to its parent company.

                 SEGMENT INFORMATION: As of the date of this Prospectus, we offered only variable and fixed deferred annuities and immediate annuities.

         REINSURANCE:    We have entered into two reinsurance agreements with a
large reinsurer. These reinsurance agreements are modified coinsurance arrangements with the reinsurer sharing in the experience of a specific block of business which may include the annuities described in this Prospectus. We also have entered into a separate reinsurance arrangement by which the risks associated with the minimum death benefit on a specific block of business, which may include the Annuities described in this Prospectus, have been ceded to a large reinsurer.

         RESERVES: We are obligated to carry on our statutory books, as liabilities, actuarial reserves to meet our obligations on outstanding annuity or life insurance contracts. This is required by the life insurance laws and regulations in the jurisdictions in which we do business. Such reserves are based on mortality and/or morbidity tables in general use in the United States. In general, reserves are computed amounts that, with additions from premiums to be received, and with interest on such reserves compounded at certain assumed rates, are expected to be sufficient to meet our policy obligations at their maturities if death occurs in accordance with the mortality tables employed. In the accompanying Financial Statements these reserves for policy obligations are determined in accordance with generally accepted accounting principles and are included in the liabilities of our separate accounts and the general account liabilities for future benefits of annuity or life insurance contracts we issue.

         COMPETITION: We are engaged in a business that is highly competitive due to the large number of insurance companies and other entities competing in the marketing and sale of insurance products. There are approximately 2300 stock, mutual and other types of insurers in the life insurance business in the United States.

         EMPLOYEES: As of December 31, 1994, we had 158 direct salaried employees. An affiliate, American Skandia Information Services and Technology Corporation, formerly American Skandia Business Services Corporation, that provides services almost exclusively to us, had 52 direct salaried employees.

         REGULATION: We are organized as a Connecticut stock life insurance company, and are subject to Connecticut law governing insurance companies. We are regulated and supervised by the Connecticut Commissioner of Insurance. By March 1 of every year, we must prepare and file an annual statement, in a form prescribed by the Connecticut Insurance Department, which covers our operations for the preceding calendar year, and must prepare and file our statement of financial condition as of December 31 of such year. The Commissioner and his or her agents have the right at all times to review or examine our books and assets. A full examination of our operations will be conducted periodically according to the rules and practices of the National Association of Insurance Commissioners ("NAIC"). We are subject to the insurance laws and various federal and state securities laws and regulations and to regulatory agencies, such as the Securities and Exchange Commission (the "SEC") and the Connecticut Banking Department, which administer those laws and regulations.

We can be assessed up to prescribed limits for policyholder losses incurred by insolvent insurers under the insurance guaranty fund laws of most states. We cannot predict or estimate the amount any such future assessments we may have to pay. However, the insurance guaranty laws of most states provide for deferring payment or exempting a company from paying such an assessment if it would threaten such insurer's financial strength.

Several states, including Connecticut, regulate insurers and their affiliates under insurance holding company laws and regulations. This applies to us and our affiliates. Under such laws, inter-company transactions, such as dividend payments to parent companies and transfers of assets, may be subject to prior notice and approval, depending on factors such as the size of the transaction in relation to the financial position of the companies.

Currently, the federal government does not directly regulate the business of insurance. However, federal legislative, regulatory and judicial decisions and initiatives often have significant effects on our business. Types of changes that are most likely to affect our business include changes to: (a) the taxation of life insurance companies; (b) the tax treatment of insurance products; (c) the securities laws, particularly as they relate to insurance and annuity products; (d) the "business of insurance" exemption from many of the provisions of the anti-trust laws; (e) the barriers preventing most banks from selling or underwriting insurance: and (f) any initiatives directed toward improving the solvency of insurance companies. We would also be affected by federal initiatives that have impact on the ownership of or investment in United States companies by foreign companies or investors.

                 EXECUTIVE OFFICERS AND DIRECTORS:

Our executive officers and directors, their ages, positions with us and principal occupations are indicated below. The immediately preceding work experience is provided for officers that have not been employed by us or an affiliate for at least five years as of the date of this Prospectus.

Name/                 Position with American Skandia
Age                   Life Assurance Corporation                           Principal Occupation
---                   ------------------------------                       --------------------
Alan Blank            Vice President,                                           Vice President,
46                    National Sales Manager,                  National Sales Manager, Banking:
                      Banking                                             American Skandia Life
                                                                          Assurance Corporation

      Mr. Blank joined us in 1994. He previously held the position of Vice-Chairman at Liberty Securities.

Gordon C. Boronow**   President                                                   President and
42                    and Chief                                        Chief Operating Officer:
                      Operating Officer,                                  American Skandia Life
                      Director (since July, 1991)                         Assurance Corporation

Nancy F. Brunetti     Vice President,                             Vice President, Business and
33                    Business and Application                         Application Development:
                      Development                                         American Skandia Life
                                                                          Assurance Corporation

      Ms. Brunetti joined us in 1992. She previously held the position of Senior Business Analyst at Monarch Life Insurance Company.

Malcolm M. Campbell   Director (since April, 1991)                      Director of Operations,
39                                                                      Assurance and Financial
                                                                             Services Division:
                                                                 Skandia Insurance Company Ltd.

Jan R. Carendi*       Chief Executive                              Executive Vice President and
50                    Officer and                         Member of Corporate Management Group:
                      Chairman of the                            Skandia Insurance Company Ltd.
                      Board of Directors
                      Director (since May, 1988)

Lincoln R. Collins    Senior Vice President,         Senior Vice President, Product Management:
35                    Product Management                                  American Skandia Life
                                                                          Assurance Corporation

Henrik Danckwardt     Director (since July, 1991)                           Director of Finance
41                                                                          and Administration,
                                                                        Assurance and Financial
                                                                             Services Division:
                                                                 Skandia Insurance Company Ltd.

Wade A. Dokken        Executive Vice President                         Executive Vice President
35                    and Chief                                                       and Chief
                      Marketing Officer                                      Marketing Officer:
                      Director (since July, 1991)                         American Skandia Life
                                                                         Assurance Corporation;
                                                                                  President and
                                                                       Chief Operating Officer:
                                                       American Skandia Marketing, Incorporated

---------------------
* Trustees of American Skandia Trust, one of the underlying mutual funds in which the Sub-accounts offered pursuant to this Prospectus invest.

N. David Kuperstock   Vice President,                                           Vice President,
44                    Product Development                                  Product Development:
                                                                          American Skandia Life
                                                                          Assurance Corporation

Christopher J. Luise  Vice President,                                           Vice President,
28                    Systems Management/                                   Systems Management/
                      Research and Development                        Research and Development:
                                                                          American Skandia Life
                                                                          Assurance Corporation

     Mr. Luise joined us in 1995. He previously held the position of Vice President of Adnet Technologies, Inc.

Thomas M. Mazzaferro  Senior Vice President and                       Senior Vice President and
42                    Chief Financial Officer,                         Chief Financial Officer:
                      Director (since October, 1994)                      American Skandia Life
                                                                          Assurance Corporation

Dianne Michael        Vice President,                                           Vice President,
40                    Concierge Desk                                            Concierge Desk:
                                                                          American Skandia Life
                                                                          Assurance Corporation

      Ms. Michael joined us in 1995. She previously held the position of Vice President with J. P. Morgan Investment Management Inc.

Gunnar Moberg         Director (since November, 1994)           Director - Marketing and Sales,
40                                                                     Assurances and Financial
                                                                             Services Division:
                                                                 Skandia Insurance Company Ltd.

M. Patricia Paez      Assistant Vice President,                       Assistant Vice President,
34                    and Corporate Secretary                              Corporate Secretary:
                                                                          American Skandia Life
                                                                          Assurance Corporation

Rodney D. Runestad    Vice President and                                     Vice President and
45                    Valuation Actuary                                      Valuation Actuary:
                                                                          American Skandia Life
                                                                          Assurance Corporation

Hayward Sawyer        Vice President and                                     Vice President and
50                    National Sales Manager,                           National Sales Manager,
                      Financial Planners                                    Financial Planners:
                                                                          American Skandia Life
                                                                          Assurance Corporation

     Mr. Sawyer joined us in 1994. He previously held the position of Regional Vice President with AIM Distributors, Inc.

Robert B. Seaberg     Vice President and                                     Vice President and
47                    National Marketing Director                  National Marketing Director:
                                                                          American Skandia Life
                                                                          Assurance Corporation

     Mr. Seaberg joined us in 1993. He previously held the position of Senior Vice President with USF&G Investor Life Services.

Todd L. Slade         Vice President,                                           Vice President,
37                    Applications Development                        Applications Development:
                                                                          American Skandia Life
                                                                          Assurance Corporation

Anders O. Soderstrom  Director (since October, 1994)                             President and
35                                                                     Chief Operating Officer:
                                                                   American Skandia Information
                                                            Services and Technology Corporation

Amanda C. Sutyak      Executive Vice President                         Executive Vice President
37                    and Deputy Chief                                         and Deputy Chief
                      Operating Officer,                                     Operating Officer:
                      Director (since July, 1991)                         American Skandia Life
                                                                          Assurance Corporation

C. Ake Svensson       Treasurer,                                      Vice President, Treasurer
44                    Director (since December, 1994)                 and Corporate Controller:
                                                                    American Skandia Investment
                                                                            Holding Corporation

Bayard F. Tracy       Senior Vice President,                             Senior Vice President,
47                    Institutional Sales and                Institutional Sales and Marketing:
                      Marketing,                                          American Skandia Life
                      Director (since October, 1994)                      Assurance Corporation

Jeffrey M. Ulness     Vice President,                                           Vice President,
35                    Securities and Marketing Counsel        Securities and Marketing Counsel:
                                                                          American Skandia Life
                                                                          Assurance Corporation

         Mr. Ulness joined us in 1994. He previously held positions of Counsel at North American Security Life Insurance Company from March, 1991 to July, 1994 and Associate at LeBoeuf, Lamb, Leiby, Green and MacRae LLP from January, 1990 to March 1991.

EXECUTIVE COMPENSATION

                 SUMMARY COMPENSATION TABLE: The summary table below summarizes the compensation payable to our Chief Executive Officer and to the most highly compensated of our executive officers whose compensation exceeded $100,000 in the fiscal year immediately preceding the date of this Prospectus.

                Name and Principal                                    Annual         Annual         Other Annual
                     Position                          Year           Salary          Bonus         Compensation
                                                                        ($)            ($)              ($)
                    Jan R. Carendi -                   1994          $170,569
                      Chief Executive                  1993           214,121
                      Officer                          1992           124,078           0            $ 46,803

                    Alan Blank -                       1994          $265,125
                      Vice President and               1993                 0
                      National Sales Manager,          1992                 0
                      Banking

                    Wade A. Dokken -                   1994          $558,299
                      Executive Vice President         1993           318,637
                      and Chief Marketing              1992           343,975
                      Officer

                    *Kevin J. Hart                     1994          $671,804
                      Vice President and               1993           334,992
                      National Sales Manager,          1992                 0
                      Wirehouses

                    Robert Seaberg                     1994            $207,625
                      Vice President,                  1993              54,075         0            $ 21,575
                      Marketing                        1992                   0

                 LONG-TERM INCENTIVE PLANS - AWARDS IN THE LAST FISCAL YEAR:
The following table provides information regarding our long-term incentive plan. Units are awarded to executive officers and other personnel. The table shows units awarded to our Chief Executive Officer and the most highly compensated of our executive officers whose compensation exceeded $100,000 in the fiscal year immediately preceding the date of this Prospectus. This program is designed to induce participants to remain with the company over long periods of time and to tie a portion of their compensation to the fortunes of the company. Currently, the program consists of multiple plans. A new plan may be instituted each year. Participants are awarded units at the beginning of a plan. Generally, participants must remain employed by the company or its affiliates at the time such units are payable in order to receive any payments under the plan. There are certain exceptions, such as in cases of retirement or death.

Changes in the value of units reflect changes in the "embedded value" of the company. "Embedded value" is the net asset value of the company (valued at market value and not including the present value of future profits), plus the present value of the anticipated future profits (valued pursuant to state insurance law) on its existing contracts. Units will not have any value for participants if the embedded value does not increase by certain target percentages during the first four years of a plan. The target percentages may differ between each plan. Any amounts available under a plan are paid out in the fifth through eighth years of a plan. Payments are postponed if the payment would exceed 20% of any profit (as determined under state insurance law) earned by the company in the prior fiscal year. Amounts otherwise payable as of the end of 1994 were so postponed. The amount to be received by a participant at the time any payment is due will be the then current number of units payable multiplied by the then current value of such units.


                                                                   ---------Estimated Future Payouts---------
       Name              Number of Units   Period Until Payout       Threshold         Target         Maximum
                              (#)                                     ($)               ($)             ($)
Jan R. Carendi               70,000              Various                              $207,830
Alan Blank                    4,583              Various                                     0
Wade A. Dokken               64,270              Various                              $542,495
*Kevin J. Hart               15,500              Various                              $ 14,738
Robert Seaberg                5,000              Various                                     0

*Mr. Hart is no longer employed by the Company; the units noted are no longer payable.

                 COMPENSATION OF DIRECTORS: The following directors were compensated as shown below in 1994:

Malcolm M. Campbell            $3,500                               Gunnar Moberg               $1,250
Henrik Danckwardt              $4,000

                 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION:
The compensation committee of our board of directors as of December 31, 1994 consisted of Malcolm M. Campbell and Henrik Danckwardt.

CERTAIN TAX CONSIDERATIONS:   The following is a brief summary of certain
Federal income tax laws as they are currently interpreted. No one can be certain that the laws or interpretations will remain unchanged or that agencies or courts will always agree as to how the tax law or regulations are to be interpreted. This discussion is not intended as tax advice. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

         OUR TAX CONSIDERATIONS: We are taxed as a life insurance company under Part I, subchapter L, of the Code.

         TAX CONSIDERATIONS RELATING TO YOUR ANNUITY: Section 72 of the Code governs the taxation of annuities in general. Taxation of an annuity is largely dependent upon: (a) whether it is used in a qualified pension or profit sharing plan or other retirement arrangement eligible for special treatment under the Code; and (b) the status of the beneficial owner as either a natural or non-natural person (when the annuity is not used in a retirement plan eligible for special tax treatment). Non-natural persons include corporations, trusts, and partnerships, except where these entities own an annuity for the benefit of a natural person. Natural persons are individuals.

                 NON-NATURAL PERSONS: Any increase during a tax year in the value of an annuity if not used in a retirement plan eligible for special treatment under the Code is currently includible in the gross income of a non-natural person that is the contractholder. There are exceptions if an annuity is held by: (a) a structured settlement company; (b) an employer with respect to a terminated pension plan; (c) entities other than employers, such as a trust, holding an annuity as an agent for a natural person; or (d) a decedent's estate by reason of the death of the decedent.

                 NATURAL PERSONS: Increases in the value of an annuity when the contractholder is a natural person generally are not taxed until distribution occurs. Distribution can be in a lump sum payment or in annuity payments under the annuity option elected. Certain other transactions may be deemed to be a distribution. The provisions of Section 72 of the Code concerning these distributions are summarized briefly below.

                 DISTRIBUTIONS: Distributions received before the annuity payments begin are treated as being derived first from "income on the contract" and includible in gross income. The amount of the distribution exceeding "income on the contract" is not included in gross income. "Income on the contract" for an annuity is computed by subtracting from the value of all "related contracts" (our term, discussed below) the taxpayer's "investment in the contract": an amount equal to total purchase payments for all "related contracts" less any previous distributions or portions of such distributions from such "related contracts" not includible in gross income. "Investment in the contract" may be affected by whether an annuity or any "related contract" was purchased as part of a tax-free exchange of life insurance or annuity contracts under Section 1035 of the Code.

"Related contracts" may mean all annuity contracts or certificates evidencing participation in a group annuity contract for which the taxpayer is the beneficial owner and which are issued by the same insurer within the same calendar year, irrespective of the named annuitants. It is clear that "related contracts" include contracts prior to when annuity payments begin. However, there may be circumstances under which "related contracts" may include contracts recognized as immediate annuities under state insurance law or annuities for which annuity payments have begun. In a ruling addressing the applicability of a penalty on distributions, the Internal Revenue Service treated distributions from a contract recognized as an immediate annuity under state insurance law like distributions from a deferred annuity. The situation addressed by such ruling included the fact that: (a) the immediate annuity was obtained pursuant to an exchange of contracts; and (b) the purchase payments for the exchanged contract were contributed more than one year prior to the first annuity payment payable under the immediate annuity. This ruling also may or may not imply that annuity payments from a deferred annuity on or after its annuity date may be treated the same as distributions prior to the annuity date if such deferred annuity was: (a) obtained pursuant to an exchange of contracts; and (b) the purchase payments for the exchanged contract were made or may be deemed to have been made more than one year prior to the first annuity payment.

If "related contracts" include immediate annuities or annuities for which annuity payments have begun, then "related contracts" would have to be taken into consideration in determining the taxable portion of each annuity payment (as outlined in the "Annuity Payments" subsection below) as well as in determining the taxable portion of distributions from an annuity or any "related contracts" before annuity payments have begun. We cannot guarantee that immediate annuities or annuities for which annuity payments have begun could not be deemed to be "related contracts". You are particularly cautioned to seek advice from your own tax advisor on this matter.

                 ASSIGNMENTS AND PLEDGES: Any assignment or pledge of any portion of the value of an annuity before annuity payments have begun are treated as a distribution subject to taxation under the distribution rules set forth above. Any gain in an annuity subsequent to the assignment or pledge of an entire annuity while such assignment or pledge remains in effect is treated as "income on the contract" in the year in which it is earned. For annuities not issued for use as qualified plans (see "Tax Considerations When Using Annuities in Conjunction with Qualified Plans"), the cost basis of the annuity is increased by the amount of any assignment or pledge includible in gross income. The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

                 PENALTY ON DISTRIBUTIONS: Subject to certain exceptions, any distribution is subject to a penalty equal to 10% of the amount includible in gross income. This penalty does not apply to certain distributions, including:
(a) distributions made on or after the taxpayer's age 59 1/2; (b) distributions made on or after the death of the holder of the contract, or, where the holder of the contract is not a natural person, the death of the annuitant; (c) distributions attributable to the taxpayer's becoming disabled; (d) distributions which are part of a scheduled series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer (or the joint lives of the taxpayer and the taxpayer's Beneficiary); (e) distributions of amounts which are allocable to "investments in the contract" made prior to August 14, 1982; (f) payments under an immediate annuity as defined in the Code; (g) distributions under a qualified funding asset under Code Section 130(d); or (h) distributions from an annuity purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.

Any modification, other than by reason of death or disability, of distributions which are part of a scheduled series of substantially equal periodic payments as noted in (d), above, that occur before the taxpayer's age 59 1/2 or within 5 years of the first of such scheduled payments will result in the requirement to pay the taxes that would have been due had the payments been treated as subject to tax in the years received, plus interest for the deferral period. It is our understanding that the Internal Revenue Service does not consider a scheduled series of distributions to qualify under (d), above, if the holder of the annuity retains the right to modify such distributions at will, even if such right is not exercised, or, for a variable annuity, if the distributions are not based on a substantially equal number of Units, rather than a substantially equal dollar amount.

The Internal Revenue Service has ruled that the exception to the 10% penalty described above for "non-qualified" immediate annuities as defined under the Code may not apply to annuity payments under a contract recognized as an immediate annuity under state insurance law obtained pursuant to an exchange of contracts if: (a) purchase payments for the exchanged contract were contributed or deemed to be contributed more than one year prior to the first annuity payment payable under the immediate annuity; and (b) the annuity payments under the immediate annuity do not meet the requirements of any other exception to the 10% penalty. This ruling may or may not imply that the exception to the 10% penalty may not apply to annuity payments paid pursuant to a deferred annuity obtained pursuant to an exchange of contract if: (a) purchase payments for the exchanged contract were contributed or may be deemed to be contributed more than one year prior to the first annuity payment pursuant to the deferred annuity contract; or (b) the annuity payments pursuant to the deferred annuity do not meet the requirements of any other exception to the 10% penalty.

                 ANNUITY PAYMENTS: The taxable portion of each payment is determined by a formula which establishes the ratio that "investment in the contract" bears to the total value of annuity payments to be made. However, the total amount excluded under this ratio is limited to the "investment in the contract". The formula differs between fixed and variable annuity payments. Where the annuity payments cease because of the death of the person upon whose life payments are based and, as of the date of death, the amount of annuity payments excluded from taxable income by the exclusion ratio does not exceed the investment in the contract, then the remaining portion of unrecovered investment is allowed as a deduction in the tax year of such death.

                 GIFTS: The gift of an annuity to other than the spouse of the contract holder (or former spouse incident to a divorce) is treated for tax purposes as a distribution.

                 TAX FREE EXCHANGES: Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. If an annuity is obtained by a tax-free exchange of a life insurance, annuity or endowment contract purchased prior to August 14, 1982, then any distributions other than as annuity payments which do not exceed the portion of the "investment in the contract" (purchase payments made into the other contract, less prior distributions) prior to August 14, 1982, are not included in taxable income. In all other respects, the general provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

                 TRANSFERS BETWEEN INVESTMENT OPTIONS: Transfers between investment options are not subject to taxation. The Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. Such guidelines may or may not address the number of investment options or the number of transfers between investment options offered under a variable annuity. It is not known whether such guidelines, if in fact promulgated, would have retroactive effect. It is also not known what effect, if any, such guidelines may have on transfers between the investment options of the Annuity offered pursuant to this Prospectus. We will take any action, including modifications to your Annuity or the Sub-accounts, required to comply with such guidelines if promulgated.

                 GENERATION-SKIPPING TRANSFERS: Under the Code certain taxes may be due when all or part of an annuity is transferred to or a death benefit is paid to an individual two or more generations younger than the contract holder. These taxes tend to apply to transfers of significantly large dollar amounts. We may be required to determine whether a transaction must be treated as a direct skip as defined in the Code and the amount of the resulting tax.
If so required, we will deduct from your Annuity or from any applicable payment to be treated as a direct skip any amount we are required to pay as a result of the transaction.

                 DIVERSIFICATION: Section 817(h) of the Code provides that a variable annuity contract, in order to qualify as an annuity, must have an "adequately diversified" segregated asset account (including investments in a mutual fund by the segregated asset account of insurance companies). The Treasury Department's regulations prescribe the diversification requirements for variable annuity contracts. We believe the underlying mutual fund portfolios should comply with the terms of these regulations.

                 FEDERAL INCOME TAX WITHHOLDING: Section 3405 of the Code provides for Federal income tax withholding on the portion of a distribution which is includible in the gross income of the recipient. Amounts to be withheld depend upon the nature of the distribution. However, under most circumstances a recipient may elect not to have income taxes withheld or have income taxes withheld at a different rate by filing a completed election form with us.

Certain distributions, including rollovers, from most retirement plans, may be subject to automatic 20% withholding for Federal income taxes. This will not apply to: (a) any portion of a distribution paid as Minimum Distributions; (b) direct transfers to the trustee of another retirement plan; (c) distributions from an individual retirement account or individual retirement annuity; (d) distributions made as substantially equal periodic payments for the life or life expectancy of the participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan; and (e) certain other distributions where automatic 20% withholding may not apply.

         TAX CONSIDERATIONS WHEN USING ANNUITIES IN CONJUNCTION WITH QUALIFIED
PLANS: There are various types of qualified plans for which an annuity may be suitable. Benefits under a qualified plan may be subject to that plan's terms and conditions irrespective of the terms and conditions of any annuity used to fund such benefits ("qualified contract"). We have provided below general descriptions of the types of qualified plans in conjunction with which we may issue an Annuity. These descriptions are not exhaustive and are for general informational purposes only. We are not obligated to make or continue to make new Annuities available for use with all the types of qualified plans shown below.

The tax rules regarding qualified plans are complex. The application of these rules depend on individual facts and circumstances. Before purchasing an Annuity for use in funding a qualified plan, you should obtain competent tax advice, both as to the tax treatment and suitability of such an investment.

Qualified contracts include special provisions changing or restricting certain rights and benefits otherwise available to non- qualified annuities. You should read your Annuity carefully to review any such changes or limitations. The changes and limitations may include, but may not be limited to, restrictions on ownership, transferability, assignability, contributions, distributions, as well as reductions to the minimum allowable purchase payment for an annuity and any subsequent annuity you may purchase for use as a qualified contract. Additionally, various penalty and excise taxes may apply to contributions or distributions made in violation of applicable limitations.

                 INDIVIDUAL RETIREMENT PROGRAMS: Eligible individuals may maintain an individual retirement account or individual retirement annuity ("IRA"). Subject to limitations, contributions of certain amounts may be deductible from gross income. Purchasers of IRAs are to receive a special disclosure document, which describes limitations on eligibility, contributions, transferability and distributions. It also describes the conditions under which distributions from IRAs and other qualified plans may be rolled over or transferred into an IRA on a tax-deferred basis. Eligible employers that meet specified criteria may establish simplified employee pensions for employees using the employees' IRAs. These arrangements are known as SEP-IRAs. Employer contributions that may be made to SEP-IRAs are larger than the amounts that may be contributed to other IRAs, and may be deductible to the employer.

                 TAX SHELTERED ANNUITIES: A tax sheltered annuity ("TSA") under Section 403(b) of the Code is a contract into which contributions may be made for the benefit of their employees by certain qualifying employers:
public schools and certain charitable, educational and scientific organizations. Such contributions are not taxable to the employee until distributions are made from the TSA. The Code imposes limits on contributions, transfers and distributions. Nondiscrimination requirements apply as well.

                 CORPORATE PENSION AND PROFIT-SHARING PLANS: Annuities may be used to fund employee benefits of various retirement plans established by corporate employers. Contributions to such plans are not taxable to the employee until distributions are made from the retirement plan. The Code imposes limitations on contributions and distributions. The tax treatment of distributions is subject to special provisions of the Code, and also depends on the design of the specific retirement plan. There are also special requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

                 H.R. 10 PLANS: Annuities may also be used to fund benefits of retirement plans established by self-employed individuals for themselves and their employees. These are commonly known as "H.R. 10 Plans" or "Keogh Plans". These plans are subject to most of the same types of limitations and requirements as retirement plans established by corporations. However, the exact limitations and requirements may differ from those for corporate plans.

                 TAX TREATMENT OF DISTRIBUTIONS FROM QUALIFIED ANNUITIES: A 10% penalty tax applies to the taxable portion of a distribution from a qualified contract unless one of the following exceptions apply to such distribution: (a) it is part of a properly executed transfer to another IRA, an individual retirement account or another eligible qualified plan; (b) it occurs on or after the taxpayer's age 59 1/2; (c) it is subsequent to the death or disability of the taxpayer (for this purpose disability is as defined in Section 72(m)(7) of the Code); (d) it is part of substantially equal periodic payments to be paid not less frequently than annually for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary; (e) it is subsequent to a separation from service after the taxpayer attains age 55; (f) it does not exceed the employee's allowable deduction in that tax year for medical care; and (g) it is made to an alternate payee pursuant to a qualified domestic relations order. The exceptions stated above in (e), (f) and (g) do not apply to IRAs.

                 SECTION 457 PLANS: Under Section 457 of the Code, deferred compensation plans established by governmental and certain other tax exempt employers for their employees may invest in annuity contracts. The Code limits contributions and distributions, and imposes eligibility requirements as well. Contributions are not taxable to employees until distributed from the plan. However, plan assets remain the property of the employer and are subject to the claims of the employer's general creditors until such assets are made available to participants or their beneficiaries.

SALE OF THE ANNUITIES: American Skandia Marketing, Incorporated ("ASM, Inc."), formerly Skandia Life Equity Sales Corporation, a wholly-owned subsidiary of American Skandia Investment Holding Corporation, acts as the principal underwriter of the Annuities. ASM, Inc.'s principal business address is One Corporate Drive, Shelton, Connecticut 06484. ASM, Inc. is a member of the National Association of Securities Dealers, Inc. ("NASD").

         DISTRIBUTION: ASM, Inc. will enter into distribution agreements with certain broker-dealers registered under the Securities and Exchange Act of 1934 or with entities which may otherwise offer the Annuities that are exempt from such registration. Under such distribution agreements such broker-dealers or entities may offer Annuities to persons who have established an account with the broker-dealer or entity. In addition, ASM, Inc. may offer Annuities directly to potential purchasers. The maximum concession to be paid on premiums received is 6.5%. We reserve the right to base concessions from time-to-time on the investment options chosen by Annuity Owners, including investment options that may be deemed our "affiliates" or "affiliates" of ASM, Inc. under the Investment Company Act of 1940.

As of the date of this Prospectus, we expect to pay an on-going service fee in relation to providing certain statistical information upon request by Owners about the variable investment options and the underlying mutual fund portfolios. The fee is payable to the service providers based on your Annuity's Account Value maintained in the variable investment options. No fee is payable based on any Account Values maintained in any Fixed Allocations. Under most circumstances, we will engage the broker-dealer of record for your Annuity, or the entity of record if such entity could offer Annuities without registration as a broker-dealer (i.e. certain banks), to be your resource for the statistical information, and to be available upon your request to both provide and explain such information to you. The broker-dealer of record or the entity of record is the firm which sold you the Annuity, unless later changed. Some portion of the fee we pay for this service may be payable to your representative. Therefore, YOUR REPRESENTATIVE MAY RECEIVE ON-GOING SERVICE FEE COMPENSATION, BUT ONLY IN RELATION TO ACCOUNT VALUES MAINTAINED IN VARIABLE INVESTMENT OPTIONS.

As of the date of this Prospectus, we were promoting the sale of our products and the solicitation of additional purchase payments, where applicable, for our products, including Annuities offered pursuant to this Prospectus, through a program of non-cash rewards to registered representatives of participating broker-dealers. We may withdraw or alter this promotion at any time.

         ADVERTISING: We may advertise certain information regarding the performance of the investment options. Details on how we calculate performance measures for the Sub-accounts are found in the Statement of Additional Information, including how we account for Credits in these performance measures. This performance information may help you review the performance of the investment options and provide a basis for comparison with other annuities. This information's usefulness may be limited because of the Credits, since, as of the date of this Prospectus, we were not aware of many annuities with variable and/or market value adjusted fixed investment options that included this type of feature. This information also may be less useful when comparing the performance of the investment options with other savings or investment vehicles. Such other investments may not provide some of the benefits of annuities, or may not be designed for long-term investment purposes. Additionally other savings or investment vehicles may not be treated like annuities under the Code.

The information we may advertise regarding the Fixed Allocations may include the then current interest rates we are crediting to new Fixed Allocations. Information on Current Rates will be as of the date specified in such advertisement. Rates will be included in advertisements to the extent permitted by law. Given that the actual rates applicable to any Fixed Allocation are as of the date of any such Fixed Allocation's Guarantee Period begins, the rate credited to a Fixed Allocation may be more or less than those quoted in an advertisement.

Performance information on the Sub-accounts is based on past performance only and is no indication of future performance. Performance of the Sub-accounts should not be considered a representation of the performance of such Sub-accounts in the future. Performance of the Sub-accounts is not fixed. Actual performance will depend on the type, quality and, for some of the Sub-accounts, the maturities of the investments held by the underlying mutual funds or portfolios and upon prevailing market conditions and the response of the underlying mutual funds to such conditions. Actual performance will also depend on changes in the expenses of the underlying mutual funds or portfolios. Such changes are reflected, in turn, in the Sub-accounts which invests in such underlying mutual fund or portfolio. In addition, the amount of charges assessed against each Sub-account will affect performance.

Some of the underlying mutual fund portfolios existed prior to the inception of these Sub-accounts. Performance quoted in advertising regarding such Sub-accounts may indicate periods during which the Sub-accounts have been in existence but prior to the initial offering of the Annuities, or periods during which the underlying mutual fund portfolios have been in existence, but the Sub-accounts have not. Such hypothetical performance is calculated using the same assumptions employed in calculating actual performance since inception of the Sub-accounts.

We may advertise Standard Total Return of the Sub-accounts, which: (a) assumes all charges assessable against the Annuity and the Sub-accounts; and (b) does not take into consideration any Credits. As part of any advertisement of Standard Total Return, we may advertise the "Non-standard Total Return" of the Sub-accounts. Non-standard Total Return: (a) does not take into consideration the Annuity's contingent deferred sales charge; and (b) does include the effect of Credits. Advertisements of Non-standard Total Return assume Credits of 3%, which may be more or less than the Credits applicable to your Annuity (see "Credits").

Advertisements we distribute may also compare the performance of our Sub-accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, the Shearson Lehman Bond Index, the Frank Russell non-U.S. Universal Mean, the Morgan Stanley Capital International Index of Europe, Asia and Far East Funds, and the Morgan Stanley Capital International World Index; and/or (b) other management investment companies with investment objectives similar to the mutual fund or portfolio underlying the Sub-accounts being compared. This may include the performance ranking assigned by various publications, including but not limited to the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today and statistical services, including but not limited to Lipper Analytical Services Mutual Funds Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, SEI, the Morningstar Mutual Fund Sourcebook and the Morningstar Variable Annuity/Life Sourcebook.

American Skandia Life Assurance Corporation may advertise its rankings and/or ratings by independent financial ratings services. Such rankings may help you in evaluating our ability to meet our obligations in relation to Fixed Allocations, pay minimum death benefits, pay annuity payments or administer Annuities. Such rankings and ratings do not reflect or relate to the performance of Separate Account B.

OTHER MATTERS: Outlined below are certain miscellaneous matters you should know before investing in an Annuity.

         DEFERRAL OF TRANSACTIONS: We may defer any distribution or transfer from a Fixed Allocation or an annuity payout for a period not to exceed the lesser of 6 months or the period permitted by law. If we defer a distribution or transfer from any Fixed Allocation or any annuity payout for more than thirty days, or less where required by law, we pay interest at the minimum rate required by law but not less than 3% per year on the amount deferred. We may defer payment of proceeds of any distribution from any Sub-account or any transfer from a Sub-account for a period not to exceed 7 calendar days from the date the transaction is effected. Any deferral period begins on the date such distribution or transfer would otherwise have been transacted (see "Pricing of Transfers and Distributions").

All procedures, including payment, based on the valuation of the Sub-accounts may be postponed during the period: (1) the New York Stock Exchange is closed (other than customary holidays or weekends) or trading on the New York Stock Exchange is restricted as determined by the SEC; (2) the SEC permits postponement and so orders; or (3) the SEC determines that an emergency exists making valuation or disposal of securities not reasonably practical.

         RESOLVING MATERIAL CONFLICTS: Underlying mutual funds or portfolios may be available to registered separate accounts offering either or both life and annuity contracts of insurance companies not affiliated with us. We also may offer life insurance and/or annuity contracts that offer different variable investment options from those offered under this Annuity, but which invest in the same underlying mutual funds or portfolios. It is possible that differences might arise between our Separate Account B and one or more accounts of other insurance companies which participate in a portfolio. It is also possible that differences might arise between a Sub-account offered under this Annuity and variable investment options offered under different life insurance policies or annuities we offer, even though such different variable investment options invest in the same underlying mutual fund or portfolio. In some cases, it is possible that the differences could be considered "material conflicts". Such a "material conflict" could also arise due to changes in the law (such as state insurance law or Federal tax law) which affect either these different life and annuity separate accounts or differing life insurance policies and annuities. It could also arise by reason of differences in voting instructions of persons with voting rights under our policies and/or annuities and those of other companies, persons with voting rights under annuities and those with rights under life policies, or persons with voting rights under one of our life policies or annuities with those under other life policies or annuities we offer. It could also arise for other reasons. We will monitor events so we can identify how to respond to such conflicts. If such a conflict occurs, we will take the necessary action to protect persons with voting rights under our life policies or annuities vis-a-vis those with rights under life policies or annuities offered by other insurance companies. We will also take the necessary action to treat equitably persons with voting rights under this Annuity and any persons with voting rights under any other life policy or annuity we offer.

         MODIFICATION:  We reserve the right to any or all  of the following:
(a) combine a Sub-account with other Sub-accounts; (b) combine Separate Account B or a portion thereof with other "unitized" separate accounts; (c) terminate offering certain Guarantee Periods for new or renewing Fixed Allocations; (d) combine Separate Account D with other "non-unitized" separate accounts; (e) deregister Separate Account B under the Investment Company Act of 1940; (f) operate Separate Account B as a management investment company under the Investment Company Act of 1940 or in any other form permitted by law; (g) make changes required by any change in the Securities Act of 1933, the Exchange Act of 1934 or the Investment Company Act of 1940; (h) make changes that are necessary to maintain the tax status of your Annuity under the Code; and (i) make changes required by any change in other Federal or state laws relating to retirement annuities or annuity contracts.

Also, from time to time, we may make additional Sub-accounts available to you. These Sub-accounts will invest in underlying mutual funds or portfolios of underlying mutual funds we believe to be suitable for the Annuity. We may or may not make a new Sub-account available to invest in any new portfolio of one of the current underlying mutual funds should such a portfolio be made available to Separate Account B.

We may eliminate Sub-accounts, combine two or more Sub-accounts or substitute one or more new underlying mutual funds or portfolios for the one in which a Sub-account is invested. Substitutions may be necessary if we believe an underlying mutual fund or portfolio no longer suits the purpose of the Annuity. This may happen due to a change in laws or regulations, or a change in the investment objectives or restrictions of an underlying mutual fund or portfolio, or because the underlying mutual fund or portfolio is no longer available for investment, or for some other reason. We would obtain prior approval from the insurance department of our state of domicile, if so required by law, before making such a substitution, deletion or addition. We also would obtain prior approval from the SEC so long as required by law, and any other required approvals before making such a substitution, deletion or addition.

We reserve the right to transfer assets of Separate Account B, which we determine to be associated with the class of contracts to which your Annuity belongs, to another "unitized" separate account. We also reserve the right to transfer assets of Separate Account D which we determine to be associated with the class of contracts to which your annuity belongs, to another "non-unitized" separate account. We notify you (and/or any payee during the payout phase) of any modification to your Annuity. We may endorse your Annuity to reflect the change.

         MISSTATEMENT OF AGE OR SEX: If there has been a misstatement of the age and/or sex of any person upon whose life annuity payments or the minimum death benefit are based, we make adjustments to conform to the facts. As to annuity payments: (a) any underpayments by us will be remedied on the next payment following correction; and (b) any overpayments by us will be charged against future amounts payable by us under your Annuity.

         ENDING THE OFFER: We may limit or discontinue offering Annuities. Existing Annuities will not be affected by any such action.

         INDEMNIFICATION:   Insofar as indemnification for liabilities arising
under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

         LEGAL PROCEEDINGS: As of the date of this Prospectus, neither we nor ASM, Inc. were involved in any litigation outside of the ordinary course of business, and know of no material claims.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION: The following are the contents of the Statement of Additional Information:

         (1) General Information Regarding American Skandia Life Assurance Corporation

         (2)     Principal Underwriter

         (3)     Calculation of Performance Data

         (4)     Unit Price Determinations

         (5)     Calculating the Market Value Adjustment

         (6)     Independent Auditors

         (7)     Legal Experts

         (8) Appendix A - Financial Statements for Separate Account B (Class 1 Sub-accounts)

FINANCIAL STATEMENTS: The financial statements which follow in Appendix A are those of American Skandia Life Assurance Corporation for the years ended December 31, 1994, 1993 and 1992, respectively. Also included are the unaudited financial statements for the period ending September 30, 1995. Financial statements for the Class 1 Sub-accounts of Separate Account B are found in the Statement of Additional Information.

                                   APPENDIXES


     APPENDIX A  FINANCIAL STATEMENTS FOR AMERICAN SKANDIA LIFE ASSURANCE
                                  CORPORATION


    APPENDIX B  SHORT DESCRIPTION OF THE UNDERLYING MUTUAL FUNDS' PORTFOLIO
                      INVESTMENT OBJECTIVES AND POLICIES

                                   APPENDIX A

      FINANCIAL STATEMENTS FOR AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

INDEPENDENT AUDITORS' REPORT




To the Board of Directors and Shareholder of American Skandia Life Assurance Corporation
    Shelton, Connecticut


We have audited the accompanying statements of financial condition of American Skandia Life Assurance Corporation (a wholly-owned subsidiary of its ultimate parent, Skandia Insurance Company Ltd.) as of December 31, 1994 and 1993, and the related statements of operations, shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of American Skandia Life Assurance Corporation as of December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.





DELOITTE & TOUCHE LLP
New York, New York
March 15, 1995

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
            (a wholly-owned subsidiary of Skandia Insurance Company

                       STATEMENTS OF FINANCIAL CONDITION

                                                            AS OF DECEMBER 31,
                                                         1994                1993
                                                   ---------------    ------------------

ASSETS
------

Investments:
   Fixed maturities - at amortized cost            $     9,621,865    $        9,664,709
   Investment in mutual funds - at market value            840,637                     0
   Short-term investments - at amortized cost           24,000,000            19,400,000
                                                   ---------------    ------------------
Total investments                                       34,462,502            29,064,709

Cash and cash equivalents                               23,909,463             9,834,854
Accrued investment income                                  173,654               128,807
Deferred acquisition costs                             174,009,609            90,023,536
Receivable from affiliates                                 459,960               728,095
State insurance licenses                                 5,012,500             5,162,500
Other assets                                             1,261,513               519,472
Separate account assets                              2,625,127,128         1,423,086,564
                                                   ---------------    ------------------

      Total Assets                                 $ 2,864,416,329    $    1,558,548,537
                                                   ===============    ==================


LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------

LIABILITIES:
Reserve for future contractowner benefits          $    11,422,381    $        4,323,811
Annuity policy reserves                                 24,054,255            18,049,652
Income tax payable                                          36,999                13,626
Accounts payable and accrued expenses                   31,753,380            18,343,252
Payable to affiliates                                      261,552               272,908
Payable to reinsurer                                    40,105,406            11,550,216
Short-term borrowing-affiliate                          10,000,000            10,000,000
Surplus notes                                           69,000,000            20,000,000
Deferred contract charges                                  449,704               520,821
Separate account liabilities                         2,625,127,128         1,423,086,564
                                                   ---------------    ------------------

      Total Liabilities                              2,812,210,805         1,506,160,850
                                                   ---------------    ------------------

SHAREHOLDER'S EQUITY:
Common stock, $80 par, 25,000 shares
  authorized, issued and outstanding                     2,000,000             2,000,000
Additional paid-in capital                              71,623,932            71,623,932
Unrealized investment gains and losses                     (41,655)                    0
Accumulated deficit                                    (21,376,753)          (21,236,245)
                                                   ---------------    ------------------

      Total Shareholder's Equity                        52,205,524            52,387,687
                                                   ---------------    ------------------

      Total Liabilities and Shareholder's Equity   $ 2,864,416,329    $    1,558,548,537
                                                   ===============    ==================


                        See notes to financial statements

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
         (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                            STATEMENTS OF OPERATIONS



                                                                      FOR THE YEAR ENDED DECEMBER 31,
                                                                 1994              1993               1992
                                                           --------------    --------------    ---------------

REVENUES:
--------
Net investment income                                      $    1,300,217    $      692,758    $       892,053
Annuity premium income                                             70,000           101,643          1,304,629
Annuity charges and fees                                       24,779,785        11,752,984          4,846,134
Net realized capital gains/(losses)                                (1,942)          330,024            195,848
Fee Income                                                      2,111,801           938,336            125,179
Other                                                              24,550             1,269             15,119
                                                           --------------    --------------    ---------------
     Total Revenues                                            28,284,411        13,817,014          7,378,962
                                                           --------------    --------------    ---------------


BENEFITS AND EXPENSES:
---------------------
Benefits:
  Return credited to contractowners                              (516,730)          252,132            560,243
  Annuity benefits                                                369,652           383,515            276,997
  Increase in annuity policy reserves                           5,766,003         1,208,454          1,331,278
                                                           --------------    --------------    ---------------

                                                                5,618,925         1,844,101          2,168,518
                                                           --------------    --------------    ---------------

Expenses:
  Underwriting, acquisition and other insurance expenses       18,792,720         9,397,951         11,188,765
  Amortization of state insurance licenses                        150,000           150,000            150,000
  Interest expense                                              3,615,845           187,156                  0
                                                           --------------    --------------    ---------------

                                                               22,558,565         9,735,107         11,338,765
                                                           --------------    --------------    ---------------

     Total Benefits and Expenses                               28,177,490        11,579,208         13,507,283
                                                           --------------    --------------    ---------------

Income (loss) from operations before federal income taxes         106,921         2,237,806         (6,128,321)

     Income tax                                                   247,429           182,965                  0
                                                           --------------    --------------    ---------------

Net income (loss)                                          $     (140,508)   $    2,054,841    $    (6,128,321)
                                                           ==============    ==============    ===============




                       See notes to financial statements

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
          (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                       STATEMENTS OF SHAREHOLDER'S EQUITY




                                                                   FOR THE YEAR ENDED DECEMBER 31,
                                                             1994                1993               1992
                                                       ----------------    ---------------    ---------------

Common stock, balance at beginning and end of year     $      2,000,000    $     2,000,000    $     2,000,000
                                                       ----------------    ---------------    ---------------
Additional paid-in capital:
  Balance at beginning of year                               71,623,932         67,623,932         29,455,537
  Additional contributions                                            0          4,000,000         38,168,395
                                                       ----------------    ---------------    ---------------

  Balance at end of year                                     71,623,932         71,623,932         67,623,932
                                                       ----------------    ---------------    ---------------

Unrealized investment gains and losses:
  Balance at beginning of year                                        0                  0                  0
  Change in unrealized investment gains and losses              (41,655)                 0                  0
                                                       ----------------    ---------------    ---------------

  Balance at end of year                                        (41,655)                 0                  0
                                                       ----------------    ---------------    ---------------

Accumulated deficit:
  Balance at beginning of year                              (21,236,245)       (23,291,086)       (17,162,765)
  Net income (loss)                                            (140,508)         2,054,841         (6,128,321)
                                                       ----------------    ---------------    ---------------

  Balance at end of year                                    (21,376,753)       (21,236,245)       (23,291,086)
                                                       ----------------    ---------------    ---------------


      TOTAL SHAREHOLDER'S EQUITY                       $     52,205,524    $    52,387,687    $    46,332,846
                                                       ================    ===============    ===============



                          See notes to financial statements

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
         (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                            STATEMENTS OF CASH FLOWS

                                                                                FOR THE YEAR ENDED DECEMBER 31,
                                                                           1994              1993              1992
                                                                     ---------------    ---------------    -------------
CASH FLOW FROM OPERATING ACTIVITIES:

  Net income (loss)                                                  $      (140,508)   $     2,054,841    $  (6,128,321)
  Adjustments to reconcile net income (loss) to net cash used in operating activities:
      Increase in annuity policy reserves                                  6,004,603          4,223,289        4,642,056
      Increase/(decrease) in policy and contract claims                            0            (52,400)          52,400
      Amortization of bond (discount)/premium                                 21,964              6,754           (3,028)
      Amortization of state insurance licenses                               150,000            150,000          150,000
      Increase in receivables and other assets                              (473,906)          (550,486)        (368,781)
      (Increase)/decrease in accrued investment income                       (44,847)           154,902         (117,211)
      Increase in accounts payables and accrued expenses                  13,422,145         13,939,151        2,183,766
      Change in deferred acquisition costs                               (83,986,073)       (57,387,042)     (20,333,049)
      Change in deferred contract charges                                    (71,117)            13,898           79,549
      Realized loss/(gain) on sale of investments                              1,942           (330,024)        (195,848)
                                                                     ---------------    ---------------    -------------
  Net cash used in operating activities                                  (65,115,797)       (37,777,117)     (20,038,467)
                                                                     ---------------    ---------------    -------------

CASH FLOW FROM INVESTING ACTIVITIES:

  Purchase of fixed maturity investments                                  (1,989,120)        (6,847,630)     (28,893,029)
  Proceeds from sale and maturity of fixed maturity investments            2,010,000         10,971,574       25,076,925
  Purchase of shares in mutual funds                                        (922,822)                 0                0
  Proceeds from sale of shares in mutual funds                                38,588                  0                0
  Purchase of short-term investments                                    (513,100,000)    (1,207,575,307)    (226,075,687)
  Sale of short-term investments                                         508,500,000      1,202,333,907      211,916,764
  Investments in separate accounts                                    (1,365,775,177)      (890,125,018)    (286,852,200)
                                                                     ---------------    ---------------    -------------

  Net cash used in investing activities                               (1,371,238,531)      (891,242,474)    (304,827,227)
                                                                     ---------------    ---------------    -------------

CASH FLOW FROM FINANCING ACTIVITIES:

  Capital contributions from parent                                                0          4,000,000       38,168,395
  Surplus notes                                                           49,000,000         20,000,000                0
  Short-term borrowing                                                             0         10,000,000                0
  Increase in payable to reinsurer                                        28,555,190         11,550,216                0
  Proceeds from annuity sales                                          1,372,873,747        890,639,947      287,595,902
                                                                     ---------------    ---------------    -------------

  Net cash provided by financing activities                            1,450,428,937        936,190,163      325,764,297
                                                                     ---------------    ---------------    -------------

Net increase in cash and cash equivalents                                 14,074,609          7,170,572          898,603

Cash and cash equivalents at beginning of year                             9,834,854          2,664,282        1,765,679

Cash and cash equivalents at end of year                             $    23,909,463    $     9,834,854    $   2,664,282
                                                                     ===============    ===============    =============

SUPPLEMENTAL CASH FLOW DISCLOSURE:
Income taxes paid                                                    $       161,398    $       169,339    $           0
                                                                     ===============    ===============    =============

Interest paid                                                        $       557,639    $       111,667    $           0
                                                                     ===============    ===============    =============


                       See notes to financial statements

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                         (a wholly-owned subsidiary of
                        Skandia Insurance Company Ltd.)

                         NOTES TO FINANCIAL STATEMENTS



1.       ORGANIZATION AND OPERATION

         American Skandia Life Assurance Corporation (the "Company") is a wholly-owned subsidiary of American Skandia Investment Holding Corporation (the "Parent"), which in turn is a wholly-owned subsidiary of Skandia Insurance Company Ltd., a Swedish corporation.


         The Company develops annuity products and issues its products through its affiliated broker/dealer company, Skandia Life Equity Sales Corporation. The Company currently issues variable, fixed, market value adjusted and immediate annuities.



2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A.      Basis of Reporting

                 The accompanying financial statements have been prepared in accordance with generally accepted accounting principles.


         B.      Investments

                 Investments in fixed maturities are reported at amortized cost. Investments in mutual funds are reported at market value. Short-term investments are reported at cost which approximates market value.

                 Realized gains and losses on disposal of investments are determined by the specific identification method and are included in revenues.


         C.      Cash Equivalents

                 The Company considers all highly liquid time deposits purchased with a maturity of three months or less to be cash equivalents.


         D.      Licenses

                 Licenses to do business in all states have been capitalized and reflected at the purchase price of $6 million less accumulated amortization. The cost of the licenses is being amortized over 40 years.

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                         (a wholly-owned subsidiary of
                        Skandia Insurance Company Ltd.)

                   NOTES TO FINANCIAL STATEMENTS (continued)



3.       NET INVESTMENT INCOME

         Additional information with respect to net investment income for the years ended December 31, 1994, 1993 and 1992 is as follows:

                                                     1994                   1993                   1992
                                                     ----                   ----                   ----
         Fixed Maturities                        $  616,987               $409,552               $836,885
         Mutual Funds                                12,049                      0                      0
         Short-Term Investments                     142,421                394,545                105,846
         Cash and Cash Equivalents                  633,298                 15,034                 23,844
         Interest on Policy Loans                     1,275                  1,015                      0
                                                 ----------               --------               --------

         Total Investment Income                  1,406,030                820,146                966,575

         Investment Expenses                        105,813                127,388                 74,522
                                                 ----------               --------               --------

         Net investment income                   $1,300,217               $692,758               $892,053
                                                 ==========               ========               ========


4.       INVESTMENTS

         The Company adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities", effective January 1, 1994.


         The Company has classified its debt securities as held-to-maturity in that it has the explicit intent to hold these securities to maturity. Therefore, these securities are carried at amortized cost.


         The Company has classified its mutual fund investments as available-for-sale. Therefore, these investments are carried at market value and changes in unrealized gains and losses are reported as a component of shareholder's equity.


         The adoption of SFAS No. 115 had no impact on the Company's financial statements.


         The carrying value (amortized cost), gross unrealized gains (losses) and estimated market value of investments in fixed maturities by category as of December 31, 1994 and 1993 are shown below. All securities are publicly traded for which market values were obtained from an independent pricing service.

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                         (a wholly-owned subsidiary of
                        Skandia Insurance Company Ltd.)

                   NOTES TO FINANCIAL STATEMENTS (continued)



Investments in fixed maturities as of December 31, 1994 and 1993 consist of the following:


                                                                  1994
                                                                  ----

                                                         Gross              Gross
                                    Amortized         Unrealized          Unrealized             Market
                                       Cost              Gains              Losses                Value
                                       ----              -----              ------                -----
         U.S. Government
         Obligations                  $3,796,390           $2,119           $156,759            $3,641,750

         Obligations of
         State and Political
         Subdivisions                    261,852                0              9,156               252,696

         Corporate
         Securities                    5,563,623                0            547,023             5,016,600
                                      ----------           ------           --------            ----------

         Totals                       $9,621,865           $2,119           $712,938            $8,911,046
                                      ==========           ======           ========            ==========


The amortized cost and market value of fixed maturities, by contractual maturity, at December 31, 1994 are shown below.


                                                     Amortized                       Market
                                                        Cost                          Value
                                                        ----                          -----
         Due in one year or less                     $  100,112                    $  101,000

         Due after one through five years             6,251,719                     5,905,746

         Due after five through ten years             3,270,034                     2,904,300
                                                     ----------                    ----------

                                                     $9,621,865                    $8,911,046
                                                     ==========                    ==========

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                         (a wholly-owned subsidiary of
                        Skandia Insurance Company Ltd.)

                   NOTES TO FINANCIAL STATEMENTS (continued)



                                                                       1993
                                                                       ----

                                                         Gross               Gross
                                 Amortized            Unrealized           Unrealized         Market
                                   Cost                  Gains               Losses           Value
                                   ----                  -----               ------           -----
      U. S.
      Government
      Obligations               $3,823,900              $119,184             $1,144         $3,941,940

      Obligations of
      State and
      Political
      Subdivisions                 267,331                     0                428            266,903

      Corporate
      Securities                 5,573,478                     0             21,079          5,552,399
                                ----------              --------            -------         ----------

      Totals                    $9,664,709              $119,184            $22,651         $9,761,242
                                ==========              ========            =======         ==========


      Proceeds from maturities and sales of investments in debt securities during 1994, 1993 and 1992 were $2,010,000, 10,971,574, and $25,076,925, respectively.


      Gross gains and gross losses realized were as follows:

                                                   Gross            Gross
                                                   Gains            Losses
                                                   -----            ------
                           1994                 $          0     $          0

                           1993                 $    329,000     $          0

                           1992                 $    498,790     $    301,596


      Investments in mutual funds at December 31, 1994 are as follows:

                                                         Gross              Gross
                                                      Unrealized          Unrealized             Market
                                       Cost              Gains              Losses                Value
                                       ----              -----              ------                -----
             Mutual Funds            $882,292           $4,483             $46,138              $840,637

       Proceeds from sales of investments in mutual funds during 1994 were $38,588. Gross losses were $1,942.

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                         (a wholly-owned subsidiary of
                        Skandia Insurance Company Ltd.)

                   NOTES TO FINANCIAL STATEMENTS (continued)



5.       RECOGNITION OF REVENUE AND CONTRACT BENEFITS

         Annuity contracts without significant mortality risk, as defined by Financial Accounting Standard No. 97, are classified as investment contracts (variable, market value adjusted and certain immediate annuities) and those with mortality risk (immediate annuities) as insurance products. The policy of revenue and contract benefit recognition is described below.


         Revenues for variable annuity contracts consist of charges against contractowner account values for mortality and expense risks and administration fees and an annual maintenance fee per contract. Benefit reserves for variable annuity contracts represent the account value of the contracts, and are included in the separate account liabilities.


         Revenues for market value adjusted annuity contracts consist of separate account investment income reduced by benefit payments and change in reserves in support of contractowner obligations, all of which is included in return credited to contractowners. Benefit reserves for these contracts represent the account value of the contracts, and are included in the general account liability for future contractowner benefits to the extent in excess of the separate account liabilities.


         Revenues for immediate annuity contracts without life contingencies consist of net investment income. Revenues for immediate annuity contracts with life contingencies consist of single premium payments recognized as annuity considerations when received. Benefit reserves for these contracts are based on the Society of Actuaries 1983 - a Table with an assumed interest rate of 8.25%.


         Annuity sales were $1,372,874,000, $890,640,000, $287,596,000 for
         1994, 1993 and 1992, respectively. Annuity contract assets under management were $2,661,161,000, $1,437,554,000, and $495,176,000 at
         December 31, 1994, 1993 and 1992, respectively.



6.       DEFERRED ACQUISITION COSTS

         The costs of acquiring new business, which vary with and are primarily related to the production of new business, are being amortized in relation to the present value of estimated gross profits. These costs include commissions, cost of contract issuance, and certain selling expenses that vary with production. Details of the deferred acquisition costs for the years ended December 31 follow:

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                         (a wholly-owned subsidiary of
                        Skandia Insurance Company Ltd.)

                   NOTES TO FINANCIAL STATEMENTS (continued)



                                                           1994             1993             1992
                                                           ----             ----             ----
                 Balance at beginning of year          $ 90,023,536       $32,636,494      $12,303,445

                 Acquisition costs deferred
                 during the year                         85,801,180        59,676,296       21,406,981

                 Acquisition costs amortized
                 during the year                          1,815,107         2,289,254        1,073,932
                                                       ------------       -----------      -----------

                 Balance at end of year                $174,009,609       $90,023,536      $32,636,494
                                                       ============       ===========      ===========



7.       DEFERRED CONTRACT CHARGES

         Certain contracts are assessed a front-end fee at the time of issue. These fees are deferred and recognized in income in relation to the present value of estimated gross profits of the related contracts. Details of the deferred contract charges for the years ended December 31 follow:


                                                             1994             1993             1992
                                                             ----             ----             ----
                 Balance at beginning of year              $520,821          $506,923         $427,374

                 Contract charges deferred
                 during the year                             87,114           144,537          168,091

                 Contract charges amortized
                 during the year                            158,231           130,639           88,542
                                                           --------          --------         --------

                 Balance at end of year                    $449,704          $520,821         $506,923
                                                           ========          ========         ========

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                         (a wholly-owned subsidiary of
                        Skandia Insurance Company Ltd.)

                   NOTES TO FINANCIAL STATEMENTS (continued)


8.       INCOME TAXES

         The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes", effective January 1, 1993. The Company previously accounted for income taxes in accordance with Accounting Principles Board Opinion ("APB") No. 11. There was no cumulative effect of adopting SFAS No. 109 on the Company's financial statements on the date of adoption.


         The Company files a separate federal income tax return. As of December 31, 1994, the Company has a net operating tax loss carryforward of $4,182,332, which expires in 2007.


         Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating loss and tax credit carryforwards. The tax effects of significant items comprising the Company's deferred tax balance as of December 31, 1994 and 1993, are as follows:


                                                               1994                  1993
                                                               ----                  ----
         Deferred Tax (Liabilities):
            Deferred acquisition costs                     ($37,885,053)        ($23,152,548)
            Payable to reinsurer                            (12,754,591)          (3,824,435)
            Other                                              (214,505)            (101,517)
                                                            -----------          -----------

            Total                                          ($50,854,149)        ($27,078,500)
                                                            -----------          -----------

         Deferred Tax Assets:
            Deferred contract charge                        $   157,396          $   182,287
            Net separate account liabilities                 51,637,155           27,935,015
            Reserve for future contractowner benefits         3,997,833            1,513,334
            Net operating loss carryforward                   1,813,670            4,536,790
            Other                                               878,030              190,300
                                                            -----------          -----------

            Total                                           $58,484,084          $34,357,726
                                                            -----------          -----------

            Net before valuation allowance                  $ 7,629,935          $ 7,279,226

            Valuation allowance                              (7,629,935)          (7,279,226)
                                                            -----------          -----------

            Net deferred tax balance                        $         0          $         0
                                                            -----------          -----------

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                         (a wholly-owned subsidiary of
                        Skandia Insurance Company Ltd.)

                   NOTES TO FINANCIAL STATEMENTS (continued)



         The significant components of tax expense are as follows:


                                                                   Federal                       State
                                                                   -------                       -----
                                                             1994            1993                1994
                                                             ----            ----                ----
         Current tax expense                              $184,771         $182,965             $62,658

         Deferred tax expense (benefit):
            (exclusive of the effects of
            the change in valuation allowance)            (350,709)        (404,480)                  0

            Change in valuation allowance                  350,709          404,480                   0
                                                          --------         --------             -------

         Total deferred tax expense                              0                0                   0
                                                          --------         --------             -------

         Total income tax expense                         $184,771         $182,965             $62,658


         The income tax expense was different from the amount computed by applying the federal statutory tax rate of 35% to pre-tax income from continuing operations as follows:

                                                             1994            1993
                                                             ----            ----
         Income before taxes                             $  106,921       $2,237,806
            Income tax rate                                     35%              35%
                                                         ----------       ----------

         Tax expense at federal
            statutory income tax rate                        37,422          783,232

         Tax effect of:

            Permanent tax differences                       (82,188)          63,535

            Difference between financial
               statement and taxable income               3,161,331        2,414,254

            Utilization of net operating
               loss carryforwards                        (3,116,565)      (3,261,021)

         Alternative minimum tax                            184,771          182,965
                                                         ----------       ----------

         Income tax expense                              $  184,771       $  182,965
                                                         ==========       ==========

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                         (a wholly-owned subsidiary of
                        Skandia Insurance Company Ltd.)

                   NOTES TO FINANCIAL STATEMENTS (continued)



9.       RELATED PARTY TRANSACTIONS

         Certain operating costs (including personnel, rental of office space, furniture, and equipment) and investment expenses have been charged to the Company at cost by American Skandia Business Services Corporation, an affiliated company; and likewise, the Company has charged operating costs to American Skandia Life Investment Management, Inc., an affiliated company. Income received for these items was $248,799 and $146,134 for the years ended December 31, 1994 and 1993, respectively. The total cost to the Company for these items was $8,524,840, $3,537,566 and $3,244,582 for the years ended December 31, 1994, 1993, and 1992 respectively. Amounts receivable from affiliates under this arrangement were $317,285 and $446,388 as of December 31, 1994 and 1993, respectively. Amounts payable to affiliates under this arrangement were $261,552 and $272,615 as of December 31, 1994 and 1993, respectively.



10.      LEASES

         The Company leases office space under a lease agreement established in 1989 with an affiliate (American Skandia Business Services Corporation). The lease expense for 1994, 1993 and 1992 was $961,080, $280,363 and $222,948, respectively. Future minimum lease payments per year and in aggregate as of December 31, 1994 are as follows:


                          1995                              $900,896
                          1996                               900,896
                          1997                               900,896
                          1998                               900,896
                          1999 and thereafter              6,122,817
                                                          ----------

                          Total                           $9,726,401
                                                          ==========


11.      RESTRICTED ASSETS

         In order to comply with certain state insurance departments' requirements, the Company maintains bonds/notes on deposit with various states. The carrying value of these deposits amounted to $3,410,135 and $3,015,949 as of December 31, 1994 and 1993,
         respectively. These deposits are required to be maintained for the protection of contractowners within the individual states.

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                         (a wholly-owned subsidiary of
                        Skandia Insurance Company Ltd.)

                   NOTES TO FINANCIAL STATEMENTS (continued)



12.      RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

         Statutory basis shareholder's equity was $95,001,971, $60,666,243, and $36,468,375, at December 31, 1994, 1993 and 1992, respectively.


         The statutory basis net income(loss) was ($9,789,297), $387,695, and ($9,390,154) for the years ended December 31, 1994, 1993 and 1992, respectively.


         Under state insurance laws, the maximum amount of dividends that can be paid to shareholders without prior approval of the state insurance departments is subject to restrictions relating to statutory surplus and net gain from operations. No amounts may be distributed without approval at December 31, 1994.



13.      SEPARATE ACCOUNTS

         Assets and liabilities in Separate Account are shown as separate captions in the statement of financial condition. The assets consist of long-term bonds, investments in mutual funds and short-term securities, all of which are carried at market value.


         Included in Separate Account liabilities is $259,556,863 and $86,056,159 at December 31, 1994 and 1993, respectively, relating to annuity contracts for which the contractholder is guaranteed a fixed rate of return. Separate Account assets of $269,488,557 and $86,079,532 at December 31, 1994 and 1993, respectively, consisting of long term bonds, short term securities, transfers due from general account and cash are in support of these annuity contracts, as pursuant to state regulation.


         Effective January 1, 1994 the Company has reclassified from revenues the separate account investment return. Separate Account investment return represents investment income and realized/unrealized gains and losses earned in the separate accounts. The Separate Account investment return is now being netted against a similar amount included in benefits and expenses which represents separate account investment return credited to the contractowner; consequently having no effect on the net income (loss) of the Company. Such amounts were ($20.3) million, $101.3 million, and $27 million for the years ended December 31, 1994, 1993 and 1992, respectively. Prior to 1994, the Separate Account investment return was reported as revenue. Since this revenue is directly credited to the reserve for the Company's obligation to contractowners, it was netted in return credited to contractowners under benefits and expenses.

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                         (a wholly-owned subsidiary of
                        Skandia Insurance Company Ltd.)

                   NOTES TO FINANCIAL STATEMENTS (continued)



         The Company analyzed the presentation of the Separate Account operations and believes a better presentation is to offset the separate account investment return directly against the return credited to contractowners. This is based on the fact that the Separate Account investment return does not benefit the Company but constitutes a credit (charge) to the contractowners. This is a presentation change and has no effect on the net income (loss) reported by the Company. The related revenue and expense categories on the Statement of Operations for the years ended December 31, 1993 and 1992, respectively, have been reclassified to reflect this presentation change.



14.      CONTRACT WITHDRAWAL PROVISIONS

         Approximately 98% of the Company's separate account liabilities are subject to discretionary withdrawal with market value adjustment by contractholders. Separate account assets which are carried at market value are adequate to pay such withdrawals which are generally subject to surrender charges ranging from 7.5% to 1% for contracts held less than 7 years.



15.      EMPLOYEE BENEFITS

         In 1989, the Company established a 401(k) plan for which substantially all employees are eligible. Company contributions to this plan on behalf of the participants were $431,559, $250,039, and $195,785 for the years ended December 31, 1994, 1993, and 1992, respectively.


         The Company has a long-term incentive plan where units are awarded to executive officers and other personnel. The program consists of multiple plans. A new plan is instituted each year. Generally, participants must remain employed by the Company or its affiliates at the time such units are payable in order to receive any payments under the plan. The accrued liability representing the value of these units is $1,564,407 and $496,235 as of December 31, 1994 and 1993,
         respectively.


         In 1994, the Company established a deferred compensation plan which is available to the internal field marketing staff and certain officers. Company contributions to this plan on behalf of the participants were $106,882.



16.      REINSURANCE

         The Company cedes reinsurance under a modified co-insurance arrangement. The reinsurance arrangement provides additional capacity for growth in supporting the cash flow strain from the Company's variable annuity business. The reinsurance is effected under a quota share contract. The Company did not reinsure any of its business prior to 1993.

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                         (a wholly-owned subsidiary of
                        Skandia Insurance Company Ltd.)

                   NOTES TO FINANCIAL STATEMENTS (continued)



         The effect of the reinsurance agreement on the Company's operations was to reduce annuity charges and fee income for 1994 and 1993 as follows:

                                                             1994                              1993
                                                             ----                              ----
                          Gross                          $30,116,166                       $12,446,277
                          Ceded                            5,336,381                           693,293
                                                         -----------                       -----------
                          Net                            $24,779,785                       $11,752,984
                                                         ===========                       ===========


         Such ceded reinsurance does not relieve the Company from its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet the obligations assumed under the reinsurance agreement.



17.      SURPLUS NOTES

         During 1994, the Company received $49 million from its parent in exchange for four surplus notes, two in the amount of $10 million, one in the amount of $15 million and one in the amount of $14 million, at interest rates of 7.28%, 7.90%, 9.13% and 9.78%, respectively. Interest payable at December 31, 1994 for these notes is $1,618,504.


         During 1993, the Company received $20 million from its parent in exchange for a surplus note in the amount of $20 million at a 6.84% interest rate. Interest payable at December 31, 1994 is $1,398,400.


         Payment of interest and repayment of principal for these notes was not approved by the Insurance Commissioner of the State of Connecticut.



18.      SHORT TERM BORROWING

         During 1993, the Company received a $10 million loan payable from Skandia AB, a Swedish affiliate. The loan matures on March 6, 1995 and bears interest at 7.225%. The total interest expense to the Company was $569,618 and $149,861 for the years ended December 31, 1994 and 1993, respectively, of which $50,174 and $38,194 was payable as of December 31, 1994 and 1993, respectively.

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                         (a wholly-owned subsidiary of
                        Skandia Insurance Company Ltd.)

                   NOTES TO FINANCIAL STATEMENTS (continued)


19.      QUARTERLY FINANCIAL DATA (Unaudited)

         The following table summarizes information with respect to the operations of the Company. The 1993 information has been reclassified as discussed in Note 13.

                                                                          Three Months Ended
                                                                          ------------------
               1994                             March 31           June 30        September 30       December 31
               ----                             --------           -------        ------------       -----------
         Premiums and other insurance
            revenues                           $5,594,065         $6,348,777      $7,411,686         $7,631,608
         Net investment income                    252,914            336,149         264,605            446,549
         Net realized capital gains (losses)
                                                        0            (30,829)         25,914              2,973
                                               ----------         ----------      ----------         ----------
         Total revenues                        $5,846,979         $6,654,097      $7,702,205         $8,081,130
                                               ==========         ==========      ==========         ==========

         Benefits and expenses                 $5,701,460         $7,883,829      $8,157,535         $6,434,666
                                               ==========         ==========      ==========         ==========

         Net income (loss)                     $  104,636        ($1,257,768)      ($503,793)        $1,516,417
                                               ==========         ==========      ==========         ==========



                                                                          Three Months Ended
                                                                          ------------------
               1993                             March 31           June 30        September 30       December 31
               ----                             --------           -------        ------------       -----------
         Premiums and other insurance
            revenues                           $2,022,274          $2,809,431      $3,440,822         $4,521,705
         Net investment income                    296,167             156,692          90,177            149,722
         Net realized capital gains (losses)      329,000                (640)          1,664                  0
                                               ----------          ----------      ----------         ----------
         Total revenues                        $2,647,441          $2,965,483      $3,532,663         $4,671,427
                                               ==========          ==========      ==========         ==========

         Benefits and expenses                 $1,878,923          $2,186,773      $3,371,426         $4,142,086
                                               ==========          ==========      ==========         ==========

         Net income                            $  735,444          $  757,619      $   94,582         $  467,196
                                               ==========          ==========      ==========         ==========

UNAUDITED INTERIM FINANCIAL STATEMENTS FOR AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

                           [TO BE FILED BY AMENDMENT]

                                   APPENDIX B

                            SHORT DESCRIPTION OF THE
     UNDERLYING MUTUAL FUNDS' PORTFOLIO INVESTMENT OBJECTIVES AND POLICIES


The investment objectives for each underlying mutual fund are in bold face. Please refer to the prospectuses of each underlying mutual fund for more complete details and risk factors applicable to certain portfolios..

                             AMERICAN SKANDIA TRUST

SELIGMAN HENDERSON INTERNATIONAL EQUITY PORTFOLIO: THE INVESTMENT OBJECTIVE OF SELIGMAN HENDERSON INTERNATIONAL EQUITY PORTFOLIO IS LONG-TERM CAPITAL APPRECIATION CONSISTENT WITH PRESERVATION OF CAPITAL PRIMARILY THROUGH INVESTMENT IN SECURITIES OF NON-UNITED STATES ISSUERS. The portfolio may invest in securities of issuers domiciled in any country but under normal conditions investments may be made in two principal regions: The United Kingdom and Continental Europe; and the Pacific Basin Countries. Continental European countries may include, from time to time, Austria, Belgium, Denmark, Federal Republic of Germany, Finland, France, Greece, Ireland, Italy, Luxembourg, Netherlands, Norway, Portugal, Spain, Sweden and Switzerland. Countries in the Pacific Basin may include Australia, Hong Kong, India, Japan, Korea, Malaysia, New Zealand, People's Republic of China, Philippines, Singapore, Taiwan, and Thailand. The portfolio believes that it will usually have assets invested in both of these regions. Although under normal market conditions the portfolio will invest in a minimum of five countries, it may have assets invested in many of the above countries. Investments will not normally be made in securities of issuers located in the United States or Canada.

SELIGMAN HENDERSON INTERNATIONAL SMALL CAP PORTFOLIO: THE INVESTMENT OBJECTIVE OF THE SELIGMAN HENDERSON INTERNATIONAL SMALL CAP PORTFOLIO IS LONG-TERM CAPITAL APPRECIATION. The portfolio seeks to achieve this objective primarily by making international investments in securities of companies with small to medium market capitalizations. The portfolio may invest in securities of issuers domiciled in any country. Under normal conditions investments will be made in three principal regions: The United Kingdom/Continental Europe; the Pacific Basin; and Latin American. Under normal market conditions, the portfolio's assets will be invested in securities of issuers located in at least three different countries. Investments will not normally be made in securities of issuers located in the United States or Canada. Some of the countries in which the portfolio may invest may be considered to be developing and may involve special risks. The portfolio may invest in all types of securities, most of which will be denominated in currencies other than the U.S. dollar. The portfolio will normally invest its assets in equity securities, including common stock, securities convertible into common stock, depository receipts for these securities and warrants. The portfolio may, however, invest up to 25% of its assets in preferred stock and debt securities if the Sub-advisor believes that the capital appreciation available from an investment in such securities will equal or exceed the capital appreciation available from an investment in equity securities. In extraordinary circumstances, the portfolio may invest for temporary defensive purposes, without limit, in large capitalization companies or increase its investments in debt securities.

Equity securities in which the portfolio will invest may be listed on a foreign stock exchange or traded in foreign over-the-counter markets. Under normal market conditions, the portfolio will invest at least 65% of its total assets in securities of small-to medium-sized companies with market capitalizations up to $750 million, although up to 35% of its total assets may be invested in securities of companies with market capitalizations over $750 million There is no requirement that the debt securities in which the portfolio may invest be rated by a recognized rating agency. However, it is the portfolio's policy that investments in debt securities, whether rated or unrated, will be made only if they are "investment grade" securities or are, in the opinion of the Sub- advisor, of equivalent quality to "investment grade" securities. The portfolio may also invest in securities represented by European Depository Receipts ("EDRs") or American Depository Receipts ("ADRs"). Investments in small companies may involve greater risks, such as limited product lines, markets and financial or managerial resources. Less frequently-traded securities may be subject to more abrupt price movements than securities of larger companies.

LORD ABBETT GROWTH AND INCOME PORTFOLIO: THE INVESTMENT OBJECTIVE OF THE LORD ABBETT GROWTH AND INCOME PORTFOLIO IS LONG-TERM GROWTH OF CAPITAL AND INCOME WHILE ATTEMPTING TO AVOID EXCESSIVE FLUCTUATIONS IN MARKET VALUE. This objective will be pursued by investing in securities which are selling at reasonable prices in relation to value. Normally, investments will be made in common stocks of large, seasoned companies which are in sound financial condition and are expected to show above-average growth.

AST MONEY MARKET PORTFOLIO: THE INVESTMENT OBJECTIVES OF THE AST MONEY MARKET PORTFOLIO ARE TO MAXIMIZE CURRENT INCOME AND MAINTAIN HIGH LEVELS OF LIQUIDITY. This portfolio attempts to accomplish its objectives by maintaining a dollar-weighted average maturity of not more than 90 days and by investing in the types of securities described below which have effective maturities of not more than 397 days. Investments may include obligations of the United States government, its agencies or instrumentalities; certificates of deposit, time deposits and bankers' acceptances of certain financial institutions which have more than $2 billion in total assets; commercial paper and corporate bonds; asset-backed securities; and repurchase and reverse repurchase agreements. Securities may be purchased on a when-issued or delayed delivery basis. Subject to applicable investment restrictions, the AST Money Market Portfolio also may lend its securities.

T. ROWE PRICE ASSET ALLOCATION PORTFOLIO: THE INVESTMENT OBJECTIVE OF THE T. ROWE PRICE ASSET ALLOCATION PORTFOLIO IS TO SEEK A HIGH LEVEL OF TOTAL RETURN BY INVESTING PRIMARILY IN A DIVERSIFIED GROUP OF FIXED INCOME AND EQUITY SECURITIES. The portfolio is designed to balance the potential appreciation of common stocks with the income and principal stability of bonds over the long term. Under normal market conditions over the long-term, the portfolio expects to allocate its assets (other than cash reserves) so that approximately 40% of such assets will be in fixed income securities and approximately 60% in equity securities.

The portfolio's fixed income securities will be allocated among investment grade, high yield and non-dollar debt securities. The weighted average maturity for this portion of the portfolio is generally expected to be between four and nine years, although it may vary significantly. High-yielding, income-producing debt securities (commonly referred to as "junk bonds") and preferred stocks including convertible securities may be purchased without regard to maturity, however, the average maturity of the bonds is expected to be approximately 10 years, although it may vary if market conditions warrant. Quality will generally range from lower-medium to low and the portfolio may also purchase bonds in default if, in the opinion of the Sub-advisor, there is significant potential for capital appreciation.

The portfolio's equity securities will be allocated among large and small-cap U.S. and non-dollar equity securities. Large-cap will be stocks in the S&P 500 and stocks of well-established companies which can produce increasing dividend income. Small-cap will be common stocks of small companies or companies which offer the possibility of accelerated earnings growth because of rejuvenated management, new products or structural changes in the economy. Current income is not a factor in the selection of these stocks.

The portfolio will generally trade in securities (either common stocks or bonds) for short-term profits, but, when circumstances warrant, securities may be purchased and sold without regard to the length of time held.

T. ROWE PRICE INTERNATIONAL EQUITY PORTFOLIO:  THE INVESTMENT OBJECTIVE OF THE
T. ROWE PRICE INTERNATIONAL EQUITY PORTFOLIO IS TO SEEK TOTAL RETURN ON ITS ASSETS THROUGH INVESTMENTS IN COMMON STOCKS OF ESTABLISHED, NON-U.S. COMPANIES. Investments may be made solely for capital appreciation or solely for income or any combination of both for the purpose of achieving a higher overall return. Total return consists of capital appreciation or depreciation, dividend income, and currency gains or losses. The portfolio intends to diversify investments broadly among countries and to normally have at least three different countries represented in the portfolio. The portfolio may invest in countries of the Far East and Western Europe as well as South Africa, Australia, Canada and other areas (including developing countries). Under unusual circumstances, the portfolio may invest substantially all of its assets in one or two countries.

T. ROWE PRICE NATURAL RESOURCES PORTFOLIO: THE INVESTMENT OBJECTIVE OF THE T. ROWE PRICE NATURAL RESOURCES PORTFOLIO IS TO SEEK LONG-TERM GROWTH OF CAPITAL THROUGH INVESTMENT PRIMARILY IN COMMON STOCKS OF COMPANIES WHICH OWN OR DEVELOP NATURAL RESOURCES AND OTHER BASIC COMMODITIES. Current income is not a factor in the selection of stocks for investment by the portfolio. Total return will consist primarily of capital appreciation (or depreciation). The portfolio will invest substantially all of its assets in common stocks of companies which own or develop natural resources and other basic commodities. However, it may also purchase other types of securities, such as selected, non-resource growth companies, foreign securities, convertible securities and warrants, when considered consistent with the portfolio's investment objective and policies. The portfolio may also engage in a variety of investment management practices, such as buying and selling futures and options.

Some of the most important factors evaluated by the Sub-advisor in selecting natural resource companies are the capability for expanded production, superior exploration programs and production facilities, and the potential to accumulate new resources. The portfolio expects to invest in those natural resource companies which own or develop energy sources (such as oil, gas, coal and uranium), precious metals, forest products, real estate, nonferrous metals, diversified resources, and other basic commodities which, in the opinion of the Sub-advisor, can be produced and marketed profitably during periods of rising labor costs and prices. However, the percentage of the portfolio's assets invested in natural resource and related businesses versus the percentage invested in non-resource companies may vary greatly depending upon economic monetary conditions and the outlook for inflation. The earnings of natural resource companies may be expected to follow irregular patterns, because these companies are particularly influenced by the forces of nature and international politics. Companies which own or develop real estate might also be subject to irregular fluctuations of earnings, because these companies are affected by changes in the availability of money, interest rates, and other factors.

The portfolio may invest up to 50% of its total assets in foreign securities. These include non-dollar denominated securities traded outside of the U.S. and dollar denominated securities traded in the U.S. (such as ADRs). Some of the countries in which the portfolio may invest may be considered to be developing
and may involve special risks   The portfolio will not purchase a non-
investment grade debt security (or junk bond) if immediately after such purchase the portfolio would have more than 10% of its total assets invested in such securities. Junk bonds are regarded as predominantly speculative and high risk. The portfolio may invest up to 10% of its total assets in hybrid instruments. Such instruments may take a variety of forms, such as debt instruments with interest or principal payments determined by reference to the value of a currency, security index or commodity at a future point in time.

FOUNDERS CAPITAL APPRECIATION PORTFOLIO: THE INVESTMENT OBJECTIVE OF FOUNDERS CAPITAL APPRECIATION PORTFOLIO IS CAPITAL APPRECIATION. The portfolio will normally invest at least 65% of its total assets in common stocks of U.S. companies with market capitalizations of $1.5 billion or less. These stocks normally will be traded in the over-the-counter market. Since it may engage in short-term trading, the portfolio normally will have annual portfolio turnover rates in excess of 100%.

INVESCO EQUITY INCOME PORTFOLIO: THE INVESTMENT OBJECTIVE OF THE INVESCO EQUITY INCOME PORTFOLIO IS TO SEEK HIGH CURRENT INCOME WHILE FOLLOWING SOUND INVESTMENT PRACTICES. Capital growth potential is an additional, but secondary, consideration in the selection of portfolio securities. The portfolio seeks to achieve its objective by investing in securities which will provide a relatively high-yield and stable return and which, over a period of years, may also provide capital appreciation. The portfolio normally will invest between 60% and 75% of its assets in dividend-paying, marketable common stocks of domestic and foreign industrial issuers. The portfolio also will invest in convertible bonds, preferred stocks and debt securities. The portfolio may depart from the basic investment objective and assume a defensive position with a large portion of its assets temporarily invested in high quality corporate bonds, or notes and government issues, or held in cash. The portfolio's investments in common stocks may decline in value. To minimize the risk this presents, the portfolio only invests in dividend-paying common stocks of domestic and foreign industrial issuers which are marketable, and will not invest more than 5% of the portfolio's assets in the securities of any one company or more than 25% of the portfolio's assets in any one industry. The portfolio's investments in debt securities will generally be subject to both credit risk and market risk. There are no fixed-limitations regarding portfolio turnover. The rate of portfolio turnover may fluctuate as a result of constantly changing economic conditions and market circumstances.
Securities initially satisfying the portfolio's basic objectives and policies may be disposed of when they are no longer suitable. As a result, it is anticipated that the portfolio's annual portfolio turnover rate may be in excess of 100%, and may be higher than that of other investment companies seeking current income with capital growth as a secondary consideration. Increased portfolio turnover would cause the portfolio to incur greater brokerage costs than would otherwise be the case.

PIMCO TOTAL RETURN BOND PORTFOLIO: THE INVESTMENT OBJECTIVE OF THE PIMCO TOTAL RETURN BOND PORTFOLIO IS TO SEEK TO MAXIMIZE TOTAL RETURN. A secondary objective is preservation of capital. The Sub-advisor will seek to employ prudent investment management techniques, especially in light of the broad range of investment instruments in which the portfolio may invest. The proportion of the portfolio's assets committed to investment in securities with particular characteristics (such as maturity, type and coupon rate) will vary based on the outlook for the U.S. and foreign economies, the financial markets and other factors. The portfolio will invest at least 65% of its assets in the following types of securities which may be issued by domestic or foreign entities and denominated in U.S. dollars or foreign currencies: securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities; corporate debt securities; corporate commercial paper; mortgage and other asset-backed securities; variable and floating rate debt securities; bank certificates of deposit; fixed time deposits and bankers' acceptances; repurchase agreements and reverse repurchase agreements; obligations of foreign governments or their subdivisions, agencies and instrumentalities, international agencies or supranational entities; and foreign currency exchange-related securities, including foreign currency warrants. The portfolio will invest in a diversified portfolio of fixed-income securities of varying maturities with a portfolio duration from three to six years. The portfolio may invest up to 20% of assets in corporate debt securities that are rated below investment grade (i.e., rated below Baa by Moody's or BBB by S&P or, if unrated, determined by the Sub-advisor to be of comparable quality). These securities are regarded as high risk and predominantly speculative with respect to the issuer's continuing ability to meet principal and interest payments (see the underlying fund prospectus for details).

PIMCO LIMITED MATURITY BOND PORTFOLIO: THE INVESTMENT OBJECTIVE OF THE PIMCO LIMITED MATURITY BOND PORTFOLIO IS TO SEEK TO MAXIMIZE TOTAL RETURN, CONSISTENT WITH PRESERVATION OF CAPITAL AND PRUDENT INVESTMENT MANAGEMENT. The portfolio will invest at least 65% of its total assets in the following types of securities, which may be issued by domestic or foreign entities and denominated in U.S. dollars or foreign currencies: securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities ("U.S. Government securities"); corporate debt securities; corporate commercial paper; mortgage and other asset-backed securities; variable and floating rate debt securities; bank certificates of deposit, fixed time deposits and bankers' acceptances; repurchase agreements and reverse repurchase agreements; obligations of foreign governments or their subdivisions, agencies and instrumentalities, international agencies or supranational entities; and foreign currency exchange-related securities, including foreign currency warrants.

The portfolio may hold different percentages of its assets in these various types of securities, and may invest all of its assets in derivative instruments or in mortgage- or asset-backed securities. There are special risks involved in these instruments. The portfolio will invest in a diversified portfolio of fixed income securities of varying maturities with a portfolio duration from one to three years. The portfolio may invest up to 10% of its assets in corporate debt securities that are rated below investment grade but rated B or higher by Moody's or S&P (or, if unrated, determined by the Sub-advisor to be of comparable quality). The portfolio may also invest up to 20% of its assets in securities denominated in foreign currencies. The "total return" sought by the portfolio will consist of interest and dividends from underlying securities, capital appreciation reflected in unrealized increases in value of portfolio securities (realized by the shareholder only upon selling shares) or realized from the purchase and sale of securities, and use of futures and options, or gains from favorable changes in foreign currency exchange rates
The portfolio may invest directly in U.S. dollar- or foreign currency-denominated fixed income securities of non-U.S. issuers. The portfolio will limit its foreign investments to securities of issuers based in developed countries (including Newly Industrialized Countries, "NICs", such as Taiwan, South Korea and Mexico). Investing in the securities of issuers in any foreign country involves special risks.

JANCAP GROWTH PORTFOLIO: THE INVESTMENT OBJECTIVE OF THE JANCAP GROWTH PORTFOLIO IS GROWTH OF CAPITAL IN A MANNER CONSISTENT WITH THE PRESERVATION OF CAPITAL. Realization of income is not a significant investment consideration and any income realized on investments, therefore, will be incidental to this objective. The objective will be pursued by emphasizing investments in common stocks. Common stock investments will be in industries and companies that the portfolio's sub-advisor believes are experiencing favorable demand for their products and services, and which operate in a favorable competitive and regulatory environment. Investments may be made to a lesser degree in preferred stocks, convertible securities, warrants, and debt securities of U.S. issuers, when the JanCap Growth Portfolio perceives an opportunity for capital growth from such securities or so that a return may be received on its idle cash. Debt securities which the portfolio may purchase include corporate bonds and debentures (not to exceed 5% of net assets in bonds rated below investment grade), mortgage-backed and asset-backed securities, zero-coupon bonds, indexed/structured notes, high-grade commercial paper, certificates of deposit and repurchase agreements. Securities of foreign issuers, including securities of foreign governments and Euromarket securities, also may be purchased. Although it is the general policy of the JanCap Growth Portfolio to purchase and hold securities for capital growth, changes will be made whenever the portfolio's sub-advisor believes they are advisable. Because investment changes usually will be made without reference to the length of time a security has been held, a significant number of short-term transactions may result.

Investments also may be made in "special situations" from time to time. A "special situation" arises when, in the opinion of the portfolio's sub-advisor, the securities of a particular company will be recognized and appreciate in value due to a specific development, such as a technological breakthrough, management change or a new product at that company. Subject to certain limitations, the JanCap Growth Portfolio may purchase and write options on securities (including index options) and options on foreign currencies, and may invest in futures contracts for the purchase or sale of instruments based on financial indices, including interest rates or an index of U.S. Government or foreign government securities or equity or fixed-income securities, futures contracts on foreign currencies and fixed income securities ("futures contracts"), options on futures contracts, forward contracts and swaps and swap-related products. These instruments will be used primarily for hedging purposes. Investment of up to 15% of the JanCap Growth Portfolio's total assets may be made in securities that are considered illiquid because of the absence of a readily available market or due to legal or contractual restrictions.

FEDERATED UTILITY INCOME PORTFOLIO: THE INVESTMENT OBJECTIVE OF THE FEDERATED UTILITY INCOME PORTFOLIO IS TO ACHIEVE HIGH CURRENT INCOME AND MODERATE CAPITAL APPRECIATION BY INVESTING PRIMARILY IN A PROFESSIONALLY MANAGED AND DIVERSIFIED PORTFOLIO OF EQUITY AND DEBT SECURITIES OF UTILITY COMPANIES. The portfolio intends to achieve its investment objective by investing in equity and debt securities of utility companies that produce, transmit or distribute gas and electric energy as well as those companies that provide communications facilities, such as telephone and telegraph companies. As a matter of investment policy that can be changed without shareholder vote, the portfolio will invest at least 65% of its total assets in securities of utility companies.

FEDERATED HIGH YIELD PORTFOLIO: THE INVESTMENT OBJECTIVE OF THE FEDERATED HIGH YIELD PORTFOLIO IS TO SEEK HIGH CURRENT INCOME BY INVESTING PRIMARILY IN A DIVERSIFIED PORTFOLIO OF FIXED INCOME SECURITIES. The portfolio will invest 65% of its assets in lower-rated fixed income bonds. Lower-rated debt obligations are generally considered to be high-risk investments. The corporate debt obligations in which the portfolio invests are usually not in the three highest rating categories of a nationally recognized rating organization (AAA, AA, or A for Standard & Poor's and Aaa, Aa or A for Moody's) but are in the lower rating categories or are unrated but are of comparable quality and have speculative characteristics or are speculative. Lower-rated or unrated bonds are commonly referred to as "junk bonds". There is no minimal acceptable rating for a security to be purchased or held in the portfolio, and the portfolio may, from time to time, purchase or hold securities rated in the lowest rating category. Under normal circumstances, the portfolio will not invest more than 10% of the value of its total assets in equity securities. The fixed income securities in which the portfolio may invest include, but are not limited to: preferred stocks, bonds, debentures, notes, equipment lease certificates and equipment trust certificates. The portfolio will invest primarily in fixed rate corporate debt obligations.

AST PHOENIX BALANCED ASSET PORTFOLIO: THIS AST PHOENIX BALANCED ASSET PORTFOLIO SEEKS AS ITS INVESTMENT OBJECTIVE REASONABLE INCOME, LONG-TERM CAPITAL GROWTH AND CONSERVATION OF CAPITAL. The portfolio intends to invest based on combined considerations of risk, income, capital enhancement and protection of capital value. The portfolio may invest in any type or class of security. Normally, the portfolio will invest in common stocks and fixed income securities; however, it may also invest in securities convertible into common stocks. At least 25% of the value of its assets will be invested in fixed income senior securities. The portfolio may also engage in certain options transactions and enter into financial futures contracts and related options for hedging purposes and may invest in deferred or zero coupon debt obligations. In implementing the investment objective of the portfolio, the sub-advisor will select securities believed to have potential for the production of current income, with emphasis on securities that also have potential for capital enhancement. In an effort to protect its assets against major market declines, or for other temporary defensive purposes, the portfolio may actively pursue a policy of retaining cash or investing part or all of its assets in cash equivalents, such as government securities and high grade commercial paper.

AST SCUDDER INTERNATIONAL BOND PORTFOLIO: THE AST SCUDDER INTERNATIONAL BOND PORTFOLIO SEEKS TO PROVIDE INCOME PRIMARILY BY INVESTING IN A MANAGED PORTFOLIO OF HIGH-GRADE DEBT SECURITIES DENOMINATED IN FOREIGN CURRENCIES ("INTERNATIONAL BONDS"). As a secondary objective, the portfolio seeks protection and possible enhancement of principal value by actively managing currency, bond market and maturity exposure and by security selection. The portfolio is intended for long-term investors who can accept the risks associated with investing in international bonds. Total return from investment in the portfolio will consist of income after expenses, bond price gains (or losses) in terms of the local currency and currency gains (or losses). For tax purposes, realized gains and losses on currency are regarded as ordinary income and loss and could, under certain circumstances, have an impact on distributions. The value of the portfolio will fluctuate in response to various economic factors, the most important of which are fluctuations in foreign currency exchange rates and interest rates.

The portfolio will normally invest at least 65% of its total assets in bonds denominated in foreign currencies. Because the portfolio's investments are primarily denominated in foreign currencies, exchange rates are likely to have a significant impact on total portfolio performance. For example, a fall in the U.S. dollar's value relative to the Japanese yen will increase the U.S. dollar value of a Japanese bond held in the portfolio, even though the price of that bond in yen terms remains unchanged. Conversely, if the U.S. dollar rises in value relative to the yen, the U.S. dollar value of a Japanese bond will fall. Investors should be aware that exchange rate movements can be significant and endure for long periods of time.

Because of the portfolio's long-term investment objective, investors should not rely on an investment in the portfolio for their short-term financial needs and should not view the portfolio as a vehicle for playing short-term swings in the international bond and foreign exchange markets. Shares of the portfolio alone should not be regarded as a complete investment program. Also, investors should be aware that investing in international bonds may involve a higher degree of risk than investing in U.S. bonds.

BERGER CAPITAL GROWTH PORTFOLIO: THE INVESTMENT OBJECTIVE OF THE PORTFOLIO IS TO ACHIEVE LONG-TERM CAPITAL APPRECIATION. The portfolio seeks to achieve this objective primarily by investing in common stocks of established companies. As a high level of income return is not an investment objective, any income produced will be a by-product of the effort to achieve the portfolio's objective. In selecting its portfolio securities, the sub-advisor places primary emphasis on established companies which it believes to have favorable growth prospects. Common stocks usually constitute all or most of the portfolio's investment holdings, but the portfolio remains free to invest in securities other than common stocks, and may do so when deemed substantial positions in securities convertible into common stocks, and it may also purchase government securities, preferred stocks and other senior securities if the sub-advisor believes these are likely to be the best suited at that time to achieve th portfolio's objective. The portfolio's policy of investing in securities believed to have a potential for capital growth means that the assets of the portfolio generally may be subject to greater fluctuation in value than if the portfolio invested in other securities.

                            THE ALGER AMERICAN FUND

ALGER AMERICAN SMALL CAPITALIZATION PORTFOLIO: THE INVESTMENT OBJECTIVE OF THE ALGER AMERICAN SMALL CAPITALIZATION PORTFOLIO IS LONG-TERM CAPITAL APPRECIATION. Income is a consideration in the selection of investments but is not an investment objective of the portfolio. It seeks to achieve this objective by investing its assets in equity securities, such as common or preferred stocks that are listed on a national securities exchange, or securities convertible into or exchangeable for equity securities, including warrants and rights, often selected by the investment manager on the basis of original research produced by its research analysts. Except during temporary defensive periods, the portfolio invests least 65 percent of its total assets in equity securities of companies that, at the time of purchase, have "total market capitalization" - present market value per share multiplied by the total number of shares outstanding - of less than $1 billion. Investing in smaller, newer issuers generally involves greater risk than investing in larger, more established issuers.

ALGER AMERICAN GROWTH PORTFOLIO: THE INVESTMENT OBJECTIVE OF THE ALGER AMERICAN GROWTH PORTFOLIO IS LONG-TERM CAPITAL APPRECIATION. Income may be a consideration in the selection of investments but is not an investment objective of the portfolio. It seeks to achieve its objective by investing in equity securities, such as common or preferred stocks that are listed on a national securities exchange, or securities convertible into or exchangeable for equity securities, including warrants and rights, often selected by the investment manager on the basis of original research produced by its research analysts. Except during temporary defensive periods, the portfolio invests at least 65 percent of its total assets in equity securities of companies that, at the time of purchase, have total market capitalization of $1 billion or greater.

ALGER AMERICAN MIDCAP GROWTH PORTFOLIO: THE INVESTMENT OBJECTIVE OF THE ALGER AMERICAN MIDCAP GROWTH PORTFOLIO IS LONG-TERM CAPITAL APPRECIATION. Income is a consideration in the selection of investments but is not an investment objective of the portfolio. It seeks to achieve its objective by investing in equity securities, such as common or preferred stocks that are listed on a national securities exchange, or securities convertible into or exchangeable for equity securities, including warrants and rights, often selected by the investment manager on the basis of original research produced by its research analysts. Except during temporary defensive periods, the portfolio invests at least 65 percent of its total assets in equity securities of companies that, at the time of purchase, of the securities, have total market capitalization between $750 million and $3.5 billion.

                  NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST

(Each portfolio of the Neuberger & Berman Advisers Management Trust invests exclusively in a corresponding series of Advisers Managers Trust in what is sometimes known as a "master/feeder" fund structure. Therefore, the investment objective of each portfolio matches that of the series of the Advisers Managers Trust in which the portfolio invests. Therefore, the following information is presented in terms of the applicable series of the Advisers Management Trust).

AMT PARTNERS INVESTMENTS: THE INVESTMENT OBJECTIVE OF THE AMT PARTNERS INVESTMENTS IS TO SEEK CAPITAL GROWTH. This investment objective is non-fundamental.

The AMT Partners Investments invests primarily in common stocks of established companies, using the value-oriented investment approach. The series seeks capital growth through an investment approach that is designed to increase capital with reasonable risk. Its investment program seeks securities believed to be undervalued based on strong fundamentals such as low price-to-earnings ratios, consistent cash flow, and support from asset values.

Up to 15% of the series' net assets may be invested in corporate debt securities rated below investment grade or in comparable unrated securities. Securities rated below investment grade as well as unrated securities are often considered to be speculative and usually entail greater risk.

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                           ATTENTION:  CONCIERGE DESK
                                  P.O. BOX 883
                           SHELTON, CONNECTICUT 06484

PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS FURTHER DETAILS ABOUT THE AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS / /-PROS (12/95).



            _______________________________________________________
                               (print your name)



            _______________________________________________________
                                   (address)



            _______________________________________________________
                             (city/state/zip code)

      ADDITIONAL INFORMATION:  Inquiries will be answered by calling your representative or by writing to:

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                  P.O. Box 883
                           Shelton, Connecticut 06484


Issued by:                                                          Serviced at:

AMERICAN SKANDIA LIFE                                      AMERICAN SKANDIA LIFE
ASSURANCE CORPORATION                                      ASSURANCE CORPORATION
One Corporate Drive                                                 P.O. Box 883
Shelton, Connecticut 06484                            Shelton, Connecticut 06484
Telephone: 1-800-752-6342                             Telephone:  1-800-752-6342


                                Distributed by:

                    AMERICAN SKANDIA MARKETING, INCORPORATED
                              One Corporate Drive
                           Shelton, Connecticut 06484
                           Telephone: (203) 926-1888

                      STATEMENT OF ADDITIONAL INFORMATION

The variable investment options under the annuity contracts, registered under the Securities Act of 1933 and the Investment Company Act of 1940, are issued by AMERICAN SKANDIA LIFE ASSURANCE CORPORATION VARIABLE ACCOUNT B (CLASS 1 SUB-ACCOUNTS) and AMERICAN SKANDIA LIFE ASSURANCE CORPORATION. The fixed investment options thereunder, registered solely under the Securities Act of 1933, are issued by AMERICAN SKANDIA LIFE ASSURANCE CORPORATION and the assets supporting such securities are maintained in AMERICAN SKANDIA LIFE ASSURANCE CORPORATION SEPARATE ACCOUNT D.

THIS STATEMENT OF ADDITIONAL lNFORMATlON IS NOT A PROSPECTUS. THE INFORMATION CONTAINED HEREIN SHOULD BE READ IN CONJUNCTlON WITH THE PROSPECTUS FOR THE ANNUITIES WHICH ARE REFERRED TO HEREIN.

THE PROSPECTUS SETS FORTH INFORMATION THAT A PROSPECTIVE INVESTOR OUGHT TO KNOW BEFORE lNVESTING. FOR A COPY OF THE PROSPECTUS SEND A WRITTEN REQUEST TO AMERICAN SKANDIA LIFE ASSURANCE CORPORATION, P.O. BOX 883, SHELTON, CONNECTICUT 06484, OR TELEPHONE 1-800-752-6343.

Date of Prospectus: December 28, 1995            Date of Statement of Additional
                                                 Information: December 28, 1995

                               TABLE OF CONTENTS

ITEM                                                                                             PAGE
----                                                                                             ----
General Information Regarding American Skandia Life Assurance Corporation                           1
Principal Underwriter                                                                               1
Calculation of Performance Data                                                                     2
Unit Price Determinations                                                                           4
Calculating the Market Value Adjustment                                                             4
Independent Auditors                                                                                5
Legal Experts                                                                                       5
Appendix A  Financial Statements for  Separate Account B (Class 1 Sub-accounts)                     6

GENERAL INFORMATION REGARDING AMERICAN SKANDIA LIFE ASSURANCE CORPORATION:
American Skandia Life Assurance Corporation ("we", "our" or "us") is a wholly-owned subsidiary of American Skandia Investment Holding Corporation whose indirect parent is Skandia Insurance Company Ltd. Skandia Insurance Company Ltd. is part of a group of companies whose predecessor commenced operations in 1855. Skandia Insurance Company Ltd. is a major worldwide insurance company operating from Stockholm, Sweden which owns and controls, directly or through subsidiary companies, numerous insurance and related companies. We are organized as a Connecticut stock life insurance company, and are subject to Connecticut law governing insurance companies. Our mailing address is P.O. Box 883, Shelton, Connecticut 06484.

PRINCIPAL UNDERWRITER: American Skandia Marketing, Incorporated ("ASM, Inc."), formerly Skandia Life Equity Sales Corporation, serves as principal underwriter for the Annuities. We, ASM, Inc. and American Skandia Investment Services, Incorporated ("ASISI"), formerly American Skandia Life Investment Management, Inc., the investment manager of the American Skandia Trust, are wholly-owned subsidiaries of American Skandia Investment Holding Corporation. Most of the Class 1 Sub-accounts of Separate Account B invest in portfolios offered by American Skandia Trust.

Annuities may be sold by agents of ASM, Inc. or agents of securities brokers or insurance brokers who enter into agreements with ASM, Inc. and who are legally qualified under federal and state law to sell the Annuities in those states where the Annuities are to be offered. The Annuities are offered on a continuous basis. ASM, Inc. is registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 as a broker dealer and is a member of the National Association of Securities Dealers, Inc. ASM, Inc. receives no underwriting commissions.

CALCULATION OF PERFORMANCE DATA: We may advertise our Current Rates for new Fixed Allocations, to the extent permitted by law.

We may advertise the performance of Sub-accounts using two types of measures. These measures are "current and effective yield", which may be used for money market-type Sub-accounts, and "total return", which may be used with other types of Sub-accounts. The following descriptions provide details on how we calculate these measures for Sub-accounts:

         (1) CURRENT AND EFFECTIVE YIELD: The current yield of a money market-type Sub-account is calculated based upon a seven day period ending on the date of calculation. The current yield of such a Sub-account is computed by determining the change (exclusive of capital changes) in the Account Value of a hypothetical pre-existing allocation by an Owner to such a Sub-account (the "Hypothetical Allocation") having a balance of one Unit at the beginning of the period, subtracting a hypothetical maintenance fee, and dividing such net change in the Account Value of the Hypothetical Allocation by the Account Value of the Hypothetical Allocation at the beginning of the same period to obtain the base period return, and multiplying the result by (365/7). The resulting figure will be carried to at least the nearest 100th of one percent.

We compute effective compound yield for a money market-type Sub-account according to the method prescribed by the Securities and Exchange Commission. The effective yield reflects the reinvestment of net income earned daily on assets of such a Sub-account. Net investment income for yield quotation purposes will not include either realized or capital gains and losses or unrealized appreciation and depreciation.

         (2) TOTAL RETURN: Total return for the other Sub-accounts is computed by using the formula:

                                 P(1+T)n = ERV

                                     where:

         P = a hypothetical allocation of $1,000;

         T = average annual total return;

         n = the number of years over which total return is being measured; and

         ERV = the Account Value of the hypothetical $1,000 payment as of the end of the period over which total return is being measured.

The Sub-accounts offered as variable investment options for the Annuities have been available as variable investment options in other annuities we offer. In addition, some of the underlying mutual fund portfolios existed prior to the inception of these Sub-accounts. Performance quoted in advertising regarding such Sub-accounts may indicate periods during which the Sub-accounts have been in existence but prior to the initial offering of the Annuities, or periods during which the underlying mutual fund portfolios have been in existence, but the Sub-accounts have not. Such hypothetical performance is calculated using the same assumptions employed in calculating actual performance since inception of the Sub-accounts.

As part of any advertisement of Standard Total Return, we may advertise the "Non-standard Total Return" of the Sub-accounts. Non-standard Total Return is calculated in the same manner as the standardized returns except that the calculations assume no redemption at the end of the applicable periods, thus these figures do not take into consideration the Annuity's contingent deferred sales charge.

NON-STANDARD TOTAL RETURNS REFLECT THE ADDITION OF CREDITS. The Non-standard Total Return numbers provided assume Credits equal to 3% of Purchase Payments. Under limited circumstances, as described in detail in the "Credits" section of the Prospectus, the percentage Credit may be less or more than 3%, depending on age and the amount of Purchase Payments received. In addition, the amount of the Credits may be deducted from the amount payable at death under limited circumstances (see "Death Benefit"). The impact of Credits on Total Return is particularly pronounced for the shorter durations for which Total Return is measured, such as one and three years. You should take this into considerations in any comparison of Total Return between the Sub-accounts and investment options offered pursuant to other annuities.

As described in the Prospectus, Annuities may be offered in certain situations in which the contingent deferred sales charge or certain other charges or fees may be eliminated or reduced. Advertisements of performance in connection with the offer of such Annuities will be based on the charges applicable to such Annuities.

Shown below are total return figures for the periods shown. "Standard" total return and "Non-standard" total return figures, as described above, are shown. These figures assume that all charges and fees are applicable, except that for "Non-standard" return, the contingent deferred sales charge is not applied. The "inception-to-date" figures shown below are based on the inception date of an underlying mutual fund portfolio. Any performance of such portfolios prior to inception of a Sub-account is provided by the underlying mutual funds. The total return for any Sub-account reflecting performance prior to such Sub-account's inception is based on such information.

                                                 STANDARD TOTAL RETURN                               NON-STANDARD TOTAL RETURN
                                                                     Incep-                                               Incep-
                                              1        3       5     tion-to                       1       3        5     tion-to
                                             Yr.      Yr.     Yr.     -Date                       Yr.     Yr.      Yr.     -Date
JanCap Growth
LA Growth and Income
Seligman Henderson International Equity*
Seligman Henderson International
  Small Cap
AST Phoenix Balanced Asset                     [all return numbers to be provided upon amendment]
Fed Utility Inc
Fed High Yield
T. Rowe Price Asset Allocation
T. Rowe Price International Equity
T. Rowe Price Natural Resources
Founders Capital Appreciation
INVESCO Equity Income
PIMCO Total Return Bond
PIMCO Limited Maturity Bond
AST Scudder International Bond
Berger Capital Growth
AA Growth
AA Small Capitalization
AA MidCap Growth
NB Partners

*Formerly known as HI International Growth

         The performance quoted in any advertising should not be considered a representation of the performance of these Sub-accounts in the future since performance is not fixed. Actual performance will depend on the type, quality and, for some of the Sub-accounts, the maturities of the investments held by the underlying mutual funds and upon prevailing market conditions and the response of the underlying mutual funds to such conditions. Actual performance will also depend on changes in the expenses of the underlying mutual funds. In addition, the amount of charges against each Sub-account will affect performance.

         The information provided by these measures may be useful in reviewing the performance of the Sub-accounts, and for providing a basis for comparison with other annuities. These measures may be less useful in providing a basis for comparison with other investments that neither provide some of the benefits of such annuities nor are treated in a similar fashion under the Code.

UNIT PRICE DETERMINATIONS: For each Sub-account the initial Unit Price was $10.00. The Unit Price for each subsequent period is the net investment factor for that period, multiplied by the Unit Price for the immediately preceding Valuation Period. The Unit Price for a Valuation Period applies to each day in the period. The net investment factor is an index that measures the investment performance of and charges assessed against a Sub-account from one Valuation Period to the next. The net investment factor for a Valuation Period is: (a) divided by (b), less (c) where:

         (a) is the net result of:

                  (1) the net asset value per share of the underlying mutual fund shares held by that Sub-account at the end of the current Valuation Period plus the per share amount of any dividend or capital gain distribution declared and unpaid by the underlying mutual fund during that Valuation Period; plus or minus

                  (2) any per share charge or credit during the Valuation Period as a provision for taxes attributable to the operation or maintenance of that Sub-account.

         (b) is the net result of:

                  (1) the net asset value per share plus any declared and unpaid dividends per share of the underlying mutual fund shares held in that Sub-account at the end of the preceding Valuation Period; plus or minus

                  (2) any per share charge or credit during the preceding Valuation Period as a provision for taxes attributable to the operation or maintenance of that Sub-account.

         (c) is the mortality and expense risk charges and the administration charge.

We value the assets in each Sub-account at their fair market value in accordance with accepted accounting practices and applicable laws and regulations. The net investment factor may be greater than, equal to, or less than one.

CALCULATING THE MARKET VALUE ADJUSTMENTS: The market value adjustment ("MVA") is used in determining the Account Value of each Fixed Allocation. The formula used to determine the MVA is applied separately to each Fixed Allocation. Values and time durations used in the formula are as of the date the Account Value is being determined. Current Rates and available Guarantee Periods are those for the class of Annuities you purchase pursuant to the Prospectus available in conjunction with this Statement of Additional Information. The formula is:

                           [(1+I) / (1+J+0.0010)]N/12

                                     where:

                  I is the interest rate being credited to the Fixed Allocation;

                  J is the interest rate (for your class of annuities) being credited to new Fixed Allocations with Guarantee Period durations equal to the number of years (rounded to the next higher integer when occurring on other than an anniversary of the beginning of the Fixed Allocation's Guarantee Period) remaining in your Fixed Allocation Guarantee Period;

                  N is the number of months (rounded to the next higher integer when occurring on other than a monthly anniversary of the beginning of the Guarantee Period) remaining in such Guarantee Period.

No MVA applies in determining a Fixed Allocation's Account Value on its Maturity Date. The formula may be changed if Additional Amounts have been added to a Fixed Allocation. For more information, see the section of the Prospectus entitled "Additional Amounts in the Fixed Allocations."

Irrespective of the above, we apply certain formulas to determine "I" and "J" when we do not offer Guarantee Periods with a duration equal to the Remaining Period. These formulas are as follows:

         (a) If we offer Guarantee Periods to your class of Annuities with durations that are both shorter and longer than the Remaining Period, we interpolate a rate for "J" between our then current interest rates for Guarantee Periods with the next shortest and next longest durations then available for new Fixed Allocations for your class of Annuities .

         (b) If we no longer offer Guarantee Periods to your class of Annuities with durations that are both longer and shorter than the Remaining Period, we determine rates for "J" and, for purposes of determining the MVA only, for "I" based on the Moody's Corporate Bond Yield Average - Monthly Average Corporates (the "Average"), as published by Moody's Investor Services, Inc., its successor, or an equivalent service should such Average no longer be published by Moody's. For determining I, we will use the Average published on or immediately prior to the start of the applicable Guarantee Period. For determining J, we will use the Average for the Remaining Period published on or immediately prior to the date the MVA is calculated.

The following examples show the effect of the MVA in determining Account Value. The example assumes: (a) Account Value of $50,000 for the Fixed Allocation at the beginning of its Guarantee Period; (b) a Guarantee Period of 5 years; (c) an interest rate of 5%, which is an effective annual rate; and (d) the date of the calculation is the end of the third year since the beginning of the Guarantee Period. That means there are two exact years remaining to the end of the Guarantee Period.

         EXAMPLE OF UPWARD ADJUSTMENT: Assume that J = 3.5% and there have been no transfers or withdrawals. At this point I = 5% (0.05) and N = 24 (number of months remaining in the Guarantee Period). Then:

                  (a)      MVA = [(1+I)/(I+J+0.0010)]N/12 = [1.05/1.036]2 =
1.027210; and

                  (b)      Account Value = Interim Value X MVA = $59,456.20.

         EXAMPLE OF DOWNWARD ADJUSTMENT: Assume that J = 6% and there have been no transfers or withdrawals. At this point I = 5% (0.05) and N = 24, the number of months remaining in the Guarantee Period. Then:

                  (a)      MVA = [(1+I)/(1+J+0.0010)]N/12 = [1.05/1.061)]2 =
0.979372; and

                  (b)      Account Value = Interim Value X MVA = $56,687.28.

INDEPENDENT AUDITORS: Deloitte & Touche LLP, Two World Financial Center, New York, New York 10281-1433, independent auditors, have performed an annual audit of American Skandia Life Assurance Corporation and an annual audit of American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-accounts). Audited financial statements regarding American Skandia Life Assurance Corporation as of December 31, 1994 and 1993, and the related statements of operations, shareholder's equity and cash flows for each of the three years in the period ended December 31, 1994 and unaudited interim financial statements are included in the Prospectus. Audited financial statements for Variable Account B (Class 1 Sub-accounts) are included herein. The financial statements included herein and in the Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in the report herein and in the Prospectus, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The Company's unaudited interim financial statements, in the opinion of management, have been prepared on the same basis as the audited statements included in the Prospectus and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data. The results of operations for an interim period are not necessarily indicative of the results for the full year or any other interim period.

LEGAL EXPERTS: Counsel with respect to Federal laws and regulations applicable to the issue and sale of the Annuities and with respect to Connecticut law is Werner & Kennedy, 1633 Broadway, New York, New York 10019.

FINANCIAL STATEMENTS FOR SEPARATE ACCOUNT B (CLASS 1 SUB-ACCOUNTS): The financial statements which follow in Appendix A are those of American Skandia Life Insurance Corporation Variable Account B (Class 1 Sub-accounts) for the year ended December 31, 1994. There are other Sub-accounts included in Account B that are not available in the product described in the applicable prospectus.

To the extent and only to the extent that any statement in a document incorporated by reference into this Statement of Additional Information is modified or superseded by a statement in this Statement of Additional Information or in a later-filed document, such statement is hereby deemed so modified or superseded and not part of this Statement of Additional Information.

We furnish you without charge a copy of any or all the documents incorporated by reference in this Statement of Additional Information, including any exhibits to such documents which have been specifically incorporated by reference. We do so upon receipt of your written or oral request. Please address your request to American Skandia Life Assurance Corporation, Attention: Concierge Desk, P.O. Box 883, Shelton, Connecticut, 06484. Our phone number is 1-(800) 752-6342.

                                   APPENDIX A

                  FINANCIAL STATEMENTS FOR SEPARATE ACCOUNT B

                             (CLASS 1 SUB-ACCOUNTS)

                                   APPENDIX A

INDEPENDENT AUDITORS' REPORT
----------------------------

To the Contractowners of
      American Skandia Life Assurance Corporation
      Variable Account B -- Class 1 and the
      Board of Directors of
      American Skandia Life Assurance Corporation
      Shelton, Connecticut

We have audited the accompanying statement of assets and liabilities of thirty-five sub-accounts of American Skandia Life Assurance Corporation Variable Account B -- Class 1, referred to in Note 1, as of December 31, 1994, and the related statements of operations and of changes in net assets for the periods presented. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1994 with the managers of the mutual funds. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the thirty-five sub-accounts of American Skandia Life Assurance Corporation Variable Account B -- Class 1, referred to in
Note 1, as of December 31, 1994, the results of their operations and the changes in their net assets for the periods presented in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
New York, New York
February 20, 1995

AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
VARIABLE ACCOUNT B -- CLASS 1

STATEMENT OF ASSETS AND LIABILITIES

AS OF DECEMBER 31, 1994
--------------------------------------------------------------------------------

                                                    ASSETS
Investment in mutual funds at market value (Note 2):
    Neuberger & Berman Advisers Management Trust (NBAMT):
         Growth Portfolio - 2,239,256 shares (cost $48,826,412)................................  $   45,479,286
         Limited Maturity Bond Portfolio - 10,559,345 shares (cost $150,168,298)...............     148,042,022
         Balanced Portfolio - 4,064,435 shares (cost $59,501,270)..............................      58,974,954
    The Alger American Fund (AAF):
         Income & Growth Portfolio - 1,990,092 shares (cost $28,600,517).......................      26,468,225
         Small Capitalization Portfolio - 9,577,310 shares (cost $261,561,178).................     261,556,347
         Growth Portfolio - 5,628,042 shares (cost $129,423,790)...............................     130,176,623
         Balanced Portfolio - 853,502 shares (cost $9,368,979).................................       9,217,826
         MidCap Growth Portfolio - 4,269,107 shares (cost $56,189,467).........................      57,462,182
    American Skandia Trust (AST):
         Henderson International Growth Portfolio - 13,401,196 shares (cost $237,368,976)......     235,995,054
         Lord Abbett Growth & Income Portfolio - 7,464,343 shares (cost $85,955,164)...........      89,572,115
         JanCap Growth Portfolio - 21,740,998 shares (cost $245,752,591).......................     243,933,996
         Money Market Portfolio - 284,659,589 shares (cost $284,659,589).......................     284,659,589
         Federated Utility Income Portfolio - 7,132,005 shares (cost $74,813,332)..............      70,392,891
         Federated High Yield Portfolio - 2,077,533 shares (cost $20,253,940)..................      20,131,298
         Phoenix Balanced Asset Portfolio - 13,780,113 shares (cost $143,504,926)..............     144,553,388
         Phoenix Capital Growth Portfolio - 1,565,808 shares (cost $15,009,703)................      14,624,646
         T. Rowe Price Asset Allocation Portfolio - 2,287,843 shares (cost $22,679,757)........      22,741,156
         T. Rowe Price International Equity Portfolio - 11,011,655 shares (cost $108,921,812)..     105,932,125
         Founders Capital Appreciation Portfolio - 2,539,350 shares (cost $25,657,918).........      27,526,558
         INVESCO Equity Income Portfolio - 6,541,201 shares (cost $64,668,601).................      63,776,708
         PIMCO Total Return Bond Portfolio - 4,514,123 shares (cost $44,263,989)...............      44,012,697
         Scudder International Bond Portfolio - 1,547,821 shares (cost $15,223,343)............      14,982,910
         Eagle Growth Equity Portfolio - 348,050 shares (cost $3,513,435)......................       3,463,094
         Berger Capital Growth Portfolio - 300,430 shares (cost $2,965,149)....................       2,995,291
    Alliance Variable Products Series Fund (AVP):
         Short-Term Multi-Market Portfolio - 1,782,528 shares (cost $19,437,514)...............      17,664,854
         Premier Growth Portfolio - 2,708,370 shares (cost $33,341,678)........................      33,502,538
         Growth & Income Portfolio - 2,522,101 shares (cost $29,773,538).......................      29,912,122
         U.S. Government/High Grade Securities Portfolio - 54,162 shares (cost $567,292).......         538,372
         Total Return Portfolio - 20,202 shares (cost $217,289)................................         210,303
         International Portfolio - 57,483 shares (cost $723,963)...............................         740,380
         Money Market Portfolio - 349,625 shares (cost $349,625)...............................         349,625
         North American Government Income Portfolio - 11,437 shares (cost $114,589)............         100,531
         Global Dollar Government Portfolio - 41,883 shares (cost $423,249)....................         412,134
         Utility Income Portfolio - 1,948 shares (cost $19,702)................................          19,402
    Scudder Variable Life Investment Fund (SVL):
         Bond Portfolio - 8,171,120 shares (cost $54,838,255)..................................      52,948,859
                                                                                                 --------------
                  Total Invested Assets........................................................   2,263,070,101
Receivable from American Skandia Life Assurance Corp...........................................       1,759,495
Receivable from Neuberger & Berman Advisers Management Trust...................................         399,067
Receivable from Scudder Variable Life Investment Fund..........................................          14,513
Receivable from Alliance Variable Products Series Fund.........................................         226,252
Receivable from The Alger American Fund........................................................       3,423,931
                                                                                                 --------------
                  Total Assets.................................................................  $2,268,893,359
                                                                                                 ==============



--------------------------------------------------------------------------------
See Notes to Financial Statements.

AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
VARIABLE ACCOUNT B -- CLASS 1

STATEMENT OF ASSETS AND LIABILITIES (CONCLUDED)

AS OF DECEMBER 31, 1994
--------------------------------------------------------------------------------

                                                  LIABILITIES
Payable to Contractowners (Note 5).............................................................  $      261,125
Payable to American Skandia Trust..............................................................       5,562,466
                                                                                                 --------------
                  Total Liabilities............................................................  $    5,823,591
                                                                                                 --------------

                                   NET ASSETS

                                                                                           UNIT
CONTRACTOWNERS' EQUITY                                                        UNITS        VALUE
----------------------                                                     ----------     ------
    NBAMT - Growth.....................................................     2,734,835     $16.63     $   45,479,286
    NBAMT - Limited Maturity Bond......................................    10,689,462      13.85        148,042,022
    NBAMT - Balanced...................................................     3,956,683      14.91         58,974,954
    AAF - Income & Growth..............................................     1,958,603      13.51         26,468,226
    AAF - Small Capitalization.........................................     9,356,764      27.95        261,556,347
    AAF - Growth.......................................................     5,614,760      23.18        130,176,623
    AAF - Balanced.....................................................       768,128      12.00          9,217,826
    AAF - MidCap Growth................................................     4,308,374      13.34         57,462,183
    AST - Henderson International Growth...............................    14,043,215      16.80        235,995,054
    AST - Lord Abbett Growth & Income..................................     7,479,449      11.98         89,572,115
    AST - JanCap Growth................................................    22,354,170      10.91        243,933,996
    AST - Money Market.................................................    27,491,389      10.35        284,659,589
    AST - Federated Utility Income.....................................     7,177,232       9.81         70,392,891
    AST - Federated High Yield.........................................     2,106,791       9.56         20,131,298
    AST - Phoenix Balanced Asset.......................................    13,986,604      10.34        144,553,389
    AST - Phoenix Capital Growth.......................................     1,587,862       9.21         14,624,646
    AST - T. Rowe Price Asset Allocation...............................     2,320,063       9.80         22,741,156
    AST - T. Rowe Price International Equity...........................    11,166,758       9.49        105,932,125
    AST - Founders Capital Appreciation................................     2,575,105      10.69         27,526,558
    AST - INVESCO Equity Income........................................     6,633,333       9.61         63,776,727
    AST - PIMCO Total Return Bond......................................     4,577,708       9.61         44,012,697
    AST - Scudder International Bond...................................     1,562,364       9.59         14,982,910
    AST - Eagle Growth Equity..........................................       351,319       9.86          3,463,094
    AST - Berger Capital Growth........................................       301,267       9.94          2,995,291
    AVP - Short-Term Multi-Market......................................     1,839,569       9.60         17,664,854
    AVP - Premier Growth...............................................     2,802,431      11.95         33,502,538
    AVP - Growth & Income..............................................     2,652,224      11.28         29,912,121
    AVP - U.S. Government/High Grade Securities........................        53,792      10.01            538,309
    AVP - Total Return.................................................        20,623      10.19            210,214
    AVP - International................................................        59,089      12.53            740,294
    AVP - Money Market.................................................        34,276      10.20            349,571
    AVP - North American Government Income.............................        11,541       8.71            100,503
    AVP - Global Dollar Government.....................................        42,277       9.75            412,134
    AVP - Utility Income...............................................         1,963       9.87             19,368
    SVL - Bond.........................................................     5,363,572       9.87         52,948,859
                                                                                                     --------------
                  Total Net Assets.....................................                              $2,263,069,768
                                                                                                     ==============

--------------------------------------------------------------------------------

AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
VARIABLE ACCOUNT B -- CLASS 1

STATEMENT OF OPERATIONS

FOR THE PERIODS ENDED DECEMBER 31, 1994
--------------------------------------------------------------------------------

                                                                                   CLASS 1 SUB-ACCOUNTS INVESTING IN:
                                                                                   -----------------------------------
                                                                                                             NBAMT
                                                                                      TOTAL               LIQUID ASSET
                                                                                      -----               ------------
INVESTMENT INCOME:
  Income
    Dividends....................................................................  $ 24,115,361              $ 0
  Expenses
    Mortality and Expense Risks Charges and Administrative Fees (Note 4).........   (26,420,267)              43
                                                                                   ------------              ---
NET INVESTMENT INCOME (LOSS).....................................................    (2,304,906)              43
                                                                                   ------------              ---
REALIZED GAIN (LOSS) ON INVESTMENTS:
  Proceeds from Sales............................................................   889,062,285                0
  Cost of Securities Sold........................................................   864,627,546                0
                                                                                   ------------              ---
    Net Gain (Loss)..............................................................    24,434,739                0
  Capital Gain Distributions Received............................................    32,123,622                0
                                                                                   ------------              ---
NET REALIZED GAIN (LOSS).........................................................    56,558,361                0
UNREALIZED GAIN (LOSS) ON INVESTMENTS:
  Beginning of Period............................................................    86,392,043                0
  End of Period..................................................................   (15,588,734)               0
                                                                                   ------------              ---
NET UNREALIZED GAIN (LOSS).......................................................  (101,980,777)               0
                                                                                   ------------              ---
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS..................  $(47,727,322)             $43
                                                                                   ============              ===

--------------------------------------------------------------------------------

See Notes to Financial Statements.

* Date Operations Commenced.

--------------------------------------------------------------------------------

                              CLASS 1 SUB-ACCOUNTS INVESTING IN:
    -----------------------------------------------------------------------------------------------
                    NBAMT - LIMITED
       NBAMT            MATURITY          NBAMT       AAF - INCOME      AAF - SMALL
      GROWTH              BOND          BALANCED        & GROWTH      CAPITALIZATION   AAF - GROWTH
      ------        ---------------     --------      ------------    --------------   ------------
    $   219,053        $ 5,760,768     $   852,994    $   277,591     $          0     $   113,012
       (642,295)        (2,243,117)       (847,724)      (407,130)      (2,975,134)     (1,346,225)
    -----------        -----------     -----------    -----------     ------------     -----------
       (423,242)         3,517,651           5,270       (129,539)      (2,975,134)     (1,233,213)
    -----------        -----------     -----------    -----------     ------------     -----------
     25,528,710         96,683,882       5,512,988      8,454,526      129,283,061      35,008,538
     28,061,910         98,372,107       5,245,365      8,793,268      119,217,231      30,918,938
    -----------        -----------     -----------    -----------     ------------     -----------
     (2,533,200)        (1,688,225)        267,623       (338,742)      10,065,830       4,089,600
      5,129,483            853,447       1,409,294      1,066,932       13,647,188       5,910,887
    -----------        -----------     -----------    -----------     ------------     -----------
      2,596,283           (834,778)      1,676,917        728,190       23,713,018      10,000,487
      2,238,538          3,063,739       3,960,989      1,671,925       30,038,317       9,200,364
     (3,347,126)        (2,126,276)       (526,315)    (2,132,292)          (4,831)        752,833
    -----------        -----------     -----------    -----------     ------------     -----------
     (5,585,664)        (5,190,015)     (4,487,304)    (3,804,217)     (30,043,148)     (8,447,531)
    -----------        -----------     -----------    -----------     ------------     -----------
    $(3,412,623)       $(2,507,142)    $(2,805,117)   $(3,205,566)    $ (9,305,264)    $   319,743
    ===========        ===========     ===========    ===========     ============     ===========

--------------------------------------------------------------------------------

AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
VARIABLE ACCOUNT B -- CLASS 1

STATEMENT OF OPERATIONS (CONT'D)

FOR THE PERIODS ENDED DECEMBER 31, 1994
--------------------------------------------------------------------------------

                                                                                           CLASS 1 SUB-ACCOUNTS INVESTING IN:
                                                                                           -----------------------------------
                                                                                              AAF                AAF - MIDCAP
                                                                                            BALANCED                GROWTH
                                                                                           ----------            ------------
INVESTMENT INCOME:
  Income
    Dividends...........................................................................   $  101,800             $         0
  Expenses
    Mortality and Expense Risks Charges and Administrative Fees (Note 4)................     (126,268)               (536,764)
                                                                                           ----------             -----------
NET INVESTMENT INCOME (LOSS)............................................................      (24,468)               (536,764)
                                                                                           ----------             -----------
REALIZED GAIN (LOSS) ON INVESTMENTS:
  Proceeds from Sales...................................................................    1,438,221               8,052,135
  Cost of Securities Sold...............................................................    1,335,998               7,423,472
                                                                                           ----------             -----------
    Net Gain (Loss).....................................................................      102,223                 628,663
  Capital Gain Distributions Received...................................................      115,112                 116,792
                                                                                           ----------             -----------
NET REALIZED GAIN (LOSS)................................................................      217,335                 745,455
UNREALIZED GAIN (LOSS) ON INVESTMENTS:
  Beginning of Period...................................................................      530,282               1,594,505
  End of Period.........................................................................     (151,154)              1,272,715
                                                                                           ----------             -----------
NET UNREALIZED GAIN (LOSS)..............................................................     (681,436)               (321,790)
                                                                                           ----------             -----------
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS.........................   $ (488,569)            $  (113,099)
                                                                                           ==========             ===========

--------------------------------------------------------------------------------

See Notes to Financial Statements.

* Date Operations Commenced.

--------------------------------------------------------------------------------

                             CLASS 1 SUB-ACCOUNTS INVESTING IN:
--------------------------------------------------------------------------------------------
    AST - HENDERSON      AST - LORD
     INTERNATIONAL      ABBETT GROWTH     AST - JANCAP      AST - MONEY      AST - FEDERATED
        GROWTH            & INCOME           GROWTH            MARKET        UTILITY INCOME
    ---------------     -------------     ------------      -----------      ---------------
      $    308,413        $  552,886      $    445,438     $  9,496,903        $   880,183
        (3,057,063)         (993,132)       (2,936,539)      (3,550,682)          (953,724)
      ------------        ----------      ------------     ------------        -----------
        (2,748,650)         (440,246)       (2,491,101)       5,946,221            (73,541)
      ------------        ----------      ------------     ------------        -----------
       111,046,085         1,231,609        19,150,364      335,418,171         15,033,138
        95,151,435         1,005,471        17,563,220      335,418,171         15,334,564
      ------------        ----------      ------------     ------------        -----------
        15,894,650           226,138         1,587,144                0           (301,426)
         1,746,028           912,561                 0           19,022            108,585
      ------------        ----------      ------------     ------------        -----------
        17,640,678         1,138,699         1,587,144           19,022           (192,841)
        15,774,146         3,708,887         9,276,399                0            796,173
        (1,373,923)        3,616,951        (1,818,595)               0         (4,420,441)
      ------------        ----------      ------------     ------------        -----------
       (17,148,069)          (91,936)      (11,094,994)               0         (5,216,614)
      ------------        ----------      ------------     ------------        -----------
      $ (2,256,041)       $  606,517      $(11,998,951)    $  5,965,243        $(5,482,996)
      ============        ==========      ============     ============        ===========

--------------------------------------------------------------------------------

AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
VARIABLE ACCOUNT B-- CLASS 1

STATEMENT OF OPERATIONS (CONT'D)

FOR THE PERIODS ENDED DECEMBER 31, 1994
--------------------------------------------------------------------------------

                                                                                            CLASS 1 SUB-ACCOUNTS INVESTING IN:
                                                                                            ----------------------------------
                                                                                            AST - FEDERATED
                                                                                               HIGH YIELD
                                                                                              (JAN.4* THRU      AST - PHOENIX
                                                                                             DEC. 31, 1994)     BALANCED ASSET
                                                                                            ---------------     --------------
INVESTMENT INCOME:
  Income
    Dividends.............................................................................    $         0         $   721,249
  Expenses
    Mortality and Expense Risks Charges and Administrative Fees (Note 4)..................       (182,878)         (1,808,093)
                                                                                              -----------         -----------
NET INVESTMENT INCOME (LOSS)..............................................................       (182,878)         (1,086,844)
                                                                                              -----------         -----------
REALIZED GAIN (LOSS) ON INVESTMENTS:
  Proceeds from Sales.....................................................................     10,319,498           8,360,845
  Cost of Securities Sold.................................................................     10,517,598           8,031,775
                                                                                              -----------         -----------
    Net Gain (Loss).......................................................................       (198,100)            329,070
  Capital Gain Distributions Received.....................................................              0             178,774
                                                                                              -----------         -----------
NET REALIZED GAIN (LOSS)..................................................................       (198,100)            507,844
UNREALIZED GAIN (LOSS) ON INVESTMENTS:
  Beginning of Period.....................................................................              0           1,956,444
  End of Period...........................................................................       (122,643)          1,048,462
                                                                                              -----------         -----------
NET UNREALIZED GAIN (LOSS)................................................................       (122,643)           (907,982)
                                                                                              -----------         -----------
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS...........................    $  (503,621)        $(1,486,982)
                                                                                              ===========         ===========

--------------------------------------------------------------------------------

See Notes to Financial Statements.

* Date Operations Commenced.

--------------------------------------------------------------------------------

                                CLASS 1 SUB-ACCOUNTS INVESTING IN:
---------------------------------------------------------------------------------------------------
    AST - PHOENIX     AST - T. ROWE         AST - T. ROWE        AST - FOUNDERS
       CAPITAL         PRICE ASSET       PRICE INTERNATIONAL        CAPITAL          AST - INVESCO
       GROWTH           ALLOCATION             EQUITY             APPRECIATION       EQUITY INCOME
    (JAN.4* THRU      (JAN. 3* THRU         (JAN. 3* THRU        (JAN. 5* THRU       (JAN. 3* THRU
    DEC. 31, 1994     DEC. 31, 1994)       DEC. 31, 1994)        DEC. 31, 1994)     DEC. 31, 1994)
    -------------     --------------     -------------------     --------------     ---------------
     $        0          $       0           $         0           $        0         $         0
       (110,386)          (182,803)             (841,016)            (153,802)           (428,257)
     ----------          ---------           -----------           ----------         -----------
       (110,386)          (182,803)             (841,016)            (153,802)           (428,257)
     ----------          ---------           -----------           ----------         -----------
      1,117,404            590,604             9,083,802            2,346,344              56,260
      1,180,746            605,561             9,290,146            2,280,109              57,902
     ----------          ---------           -----------           ----------         -----------
        (63,342)           (14,957)             (206,344)              66,235              (1,642)
              0                  0                     0                    0                   0
     ----------          ---------           -----------           ----------         -----------
        (63,342)           (14,957)             (206,344)              66,235              (1,642)
              0                  0                     0                    0                   0
       (385,057)            61,399            (2,989,688)           1,868,641            (891,893)
     ----------          ---------           -----------           ----------         -----------
       (385,057)            61,399            (2,989,688)           1,868,641            (891,893)
     ----------          ---------           -----------           ----------         -----------
     $ (558,785)         $(136,361)          $(4,037,048)          $1,781,074         $(1,321,792)
     ==========          =========           ===========           ==========         ===========

--------------------------------------------------------------------------------

AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
VARIABLE ACCOUNT B -- CLASS 1

STATEMENT OF OPERATIONS (CONT'D)

FOR THE PERIODS ENDED DECEMBER 31, 1994
--------------------------------------------------------------------------------

                                                                                              CLASS 1 SUB-ACCOUNTS INVESTING IN:
                                                                                              ----------------------------------
                                                                                               AST - PIMCO        AST - SCUDDER
                                                                                              TOTAL RETURN        INTERNATIONAL
                                                                                                   BOND               BOND
                                                                                              (JAN. 3* THRU       (MAY 2* THRU
                                                                                              DEC. 31, 1994)      DEC. 31, 1994)
                                                                                              --------------      --------------
INVESTMENT INCOME:
  Income
    Dividends............................................................................      $        0           $       0
  Expenses
    Mortality and Expense Risks Charges and Administrative Fees (Note 4).................        (299,678)            (85,300)
                                                                                               ----------           ---------
NET INVESTMENT INCOME (LOSS).............................................................        (299,678)            (85,300)
                                                                                               ----------           ---------
REALIZED GAIN (LOSS) ON INVESTMENTS:
  Proceeds from Sales....................................................................       1,425,502             709,877
  Cost of Securities Sold................................................................       1,464,797             724,769
                                                                                               ----------           ---------
    Net Gain (Loss)......................................................................         (39,295)            (14,892)
  Capital Gain Distributions Received....................................................               0                   0
                                                                                               ----------           ---------
NET REALIZED GAIN (LOSS).................................................................         (39,295)            (14,892)
UNREALIZED GAIN (LOSS) ON INVESTMENTS:
  Beginning of Period....................................................................               0                   0
  End of Period..........................................................................        (251,292)           (240,434)
                                                                                               ----------           ---------
NET UNREALIZED GAIN (LOSS)...............................................................        (251,292)           (240,434)
                                                                                               ----------           ---------
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS..........................      $ (590,265)          $(340,626)
                                                                                               ==========           =========

--------------------------------------------------------------------------------

See Notes to Financial Statements.

* Date Operations Commenced.

--------------------------------------------------------------------------------

                                     CLASS 1 SUB-ACCOUNTS INVESTING IN:
-------------------------------------------------------------------------------------------------------------
     AST - EAGLE        AST - BERGER
    GROWTH EQUITY      CAPITAL GROWTH                                                        AVP - U.S. GOV'T
     (MAY 3* THRU      (OCT. 19* THRU      AVP - ST       AVP - PREMIER     AVP - GROWTH        HIGH GRADE
    DEC. 31, 1994)     DEC. 31, 1994)      MULTI-MKT         GROWTH           & INCOME          SECURITIES
    --------------     --------------     -----------     -------------     ------------     ----------------
       $      0            $     0        $   928,561      $    35,082      $   575,385          $ 24,308
        (18,282)            (3,225)          (325,004)        (312,850)        (369,274)           (9,999)
       --------            -------        -----------      -----------      -----------          --------
        (18,282)            (3,225)           603,557         (277,768)         206,111            14,309
       --------            -------        -----------      -----------      -----------          --------
        240,678             76,614         23,487,422        1,771,060        3,644,304           452,537
        244,326             77,852         23,782,733        1,479,790        3,227,827           453,960
       --------            -------        -----------      -----------      -----------          --------
         (3,648)            (1,238)          (295,311)         291,270          416,477            (1,423)
              0                  0                  0           36,836           26,454                 0
       --------            -------        -----------      -----------      -----------          --------
         (3,648)            (1,238)          (295,311)         328,106          442,931            (1,423)
              0                  0            158,982        1,186,245        1,332,800            25,246
        (50,341)            30,142         (1,772,660)         160,860          138,583           (28,921)
       --------            -------        -----------      -----------      -----------          --------
        (50,341)            30,142         (1,931,642)      (1,025,385)      (1,194,217)          (54,167)
       --------            -------        -----------      -----------      -----------          --------
       $(72,271)           $25,679        $(1,623,396)     $  (975,047)     $  (545,175)         $(41,281)
       ========            =======        ===========      ===========      ===========          ========

--------------------------------------------------------------------------------

AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
VARIABLE ACCOUNT B -- CLASS 1

STATEMENT OF OPERATIONS (CONCLUDED)

FOR THE PERIODS ENDED DECEMBER 31, 1994
--------------------------------------------------------------------------------

                                                                                             CLASS 1 SUB-ACCOUNTS INVESTING IN:
                                                                                             ----------------------------------
                                                                                             AVP - TOTAL               AVP
                                                                                               RETURN             INTERNATIONAL
                                                                                             -----------          -------------
INVESTMENT INCOME:
  Income
    Dividends..............................................................................    $  5,846              $ 2,261
  Expenses
    Mortality and Expense Risks Charges and Administrative Fees (Note 4)...................      (4,834)              (6,789)
                                                                                               --------              -------
NET INVESTMENT INCOME (LOSS)...............................................................       1,012               (4,528)
                                                                                               --------              -------
REALIZED GAIN (LOSS) ON INVESTMENTS:
  Proceeds from Sales......................................................................     315,713               21,836
  Cost of Securities Sold..................................................................     310,731               16,865
                                                                                               --------              -------
    Net Gain (Loss)........................................................................       4,982                4,971
  Capital Gain Distributions Received......................................................           0                    0
                                                                                               --------              -------
NET REALIZED GAIN (LOSS)...................................................................       4,982                4,971
UNREALIZED GAIN (LOSS) ON INVESTMENTS:
  Beginning of Period......................................................................      16,521               23,743
  End of Period............................................................................      (6,986)              16,417
                                                                                               --------              -------
NET UNREALIZED GAIN (LOSS).................................................................     (23,507)              (7,326)
                                                                                               --------              -------
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS............................    $(17,513)             $(6,883)
                                                                                               ========              =======

--------------------------------------------------------------------------------

See Notes to Financial Statements.

* Date Operations Commenced.

--------------------------------------------------------------------------------

                           CLASS 1 SUB-ACCOUNTS INVESTING IN:
----------------------------------------------------------------------------------------
                      AVP - NORTH        AVP - GLOBAL
                        AMERICAN            DOLLAR         AVP - UTILITY
                      GOV'T INCOME       GOV'T INCOME          INCOME
    AVP - MONEY      (JUL. 6* THRU      (JUL. 6* THRU      (AUG. 29* THRU
       MARKET        DEC. 31, 1994)     DEC. 31, 1994)     DEC. 31, 1994)     SVL - BOND
    -----------      --------------     --------------     --------------     ----------
      $  2,700          $      0           $      0             $   0        $ 2,810,928
        (1,169)           (2,351)            (2,425)              (42)          (656,056)
      --------          --------           --------             -----        -----------
         1,531            (2,351)            (2,425)              (42)         2,154,872
      --------          --------           --------             -----        -----------
       148,942           296,410             11,014                 8         32,744,183
       148,942           333,538             10,888                 8         36,545,533
      --------          --------           --------             -----        -----------
             0           (37,128)               126                 0         (3,801,350)
             0                 0                  0                 0            846,227
      --------          --------           --------             -----        -----------
             0           (37,128)               126                 0         (2,955,123)
             0                 0                  0                 0           (162,202)
             0           (14,058)           (11,116)             (299)        (1,889,396)
      --------          --------           --------             -----        -----------
             0           (14,058)           (11,116)             (299)        (1,727,194)
      --------          --------           --------             -----        -----------
      $  1,531          $(53,537)          $(13,415)            $(341)       $(2,527,445)
      ========          ========           ========             =====        ===========

--------------------------------------------------------------------------------

AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
VARIABLE ACCOUNT B -- CLASS 1
STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

                                                                     CLASS 1 SUB-ACCOUNTS INVESTING IN:
                                                    ---------------------------------------------------------------------
                                                                                                       NBAMT
                                                                  TOTAL                            LIQUID ASSET
                                                    ---------------------------------     -------------------------------
                                                      YEAR ENDED         YEAR ENDED        YEAR ENDED        YEAR ENDED
                                                    DEC. 31, 1994      DEC. 31, 1993      DEC. 31, 1994     DEC. 31, 1993
                                                    --------------     --------------     -------------     -------------
INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS:
    Net Investment Income (Loss).................   $   (2,304,906)    $   (4,096,218)       $     43       $     23,296
    Net Realized Gain (Loss).....................       56,558,361         25,384,363               0                  0
    Net Unrealized Gain (Loss) On Investments....     (101,980,777)        58,669,559               0                  0
                                                    --------------     --------------        --------       ------------
    Net Increase (Decrease) In Net Assets
      Resulting from Operations..................      (47,727,322)        79,957,704              43             23,296
                                                    --------------     --------------        --------       ------------
CAPITAL SHARE TRANSACTIONS:
    Transfers of Annuity Fund Deposits...........    1,136,301,461        837,675,138         (18,000)         1,248,482
    Net Transfers Between Sub-accounts...........          891,130                  0          18,533        (18,390,073)
    Surrenders...................................     (116,753,024)       (39,139,803)           (576)          (363,420)
                                                    --------------     --------------        --------       ------------
    Net Increase (Decrease) In Net Assets
      Resulting From Capital Share
      Transactions...............................    1,020,439,567        798,535,335             (43)       (17,505,011)
                                                    --------------     --------------        --------       ------------
TOTAL INCREASE (DECREASE) IN NET ASSETS..........      972,712,245        878,493,039               0        (17,481,715)
NET ASSETS:
    Beginning of Period..........................    1,290,357,523        411,864,484               0         17,481,715
                                                    --------------     --------------        --------       ------------
    End of Period................................   $2,263,069,768     $1,290,357,523        $      0       $          0
                                                    ==============     ==============        ========       ============

--------------------------------------------------------------------------------

See Notes to Financial Statements.

* Date Operations Commenced.

--------------------------------------------------------------------------------

                                    CLASS 1 SUB-ACCOUNTS INVESTING IN:
-----------------------------------------------------------------------------------------------------------
                 NBAMT                               NBAMT                               NBAMT
                GROWTH                       LIMITED MATURITY BOND                     BALANCED
    -------------------------------     -------------------------------     -------------------------------
     YEAR ENDED        YEAR ENDED        YEAR ENDED        YEAR ENDED        YEAR ENDED        YEAR ENDED
    DEC. 31, 1994     DEC. 31, 1993     DEC. 31, 1994     DEC. 31, 1993     DEC. 31, 1994     DEC. 31, 1993
    -------------     -------------     -------------     -------------     -------------     -------------
     $  (423,242)      $  (305,104)     $  3,517,651      $  1,533,835       $     5,270       $  (215,444)
       2,596,283         2,250,361          (834,778)        1,116,457         1,676,917           671,384
      (5,585,664)         (134,898)       (5,190,015)        1,888,606        (4,487,304)        2,095,111
     -----------       -----------      ------------      ------------       -----------       -----------
      (3,412,623)        1,810,359        (2,507,142)        4,538,898        (2,805,117)        2,551,051
     -----------       -----------      ------------      ------------       -----------       -----------
      13,584,312        16,733,335        86,631,573       116,784,484        13,564,002        29,588,569
      (4,839,790)         (291,828)      (73,112,599)      (31,858,018)       (4,728,960)       (2,706,948)
      (2,249,171)       (1,210,307)      (12,305,221)       (3,966,901)       (3,741,693)       (1,898,897)
     -----------       -----------      ------------      ------------       -----------       -----------
       6,495,351        15,231,200         1,213,753        80,959,565         5,093,349        24,982,724
     -----------       -----------      ------------      ------------       -----------       -----------
       3,082,728        17,041,559        (1,293,389)       85,498,463         2,288,232        27,533,775
      42,396,558        25,354,999       149,335,411        63,836,948        56,686,722        29,152,947
     -----------       -----------      ------------      ------------       -----------       -----------
     $45,479,286       $42,396,558      $148,042,022      $149,335,411       $58,974,954       $56,686,722
     ===========       ===========      ============      ============       ===========       ===========

--------------------------------------------------------------------------------

AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
VARIABLE ACCOUNT B -- CLASS 1
STATEMENTS OF CHANGES IN NET ASSETS (CONT'D)
--------------------------------------------------------------------------------

                                                                 CLASS 1 SUB-ACCOUNTS INVESTING IN:
                                                 -------------------------------------------------------------------
                                                               AAF                                 AAF
                                                          MONEY MARKET                       INCOME & GROWTH
                                                 -------------------------------     -------------------------------
                                                  YEAR ENDED        YEAR ENDED        YEAR ENDED        YEAR ENDED
                                                 DEC. 31, 1994     DEC. 31, 1993     DEC. 31, 1994     DEC. 31, 1993
                                                 -------------     -------------     -------------     -------------
INCREASE (DECREASE) IN NET ASSETS:

OPERATIONS:
    Net Investment Income (Loss)..............        $ 0          $     36,979       $  (129,539)      $  (195,625)
    Net Realized Gain (Loss)..................          0                     0           728,190         1,001,013
    Net Unrealized Gain (Loss) On
      Investments.............................          0                     0        (3,804,217)          912,463
                                                      ---          ------------       -----------       -----------
    Net Increase (Decrease) In Net Assets
      Resulting From Operations...............          0                36,979        (3,205,566)        1,717,851
                                                      ---          ------------       -----------       -----------
CAPITAL SHARE TRANSACTIONS:
    Transfers of Annuity Fund Deposits........          0             3,238,922         6,717,881        11,412,696
    Net Transfers Between Sub-accounts........          6           (35,048,901)       (5,864,504)        9,502,675
    Surrenders................................         (6)             (711,854)       (1,408,813)         (560,281)
                                                      ---          ------------       -----------       -----------
    Net Increase (Decrease) In Net Assets
      Resulting From Capital Share
      Transactions............................          0           (32,521,833)         (555,436)       20,355,090
                                                      ---          ------------       -----------       -----------
TOTAL INCREASE (DECREASE) IN NET ASSETS.......          0           (32,484,854)       (3,761,002)       22,072,941

NET ASSETS:
    Beginning of Period.......................          0            32,484,854        30,229,228         8,156,287
                                                      ---          ------------       -----------       -----------
    End of Period.............................        $ 0          $          0       $26,468,226       $30,229,228
                                                      ===          ============       ===========       ===========

--------------------------------------------------------------------------------

See Notes to Financial Statements.

* Date Operations Commenced.

--------------------------------------------------------------------------------

                                      CLASS 1 SUB-ACCOUNTS INVESTING IN:
    -------------------------------------------------------------------------------------------------------
                  AAF                                 AAF                                 AAF
         SMALL CAPITALIZATION                       GROWTH                             BALANCED
    -------------------------------     -------------------------------     -------------------------------
     YEAR ENDED        YEAR ENDED        YEAR ENDED        YEAR ENDED        YEAR ENDED        YEAR ENDED
    DEC. 31, 1994     DEC. 31, 1993     DEC. 31, 1994     DEC. 31, 1993     DEC. 31, 1994     DEC. 31, 1993
    -------------     -------------     -------------     -------------     -------------     -------------
    $ (2,975,134)     $ (2,329,216)     $ (1,233,213)     $  (615,255)       $  (24,468)      $   (62,895)
      23,713,018        11,883,055        10,000,487        4,652,646           217,335           155,988
     (30,043,148)       12,382,313        (8,447,531)       5,947,186          (681,436)          291,312
    ------------      ------------      ------------      -----------        ----------       -----------
      (9,305,264)       21,936,152           319,743        9,984,577          (488,569)          384,405
    ------------      ------------      ------------      -----------        ----------       -----------
      56,318,695        69,207,910        38,904,547       26,409,231         3,376,270         4,444,064
      11,288,463        (2,687,788)       25,731,026        6,652,488          (423,424)       (1,235,137)
      (7,290,412)       (6,542,318)       (4,253,228)      (2,018,780)         (669,880)         (162,752)
    ------------      ------------      ------------      -----------        ----------       -----------
      60,316,746        59,977,804        60,382,345       31,042,939         2,282,966         3,046,175
    ------------      ------------      ------------      -----------        ----------       -----------
      51,011,482        81,913,956        60,702,088       41,027,516         1,794,397         3,430,580
     210,544,865       128,630,909        69,474,535       28,447,019         7,423,429         3,992,849
    ------------      ------------      ------------      -----------        ----------       -----------
    $261,556,347      $210,544,865      $130,176,623      $69,474,535        $9,217,826       $ 7,423,429
    ============      ============      ============      ===========        ==========       ===========

--------------------------------------------------------------------------------

AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

VARIABLE ACCOUNT B -- CLASS 1

STATEMENTS OF CHANGES IN NET ASSETS (CONT'D)
--------------------------------------------------------------------------------

                                                                         CLASS 1 SUB-ACCOUNTS INVESTING IN:
                                                     --------------------------------------------------------------------------
                                                               AAF - MIDCAP                                  AST
                                                                  GROWTH                       HENDERSON INTERNATIONAL GROWTH
                                                     --------------------------------         ---------------------------------
                                                      YEAR ENDED           MAY 3* THRU         YEAR ENDED         YEAR ENDED
                                                     DEC. 31, 1994        DEC. 31, 1993       DEC. 31, 1994      DEC. 31, 1993
                                                     -------------        -------------       -------------      -------------
INCREASE (DECREASE) IN NET ASSETS:

OPERATIONS:
    Net Investment Income (Loss)................     $  (536,764)         $   (62,218)        $ (2,748,650)        $   (937,867)
    Net Realized Gain (Loss)....................         745,455              404,820           17,640,678            2,190,403
    Net Unrealized Gain (Loss) On Investments...        (321,790)           1,594,505          (17,148,069)          16,753,243
                                                     -----------          -----------         ------------         ------------
    Net Increase (Decrease) In Net Assets
      Resulting from Operations.................        (113,099)           1,937,107           (2,256,041)          18,005,779
                                                     -----------          -----------         ------------         ------------
CAPITAL SHARE TRANSACTIONS:
    Transfers of Annuity Fund Deposits..........      21,760,961            8,902,825           87,148,737           55,282,673
    Net Transfers Between Sub-accounts..........      17,658,989            9,184,568           10,704,208           54,929,189
    Surrenders..................................      (1,777,070)             (92,098)         (10,097,051)          (1,834,109)
                                                     -----------          -----------         ------------         ------------
    Net Increase (Decrease) In Net Assets
      Resulting From Capital Share
      Transactions..............................      37,642,880           17,995,295           87,755,894          108,377,753
                                                     -----------          -----------         ------------         ------------
TOTAL INCREASE (DECREASE) IN NET ASSETS.........      37,529,781           19,932,402           85,499,853          126,383,532

NET ASSETS:
    Beginning of Period.........................      19,932,402                    0          150,495,201           24,111,669
                                                     -----------          -----------         ------------         ------------
    End of Period...............................     $57,462,183          $19,932,402         $235,995,054         $150,495,201
                                                     ===========          ===========         ============         ============

--------------------------------------------------------------------------------

See Notes to Financial Statements.

* Date Operations Commenced.

--------------------------------------------------------------------------------

                              CLASS 1 SUB-ACCOUNTS INVESTING IN:
      -------------------------------------------------------------------------------------------------------------
                 AST                                    AST                                      AST
       LORD ABBETT GROWTH & INCOME                  JANCAP GROWTH                            MONEY MARKET
      ------------------------------        -------------------------------       ---------------------------------
        YEAR ENDED       YEAR ENDED          YEAR ENDED        YEAR ENDED          YEAR ENDED          YEAR ENDED
      DEC. 31, 1994    DEC. 31, 1993        DEC. 31, 1994     DEC. 31, 1993       DEC. 31, 1994       DEC. 31, 1993
      -------------    -------------        -------------     -------------       -------------       -------------
      $  (440,246)     $  (210,352)         $ (2,491,101)     $ (1,240,670)       $   5,946,221       $    701,016
        1,138,699           60,348             1,587,144           474,041               19,022                  0
          (91,936)       3,122,413           (11,094,994)        8,931,359                    0                  0
      -----------      -----------          ------------      ------------        -------------       ------------
          606,517        2,972,409           (11,998,951)        8,164,730            5,965,243            701,016
      -----------      -----------          ------------      ------------        -------------       ------------
       34,884,203       28,919,973            89,693,814       107,798,103          320,036,373        191,211,397
        9,678,044        7,093,038            16,413,857        28,485,171         (120,635,658)       (67,491,749)
       (3,815,649)        (909,761)           (7,841,867)       (2,291,058)         (36,308,163)       (13,402,044)
      -----------      -----------          ------------      ------------        -------------       ------------
       40,746,598       35,103,250            98,265,804       133,992,216          163,092,552        110,317,604
      -----------      -----------          ------------      ------------        -------------       ------------
       41,353,115       38,075,659            86,266,853       142,156,946          169,057,795        111,018,620
       48,219,000       10,143,341           157,667,143        15,510,197          115,601,794          4,583,174
      -----------      -----------          ------------      ------------        -------------       ------------
      $89,572,115      $48,219,000          $243,933,996      $157,667,143        $ 284,659,589       $115,601,794
      ===========      ===========          ============      ============        =============       ============

--------------------------------------------------------------------------------

AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

VARIABLE ACCOUNT B -- CLASS 1

STATEMENTS OF CHANGES IN NET ASSETS (CONT'D)
--------------------------------------------------------------------------------

                                                                                  CLASS 1 SUB-ACCOUNTS INVESTING IN:
                                                                           -----------------------------------------------------
                                                                                  AST - FEDERATED                AST - FEDERATED
                                                                                  UTILITY INCOME                   HIGH YIELD
                                                                           -------------------------------       ---------------

                                                                            YEAR ENDED        MAY 3* THRU         THRU JAN. 4*
                                                                           DEC. 31, 1994     DEC. 31, 1993       DEC. 31,  1994
                                                                           -------------     -------------       --------------
INCREASE (DECREASE) IN NET ASSETS:

OPERATIONS:
    Net Investment Income (Loss)........................................   $   (73,541)      $  (249,877)        $  (182,878)
    Net Realized Gain (Loss)............................................      (192,841)           48,751            (198,100)
    Net Unrealized Gain (Loss) On Investments...........................    (5,216,614)          796,173            (122,643)
                                                                           -----------       -----------         -----------
    Net Increase (Decrease) In Net Assets Resulting From Operations.....    (5,482,996)          595,047            (503,621)
                                                                           -----------       -----------         -----------
CAPITAL SHARE TRANSACTIONS:
    Transfers of Annuity Fund Deposits..................................    28,831,445        46,348,863          11,382,228
    Net Transfers Between Sub-accounts..................................    (6,473,719)       11,219,428          10,453,765
    Surrenders..........................................................    (4,108,447)         (536,730)         (1,201,074)
                                                                           -----------       -----------         -----------
    Net Increase (Decrease) In Net Assets Resulting From Capital Share
      Transactions......................................................    18,249,279        57,031,561          20,634,919
                                                                           -----------       -----------         -----------
TOTAL INCREASE (DECREASE) IN NET ASSETS.................................    12,766,283        57,626,608          20,131,298

NET ASSETS:
    Beginning of Period.................................................    57,626,608                 0                   0
                                                                           -----------       -----------         -----------
    End of Period.......................................................   $70,392,891       $57,626,608         $20,131,298
                                                                           ===========       ===========         ===========

--------------------------------------------------------------------------------

See Notes to Financial Statements.

* Date Operations Commenced.

--------------------------------------------------------------------------------

                                 CLASS 1 SUB-ACCOUNTS INVESTING IN:
    ------------------------------------------------------------------------------------------------

                                                                     AST - T. ROWE
                                                     AST - T. ROWE      PRICE         AST - FOUNDERS
           AST - PHOENIX             AST - PHOENIX    PRICE ASSET    INTERNATIONAL       CAPITAL
           BALANCED ASSET           CAPITAL GROWTH    ALLOCATION        EQUITY        APPRECIATION
    ----------------------------    --------------   ------------    --------------   --------------
      YEAR ENDED     MAY 3* THRU     JAN. 4* THRU    JAN. 3* THRU     JAN. 3* THRU    JAN. 5* THRU
    DEC. 31, 1994   DEC. 31, 1993    DEC. 31, 1994   DEC. 31, 1994    DEC. 31, 1994   DEC. 31, 1994
    -------------   -------------   --------------   -------------   --------------   --------------
    $ (1,086,844)    $  (410,287)    $  (110,386)    $  (182,803)    $   (841,016)    $  (153,802)
         507,844               0         (63,342)        (14,957)        (206,344)         66,235
        (907,982)      1,956,444        (385,057)         61,399       (2,989,688)      1,868,641
    ------------     -----------     -----------     -----------     ------------     -----------
      (1,486,982)      1,546,157        (558,785)       (136,361)      (4,037,048)      1,781,074
    ------------     -----------     -----------     -----------     ------------     -----------
      60,895,715      64,264,468      10,939,730      17,100,763       65,204,510      14,103,413
        (843,326)     26,487,333       4,540,747       6,612,892       46,877,402      11,996,947
      (5,573,851)       (736,125)       (297,046)       (836,138)      (2,112,739)       (354,876)
    ------------     -----------     -----------     -----------     ------------     -----------
      54,478,538      90,015,676      15,183,431      22,877,517      109,969,173      25,745,484
    ------------     -----------     -----------     -----------     ------------     -----------
      52,991,556      91,561,833      14,624,646      22,741,156      105,932,125      27,526,558
      91,561,833               0               0               0                0               0
    ------------     -----------     -----------     -----------     ------------     -----------
    $144,553,389     $91,561,833     $14,624,646     $22,741,156     $105,932,125     $27,526,558
    ============     ===========     ===========     ===========     ============     ===========

--------------------------------------------------------------------------------

AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

VARIABLE ACCOUNT B -- CLASS 1

STATEMENTS OF CHANGES IN NET ASSETS (CONT'D)
--------------------------------------------------------------------------------

                                                                            CLASS 1 SUB - ACCOUNTS INVESTING IN:
                                                                    -----------------------------------------------------
                                                                                         AST - PIMCO       AST - SCUDDER
                                                                    AST - INVESCO        TOTAL RETURN      INTERNATIONAL
                                                                    EQUITY INCOME            BOND              BOND
                                                                    -------------        ------------      -------------
                                                                    JAN. 3* THRU         JAN. 3* THRU        MAY 2* THRU
                                                                    DEC. 31, 1994        DEC. 31, 1994      DEC. 31, 1994
                                                                    -------------        -------------      -------------
INCREASE (DECREASE) IN NET ASSETS:

OPERATIONS:
    Net Investment Income (Loss)................................    $  (428,257)         $  (299,678)         $   (85,300)
    Net Realized Gain (Loss)....................................         (1,642)             (39,295)             (14,892)
    Net Unrealized Gain (Loss) On Investments...................       (891,893)            (251,292)            (240,434)
                                                                    -----------          -----------          -----------
    Net Increase (Decrease) In Net Assets Resulting From
      Operations................................................     (1,321,792)            (590,265)            (340,626)
                                                                    -----------          -----------          -----------
CAPITAL SHARE TRANSACTIONS:
    Transfers of Annuity Fund Deposits..........................     48,411,425           32,923,290            6,840,455
    Net Transfers Between Sub-accounts..........................     18,185,796           13,167,453            8,878,060
    Surrenders..................................................     (1,498,702)          (1,487,781)            (394,979)
                                                                    -----------          -----------          -----------
    Net Increase (Decrease) In Net Assets Resulting From Capital
      Share Transactions........................................     65,098,519           44,602,962           15,323,536
                                                                    -----------          -----------          -----------
TOTAL INCREASE (DECREASE) IN NET ASSETS.........................     63,776,727           44,012,697           14,982,910

NET ASSETS:
    Beginning of Period.........................................              0                    0                    0
                                                                    -----------          -----------          -----------
    End of Period...............................................    $63,776,727          $44,012,697          $14,982,910
                                                                    ===========          ===========          ===========

--------------------------------------------------------------------------------

See Notes to Financial Statements.

* Date Operations Commenced.

--------------------------------------------------------------------------------

                          CLASS 1 SUB-ACCOUNTS INVESTING IN:
   ---------------------------------------------------------------------------------------------------
    AST - EAGLE       AST - BERGER                  AVP                               AVP
   GROWTH EQUITY     CAPITAL GROWTH           ST MULTI-MARKET                   PREMIER GROWTH
   -------------     --------------   ------------------------------    ------------------------------
    MAY 3* THRU      OCT. 19* THRU      YEAR ENDED       YEAR ENDED       YEAR ENDED      YEAR ENDED
   DEC. 31, 1994     DEC. 31, 1994    DEC. 31, 1994    DEC. 31, 1993    DEC. 31, 1994    DEC. 31, 1993
   -------------     -------------    -------------    -------------    -------------    -------------
     $  (18,282)      $   (3,225)     $    603,557     $   320,038      $  (277,768)      $  (103,597)
         (3,648)          (1,238)         (295,311)         35,826          328,106           184,396
        (50,341)          30,142        (1,931,642)        253,287       (1,025,385)          853,104
     ----------       ----------      ------------     -----------      -----------       -----------
        (72,271)          25,679        (1,623,396)        609,151         (975,047)          933,903
     ----------       ----------      ------------     -----------      -----------       -----------
      2,083,418        1,213,330        12,466,700      11,109,742       15,122,332         6,625,338
      1,482,143        1,759,059       (12,047,999)       (855,600)       7,312,981         2,141,828
        (30,196)          (2,777)       (1,584,844)       (534,097)        (981,711)         (417,156)
     ----------       ----------      ------------     -----------      -----------       -----------
      3,535,365        2,969,612        (1,166,143)      9,720,045       21,453,602         8,350,010
     ----------       ----------      ------------     -----------      -----------       -----------
      3,463,094        2,995,291        (2,789,539)     10,329,196       20,478,555         9,283,913
              0                0        20,454,393      10,125,197       13,023,983         3,740,070
     ----------       ----------      ------------     -----------      -----------       -----------
     $3,463,094       $2,995,291      $ 17,664,854     $20,454,393      $33,502,538       $13,023,983
     ==========       ==========      ============     ===========      ===========       ===========

--------------------------------------------------------------------------------

AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

VARIABLE ACCOUNT B -- CLASS 1

STATEMENTS OF CHANGES IN NET ASSETS (CONT'D)
--------------------------------------------------------------------------------

                                                                                         CLASS 1 SUB-ACCOUNTS INVESTING IN:
                                                                                       ---------------------------------------
                                                                                                         AVP
                                                                                                   GROWTH & INCOME
                                                                                       ---------------------------------------
                                                                                        YEAR ENDED                YEAR ENDED
                                                                                       DEC. 31, 1994             DEC. 31, 1993
                                                                                       -------------             -------------
INCREASE (DECREASE) IN NET ASSETS:

OPERATIONS:
    Net Investment Income (Loss).....................................................   $   206,111               $   (70,777)
    Net Realized Gain (Loss).........................................................       442,931                   103,372
    Net Unrealized Gain (Loss) On Investments........................................    (1,194,217)                1,118,847
                                                                                        ------------              -----------
    Net Increase (Decrease) In Net Assets Resulting from Operations..................      (545,175)                1,151,442
                                                                                        ------------              -----------
CAPITAL SHARE TRANSACTIONS:
    Transfers of Annuity Fund Deposits...............................................    12,983,481                11,408,067
    Net Transfers Between Sub-accounts...............................................        65,363                 1,626,460
    Surrenders.......................................................................    (1,325,144)                 (574,993)
                                                                                        -----------               -----------
    Net Increase (Decrease) In Net Assets Resulting From Capital Share
     Transactions....................................................................    11,723,700                12,459,534
                                                                                        -----------               -----------
TOTAL INCREASE (DECREASE) IN NET ASSETS..............................................    11,178,525                13,610,976

NET ASSETS:
    Beginning of Period..............................................................    18,733,596                 5,122,620
                                                                                        -----------               -----------
    End of Period....................................................................   $29,912,121               $18,733,596
                                                                                        ===========               ===========

--------------------------------------------------------------------------------

See Notes to Financial Statements.

* Date Operations Commenced.

--------------------------------------------------------------------------------

                                    CLASS 1 SUB-ACCOUNTS INVESTING IN:
-----------------------------------------------------------------------------------------------------------
                  AVP                              AVP                                 AVP
    U.S. GOV'T/HIGH GRADE SECURITIES           TOTAL RETURN                         INTERNATIONAL
    --------------------------------    -------------------------------     -------------------------------
     YEAR ENDED        YEAR ENDED        YEAR ENDED        YEAR ENDED        YEAR ENDED        YEAR ENDED
    DEC. 31, 1994     DEC. 31, 1993     DEC. 31, 1994     DEC. 31, 1993     DEC. 31, 1994     DEC. 31, 1993
    -------------     -------------     -------------     -------------     -------------     -------------
      $  14,309         $  (7,086)        $   1,012          $ (3,254)         $ (4,528)         $ (2,059)
         (1,423)           52,851             4,982             2,427             4,971             2,032
        (54,167)           30,124           (23,507)           16,426            (7,326)           23,743
      ---------         ---------         ---------          --------          --------          --------
        (41,281)           75,889           (17,513)           15,599            (6,883)           23,716
      ---------         ---------         ---------          --------          --------          --------
         96,937           817,432            58,897            41,034            80,370            28,569
       (377,349)         (801,670)         (181,111)          241,075           463,342           109,499
         (3,428)          (13,420)           (9,962)          (32,975)          (23,253)          (14,472)
      ---------         ---------         ---------          --------          --------          --------
       (283,840)            2,342          (132,176)          249,134           520,459           123,596
      ---------         ---------         ---------          --------          --------          --------
       (325,121)           78,231          (149,689)          264,733           513,576           147,312
        863,430           785,199           359,903            95,170           226,718            79,406
      ---------         ---------         ---------          --------          --------          --------
      $ 538,309         $ 863,430         $ 210,214          $359,903          $740,294          $226,718
      =========         =========         =========          ========          ========          ========

--------------------------------------------------------------------------------

AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

VARIABLE ACCOUNT B -- CLASS 1

STATEMENTS OF CHANGES IN NET ASSETS (CONCLUDED)
--------------------------------------------------------------------------------

                                                                                          CLASS 1 SUB-ACCOUNTS INVESTING IN:
                                                                                        ---------------------------------------
                                                                                                          AVP
                                                                                                     MONEY MARKET
                                                                                        ---------------------------------------
                                                                                         YEAR ENDED                YEAR ENDED
                                                                                        DEC. 31, 1994             DEC. 31, 1993
                                                                                        -------------             -------------
INCREASE (DECREASE) IN NET ASSETS:

OPERATIONS:
    Net Investment Income (Loss)......................................................     $  1,531                 $     157
    Net Realized Gain (Loss)..........................................................            0                         0
    Net Unrealized Gain (Loss) On Investments.........................................            0                         0
                                                                                           --------                 ---------
    Net Increase (Decrease) In Net Assets Resulting from Operations...................        1,531                       157
                                                                                           --------                 ---------
CAPITAL SHARE TRANSACTIONS:
    Transfers of Annuity Fund Deposits................................................      101,867                   137,055
    Net Transfers Between Sub-accounts................................................      310,357                   (29,944)
    Surrenders........................................................................      (64,184)                 (137,182)
                                                                                           --------                 ---------
    Net Increase (Decrease) In Net Assets Resulting From Capital Share Transactions...      348,040                   (30,071)
                                                                                           --------                 ---------
TOTAL INCREASE (DECREASE) IN NET ASSETS...............................................      349,571                   (29,914)

NET ASSETS:
    Beginning of Period...............................................................            0                    29,914
                                                                                           --------                 ---------
    End of Period.....................................................................     $349,571                 $       0
                                                                                           ========                 =========

--------------------------------------------------------------------------------

See Notes to Financial Statements.

* Date Operations Commenced.

--------------------------------------------------------------------------------

                           CLASS 1 SUB-ACCOUNTS INVESTING IN:
-----------------------------------------------------------------------------------------
     AVP - NORTH      AVP - GLOBAL
      AMERICAN           DOLLAR         AVP - UTILITY                   SVL
    GOV'T INCOME      GOV'T INCOME         INCOME                      BOND
    -------------     -------------     -------------     -------------------------------
     JUL 6* THRU       JUL 6* THRU      AUG. 29* THRU      YEAR ENDED        MAY 3* THRU
    DEC. 31, 1994     DEC. 31, 1994     DEC. 31, 1994     DEC. 31, 1994     DEC. 31, 1993
    -------------     -------------     -------------     -------------     -------------
       $ (2,351)         $ (2,425)         $   (42)        $ 2,154,872       $   310,044
        (37,128)              126                0          (2,955,123)           94,192
        (14,058)          (11,116)            (299)         (1,727,194)         (162,202)
       --------          --------          -------         -----------       -----------
        (53,537)          (13,415)            (341)         (2,527,445)          242,034
       --------          --------          -------         -----------       -----------
        138,821           129,166           13,739          22,576,061        25,711,906
         24,856           305,882            5,970           6,483,428         3,724,904
         (9,637)           (9,499)               0          (3,083,956)         (178,073)
       --------          --------          -------         -----------       -----------
        154,040           425,549           19,709          25,975,533        29,258,737
       --------          --------          -------         -----------       -----------
        100,503           412,134           19,368          23,448,088        29,500,771
              0                 0                0          29,500,771                 0
       --------          --------          -------         -----------       -----------
       $100,503          $412,134          $19,368         $52,948,859       $29,500,771
       ========          ========          =======         ===========       ===========

--------------------------------------------------------------------------------

AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
VARIABLE ACCOUNT B -- CLASS 1

NOTES TO
FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

1.  ORGANIZATION

American Skandia Life Assurance Corporation Variable Account B -- Class 1 (the "Account"), formerly referred to as "American Skandia Life Assurance Corporation Variable Account B", is a separate investment account of American Skandia Life Assurance Corporation ("American Skandia Life"). The Account is registered with the SEC under the Investment Company Act of 1940 as a unit investment trust. The Account commenced operations September 20, 1988.

As of December 31, 1994 the Account consisted of thirty-nine sub-accounts. These financial statements report on thirty-five sub-accounts offered in the LifeVest Personal Security Annuity, the American Skandia Advisors Plan Annuity and The Alliance Capital Navigator Annuity. Each of the thirty-five sub-accounts invests only in a single corresponding portfolio of either the Neuberger and Berman Advisers Management Trust, The Alger American Fund, the American Skandia Trust, the Alliance Variable Products Series Fund, Inc. or the Scudder Variable Life Investment Fund (the "Trusts"). Neuberger and Berman Management, Inc. is the advisor for the Neuberger and Berman Advisers Management Trust. Fred Alger Management, Inc. is the advisor for The Alger American Fund. American Skandia Life Investment Management, Inc. is the investment manager for American Skandia Trust, while Henderson International, Inc., Lord Abbett & Co., Janus Capital Corporation, J. P. Morgan Investment Management Incorporated, Federated Investment Counseling, Phoenix Investment Counsel, Inc., T. Rowe Price Associates, Inc., Rowe Price-Fleming International, Inc., Founders Asset Management, Inc., INVESCO Trust Company, Pacific Investment Management Company, Scudder, Stevens & Clark, Inc., Eagle Asset Management, Inc. and Berger Associates, Inc. are the sub-advisors. Alliance Capital Management L.P. is the advisor for the Alliance Variable Products Series Fund, Inc. Scudder, Stevens & Clark, Inc. is the advisor for the Scudder Variable Life Investment Fund. The investment advisors are paid fees for their services by the respective Trusts.

The following thirteen sub-accounts have commenced operations during 1994: the AST-Federated High Yield on January 4, 1994; the AST-Phoenix Capital Growth on January 4, 1994; the AST-T. Rowe Price Asset Allocation on January 3, 1994; the AST-T. Rowe Price International Equity on January 3, 1994; the AST-Founders Capital Appreciation on January 5, 1994; the AST-INVESCO Equity Income on January 3, 1994; the AST-PIMCO Total Return Bond on January 3, 1994; the AST-Scudder International Bond on May 2, 1994; the AST-Eagle Growth Equity on May 3, 1994; the AST-Berger Capital Growth on October 19, 1994; the AVP-North American Government Income on July 6, 1994; the AVP-Global Dollar Government Income on July 6, 1994 and the AVP-Utility Income on August 29, 1994.

2.  VALUATION OF INVESTMENTS

The market value of the investments in the sub-accounts is based on the net asset values of the Trust shares held at the end of the current period. Transactions are accounted for on the trade date and dividend income is recognized on an accrual basis. Realized gains and losses on sales of investments are determined on a first-in first-out basis.

3.  INCOME TAXES

American Skandia Life does not expect to incur any Federal income tax liability on earnings, or realized capital gains attributable to the Account, therefore, no charges for Federal income taxes are currently deducted from the Account. If American Skandia Life incurs income taxes attributable to the Account, or determines that such taxes will be incurred, it may make a charge for such taxes against the Account.

AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
VARIABLE ACCOUNT B -- CLASS 1

NOTES TO
FINANCIAL STATEMENTS (CONT'D)

--------------------------------------------------------------------------------

Under current laws, American Skandia Life may incur state and local income taxes (in addition to premium tax) in several states. The company does not anticipate that these will be significant. However, American Skandia Life may make charges to the Account in the event that the amount of these taxes change.

4.  CONTRACT CHARGES

The following contract charges are paid to American Skandia Life:

     Mortality and Expense Risk Charges -- Charged daily against the Account at an annual rate of 1.25% of the net assets.

     Administrative Fees -- Charged daily against the Account at an annual rate of .15% of the net assets. A maintenance fee of $30 is deducted at the end of each contract year and on surrender.

     Contingent Deferred Sales Charges are computed as set forth in the LifeVest Personal Security Annuity, the American Skandia Advisors Plan Annuity or The Alliance Capital Navigator Annuity. These charges may be imposed on the full, or partial surrender of certain contracts. There is no contingent deferred sales charge if all premiums were received at least seven complete years prior to the date of the full or partial surrender.

5.  PAYABLE TO CONTRACTOWNERS

Under the exchange program, new contractowners are eligible to receive an "Exchange Credit" for the surrender charge paid to surrender exchange contracts, with specific limitations. This Exchange Credit is converted to units on behalf of the contractowner 30 days following issuance of the contract pursuant to the exchange program.

The balance of the Exchange Credit for contracts within their first thirty days is equal to $261,125 as of December 31, 1994.

AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
VARIABLE ACCOUNT B -- CLASS 1

NOTES TO
FINANCIAL STATEMENTS (CONT'D)

--------------------------------------------------------------------------------

6.   CHANGES IN THE UNITS OUTSTANDING

                                                            ------------------------------------------------------------
                                                                       CLASS 1 SUB-ACCOUNTS INVESTING IN:
                                                            ------------------------------------------------------------

                                                                NBAMT-LIQUID ASSET                 NBAMT-GROWTH
                                                           ----------------------------      ---------------------------
                                                            YEAR ENDED       YEAR ENDED      YEAR ENDED     YEAR ENDED
                                                           DEC. 31, 1994    DEC. 31, 1993   DEC. 31, 1994  DEC. 31, 1993
                                                           -------------    -------------   -------------  -------------
Units Outstanding Beginning of the Period................             0       1,427,891      2,388,450      1,504,044
Units Purchased..........................................        (1,482)        101,679        792,315        985,251
Units Transferred Between Sub-accounts...................         1,478      (1,499,867)      (310,529)       (27,651)
Units Surrendered........................................             4         (29,703)      (135,401)       (73,194)
                                                                 ------      ----------      ---------      ---------
Units Outstanding End of the Period......................             0               0      2,734,835      2,388,450
                                                                 ======      ==========      =========      =========
                                                            --------------------------------------------------------------
                                                                       CLASS 1 SUB-ACCOUNTS INVESTING IN:
                                                            --------------------------------------------------------------
                                                                    AAF-GROWTH                     AAF-BALANCED
                                                            ---------------------------      -----------------------------

                                                             YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                            DEC. 31, 1994   DEC. 31, 1993   DEC. 31, 1994   DEC. 31, 1993
                                                            -------------   -------------   -------------   -------------
Units Outstanding Beginning of the Period................     2,997,458       1,482,037        583,925        333,805
Units Purchased..........................................     1,718,430       1,270,791        276,819        365,896
Units Transferred Between Sub-accounts...................     1,095,282         343,648        (36,274)      (102,136)
Units Surrendered........................................      (196,410)        (99,018)       (56,342)       (13,640)
                                                              ---------       ---------        -------       --------
Units Outstanding End of the Period......................     5,614,760       2,997,458        768,128        583,925
                                                              =========       =========        =======       ========
                                                            -------------------------------------------------------------
                                                                       CLASS 1 SUB-ACCOUNTS INVESTING IN:
                                                            -------------------------------------------------------------
                                                                                                  AST-FEDERATED
                                                                 AST-MONEY MARKET                 UTILITY INCOME
                                                            -----------------------------    ----------------------------
                                                             YEAR ENDED      YEAR ENDED       YEAR ENDED     MAY 3* THRU
                                                            DEC. 31, 1994   DEC. 31, 1993   DEC. 31, 1994   DEC. 31, 1993
                                                            -------------   -------------   -------------   -------------
Units Outstanding Beginning of the Period................    11,422,783         457,872      5,390,877              0
Units Purchased..........................................    31,347,755      18,985,369      2,825,121      4,365,957
Units Transferred Between Sub-accounts...................   (11,832,144)     (6,686,510)      (624,103)     1,075,662
Units Surrendered........................................    (3,447,005)     (1,333,948)      (414,663)       (50,742)
                                                            -----------      ----------      ---------      ---------
Units Outstanding End of the Period......................    27,491,389      11,422,783      7,177,232      5,390,877
                                                            ===========      ==========      =========      =========
                                                            --------------------------------------------------------------------
                                                                       CLASS 1 SUB-ACCOUNTS INVESTING IN:
                                                            --------------------------------------------------------------------
                                                            AST-PIMCO TOTAL       AST-SCUDDER       AST-EAGLE       AST-BERGER
                                                              RETURN BOND     INTERNATIONAL BOND  GROWTH EQUITY   CAPITAL GROWTH
                                                            ---------------   ------------------  -------------   --------------
                                                             JAN. 3* THRU        MAY 2* THRU       MAY 3* THRU    OCT. 19* THRU
                                                            DEC. 31, 1994       DEC. 31, 1994     DEC. 31, 1994   DEC. 31, 1994
                                                            -------------       -------------     -------------   -------------
Units Outstanding Beginning of the Period................             0                  0                 0               0
Units Purchased..........................................     3,383,108            703,494           205,932         123,907
Units Transferred Between Sub-accounts...................     1,354,594            899,756           148,564         177,648
Units Surrendered........................................      (159,994)           (40,886)           (3,177)           (288)
                                                              ---------          ---------           -------         -------
Units Outstanding End of the Period......................     4,577,708          1,562,364           351,319         301,267
                                                              =========          =========           =======         =======

--------------------------------------------------------------------------------

* Date Operations Commenced.

--------------------------------------------------------------------------------

    ---------------------------------------------------------------------------------------------------------
                                                CLASS 1 SUB-ACCOUNTS INVESTING IN:
    ---------------------------------------------------------------------------------------------------------
           NBAMT-LIMITED                                                               AAF-INCOME
           MATURITY BOND                     NBAMT-BALANCED                             & GROWTH
    ----------------------------    --------------------------------        --------------------------------
     YEAR ENDED     YEAR ENDED       YEAR ENDED         YEAR ENDED           YEAR ENDED         YEAR ENDED
    DEC. 31, 1994  DEC. 31, 1993    DEC. 31, 1994      DEC. 31, 1993        DEC. 31, 1994      DEC. 31, 1993
    -------------  -------------    -------------      -------------        -------------      -------------
      10,615,851       4,770,985        3,624,095          1,956,333            2,023,006            593,848
       6,223,007       8,397,467          890,323          1,967,160              482,871            790,108
      (5,248,072)     (2,266,826)        (307,645)          (171,543)            (441,752)           678,772
        (901,324)       (285,775)        (250,090)          (127,855)            (105,522)           (39,722)
      ----------      ----------        ---------          ---------            ---------          ---------
      10,689,462      10,615,851        3,956,683          3,624,095            1,958,603          2,023,006
      ==========      ==========        =========          =========            =========          =========

                 AAF SMALL
               CAPITALIZATION
 ---------------------------------------------
  YEAR ENDED                      YEAR ENDED
 DEC. 31, 1994                   DEC. 31, 1993
 -------------                   -------------
     7,101,658                   4,846,024
     2,068,053                   2,634,959
       464,709                    (118,885)
      (277,656)                   (260,440)
     ---------                   ---------
     9,356,764                   7,101,658
     =========                   =========

    ---------------------------------------------------------------------------------------------------------
                                                CLASS 1 SUB-ACCOUNTS INVESTING IN:
    ---------------------------------------------------------------------------------------------------------
                AAF                          AST-HENDERSON                          AST-LORD ABBETT
           MIDCAP GROWTH                  INTERNATIONAL GROWTH                      GROWTH & INCOME
    ----------------------------    --------------------------------        --------------------------------
     YEAR ENDED     MAY 3* THRU      YEAR ENDED         YEAR ENDED           YEAR ENDED         YEAR ENDED
    DEC. 31, 1994  DEC. 31, 1993    DEC. 31, 1994      DEC. 31, 1993        DEC. 31, 1994      DEC. 31, 1993
    -------------  -------------    -------------      -------------        -------------      -------------
       1,450,892               0        9,063,464          1,948,773            4,058,228            956,949
       1,672,798         717,337        5,095,072          3,625,642            2,933,200          2,551,858
       1,325,354         741,020          485,868          3,613,391              813,176            629,967
        (140,670)         (7,465)        (601,189)          (124,342)            (325,155)           (80,546)
       ---------       ---------       ----------          ---------            ---------          ---------
       4,308,374       1,450,892       14,043,215          9,063,464            7,479,449          4,058,228
       =========       =========       ==========          =========            =========          =========

                AST-JANCAP GROWTH
   -------------------------------------------
    YEAR ENDED                    YEAR ENDED
   DEC. 31, 1994                 DEC. 31, 1993
   -------------                 -------------
      13,603,637                 1,476,139
       7,976,529                 9,742,191
       1,497,592                 2,592,249
        (723,588)                 (206,942)
      ----------                ----------
      22,354,170                13,603,637
      ==========                ==========

    ---------------------------------------------------------------------------------------------------------
                                                CLASS 1 SUB-ACCOUNTS INVESTING IN:
    ---------------------------------------------------------------------------------------------------------
                                                                             AST-T. ROWE        AST-T. ROWE
                                                        AST-PHOENIX             PRICE              PRICE
    AST-FEDERATED           AST-PHOENIX                   CAPITAL               ASSET          INTERNATIONAL
     HIGH YIELD            BALANCED ASSET                 GROWTH             ALLOCATION           EQUITY
    -------------  ------------------------------      -------------        -------------      -------------
    JAN. 4* THRU    YEAR ENDED       MAY 3* THRU       JAN. 4* THRU         JAN. 3* THRU       JAN. 3* THRU
    DEC. 31, 1994  DEC. 31, 1994    DEC. 31, 1993      DEC. 31, 1994        DEC. 31, 1994      DEC. 31, 1994
    -------------  -------------    -------------      -------------        -------------      -------------
               0       8,743,758                0                  0                    0                  0
       1,166,363       5,868,183        6,222,194          1,148,001            1,738,663          6,643,509
       1,065,686         (79,635)       2,592,633            472,146              667,736          4,744,934
        (125,258)       (545,702)         (71,069)           (32,285)             (86,336)          (221,685)
       ---------      ----------        ---------          ---------            ---------         ----------
       2,106,791      13,986,604        8,743,758          1,587,862            2,320,063         11,166,758
       =========      ==========        =========          =========            =========         ==========

        AST-FOUNDERS             AST-INVESCO
     CAP'L  APPRECIATION        EQUITY INCOME
     -------------------        -------------
      JAN. 5* THRU               JAN. 3* THRU
      DEC. 31, 1994              DEC. 31, 1994
      -------------              -------------
                  0                      0
          1,412,806              4,940,630
          1,198,628              1,851,061
            (36,329)              (158,358)
          ---------              ---------
          2,575,105              6,633,333
          =========              =========

    ---------------------------------------------------------------------------------------------------------
                                        CLASS 1 SUB-ACCOUNTS INVESTING IN:
    ---------------------------------------------------------------------------------------------------------
               AVP-ST                                                                  AVP-GROWTH
             MULTI-MKT                     AVP-PREMIER GROWTH                           & INCOME
    ----------------------------    --------------------------------        --------------------------------
     YEAR ENDED     YEAR ENDED       YEAR ENDED         YEAR ENDED           YEAR ENDED         YEAR ENDED
    DEC. 31, 1994  DEC. 31, 1993    DEC. 31, 1994      DEC. 31, 1993        DEC. 31, 1994      DEC. 31, 1993
    -------------  -------------    -------------      -------------        -------------      -------------
       1,963,502       1,021,786        1,042,445            332,442            1,632,107            491,506
       1,204,060       1,083,582        1,241,198            566,427            1,135,476          1,041,626
      (1,171,841)        (87,620)         602,509            180,615                1,946            152,259
        (156,152)        (54,246)         (83,721)           (37,039)            (117,305)           (53,284)
      ----------       ---------        ---------          ---------            ---------          ---------
       1,839,569       1,963,502        2,802,431          1,042,445            2,652,224          1,632,107
      ==========       =========        =========          =========            =========          =========


                 AVP-U.S. GOV'T/
              HIGH GRADE SECURITIES
     ------------------------------------------
      YEAR ENDED                   YEAR ENDED
     DEC. 31, 1994                DEC. 31, 1993
     -------------                -------------
            81,644                  79,941
             9,403                  79,377
           (36,866)                (76,343)
              (389)                 (1,331)
           -------                 -------
            53,792                  81,644
           =======                 =======


 ------------------------------------------------------------

AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
VARIABLE ACCOUNT B -- CLASS 1

NOTES TO
FINANCIAL STATEMENTS (CONCLUDED)

--------------------------------------------------------------------------------

                                                         -------------------------------------------------------------------
                                                                       CLASS 1 SUB-ACCOUNTS INVESTING IN:
                                                         -------------------------------------------------------------------
                                                               AVP-TOTAL RETURN                      AVP-INTERNATIONAL
                                                         -----------------------------      --------------------------------
                                                           YEAR ENDED      YEAR ENDED        YEAR ENDED         YEAR ENDED
                                                         DEC. 31, 1994   DEC. 31, 1993      DEC. 31, 1994      DEC. 31, 1993
                                                         -------------   -------------      -------------      -------------
Units Outstanding Beginning of the Period.........        33,503            9,573                19,040             7,995
Units Purchased...................................         5,616            3,897                 6,274             2,500
Units Transferred Between Sub-accounts............       (17,497)          23,150                35,623             9,823
Units Surrendered.................................          (999)          (3,117)               (1,848)           (1,278)
                                                         -------           ------                ------            ------
Units Outstanding End of the Period...............        20,623           33,503                59,089            19,040
                                                         =======           ======                ======            ======

                                                         --------------------------------------------------------------
                                                                       CLASS 1 SUB-ACCOUNTS INVESTING IN:
                                                         --------------------------------------------------------------
                                                                                             AVP-NO. AMER.    AVP-GLOBAL DOLLAR
                                                             AVP-MONEY MARKET                GOV'T INCOME       GOV'T INCOME
                                                         -----------------------------       -------------    -----------------
                                                           YEAR ENDED     YEAR ENDED         JUL. 6* THRU       JUL. 6* THRU
                                                         DEC. 31, 1994   DEC. 31, 1993       DEC. 31, 1994      DEC. 31, 1994
                                                         -------------   -------------       -------------    -----------------
Units Outstanding Beginning of the Period.........             0            3,011                      0                 0
Units Purchased...................................        10,126           13,773                 14,000            12,888
Units Transferred Between Sub-accounts............        30,484           (3,012)                (1,485)           30,339
Units Surrendered.................................        (6,334)         (13,772)                  (974)             (950)
                                                          ------          -------                 ------            ------
Units Outstanding End of the Period...............        34,276                0                 11,541            42,277
                                                          ======          =======                 ======            ======

                                                      -----------------------------------------------------------------
                                                                       CLASS 1 SUB-ACCOUNTS INVESTING IN:
                                                      -----------------------------------------------------------------
                                                       AVP-UTILITY
                                                          INCOME                SVL-BOND
                                                      -------------     -----------------------------
                                                      AUG. 29* THRU      YEAR ENDED       MAY 3* THRU
                                                      DEC. 31, 1994     DEC. 31, 1994    DEC. 31, 1993
                                                      -------------     -------------    -------------
Units Outstanding Beginning of the Period.........             0          2,805,580                 0
Units Purchased...................................         1,371          2,224,881         2,458,969
Units Transferred Between Sub-accounts............           593            647,672           363,414
Units Surrendered.................................            (1)          (314,561)          (16,803)
                                                           -----          ---------         ---------
Units Outstanding End of the Period...............         1,963          5,363,572         2,805,580
                                                           =====          =========         =========

--------------------------------------------------------------------------------

* Date Operations Commenced.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION: Not Applicable.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS: Under Section 33-320a of the Connecticut General Statutes, the Registrant must indemnify a director or officer against judgments, fines, penalties, amounts paid in settlement and reasonable expenses including attorneys' fees, for actions brought or threatened to be brought against him in his capacity as a director or officer when certain disinterested parties determine that he acted in good faith and in a manner he reasonably believed to be in the best interests of the Registrant. In any criminal action or proceeding, it also must be determined that the director or officer had no reason to believe his conduct was unlawful. The director or officer must also be indemnified when he is successful on the merits in the defense of a proceeding or in circumstances where a court determines that he is fairly and reasonable entitled to be indemnified, and the court approves the amount. In shareholder derivative suits, the director or officer must be finally adjudged not to have breached this duty to the Registrant or a court must determine that he is fairly and reasonably entitled to be indemnified and must approve the amount. In a claim based upon the director's or officer's purchase or sale of the Registrants' securities, the director or officer may obtain indemnification only if a court determines that, in view of all the circumstances, he is fairly and reasonably entitled to be indemnified and then for such amount as the court shall determine. The By-Laws of American Skandia Life Assurance Corporation ("ASLAC") also provide directors and officers with rights of indemnification, consistent with Connecticut Law.

The foregoing statements are subject to the provisions of Section 33-320a.

Directors and officers of ASLAC and American Skandia Marketing, Incorporated, ("ASM, Inc."), formerly Skandia Life Equity Sales Corporation, can also be indemnified pursuant to Indemnity Agreements between each director and officer and American Skandia Investment Holding Corporation, a corporation organized under the laws of the state of Delaware. The provisions of the Indemnity Agreement are governed by Section 45 of the General Corporation Law of the State of Delaware.

The directors and officers of ASLAC and ASM, Inc. are covered under a directors and officers liability insurance policy issued by an unaffiliated insurance company and an insurance policy issued to Skandia Insurance Company Ltd., their ultimate parent. Such policy will reimburse ASLAC or ASM, Inc., as applicable, for any payments that it shall make to directors and officers pursuant to law and, subject to certain exclusions contained in the policy, will pay any other costs, charges and expenses, settlements and judgments arising from any proceeding involving any director or officer of ASLAC or ASM, Inc., as applicable, in his or her past or present capacity as such.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES: ASLAC has not offered or sold any unregistered securities.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES:

         Exhibits                                                                                         Page
         --------                                                                                         ----
1        Underwriting agreement incorporated by reference to Post-Effective
         Amendment No. 1 to Registration Statement No. 33-26122, filed March 1,
         1990

2        Plan of acquisition, reorganization, arrangement, liquidation or
         succession                                                                             Not applicable

3 Articles of incorporation and by-laws incorporated by reference to Pre-Effective Amendment No. 2 to Registration Statement No. 33-19363, filed July 27, 1988

4 Instruments defining the rights of security holders, including indentures, incorporated by reference to simultaneously submitted in Post-effective Amendment No. 1 to Registration Statement No. 33-87010, filed on Form N-4

5        Opinion re legality                                                         (included as Exhibit 23b)

6 - 9                                                                                           Not applicable

10       Material contracts (Investment Management Agreement)

(a) Agreement with J.P. Morgan Investment Management Inc. incorporated by reference to Post-Effective Amendment No. 5 to Registration Statement
         No. 33-26122, filed April 23, 1991

(b) Agreement with Fleet Investment Advisors Inc., incorporated by reference to the initial filing of Registration Statement No. 33-86918 filed December 1, 1994

11 - 22                                                                                         Not applicable

23a      Consent of Deloitte & Touche LLP                                           (to be filed by amendment)

23b      Opinion & Consent of Werner & Kennedy                                      (to be filed by amendment)

24       Power of Attorney

         (a)  For Directors Boronow, Campbell,  Carendi,  Danckwardt,  Dokken
              and Sutyak - incorporated by reference to Post-Effective Amendment
              No. 10 to Registration Statement No. 33-19363,  filed February 28,
              1992

         (b) For Directors Mazzaferro, Moberg, Soderstrom and Tracy incorporated by reference to initial Registration Statement No.
              33-86918, filed December 1, 1994

         (c)  For  Director  Svensson  incorporated  by reference to initial
              Registration  Statement  No. 33-88360, filed January 10, 1995

25 - 28                                                                                      Not applicable

--------------------------------------------------------------------------------
An index to the financial statement schedules is omitted because it is not required or is not applicable.

ITEM 17. UNDERTAKINGS: The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendments to this registration statement:

         (i) To include any prospectus required by section 10 (a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

--------------------------------------------------------------------------------

LEGAL EXPERTS: Counsel with respect to Federal laws and regulations applicable to the issue and sale of the Annuities and with respect to Connecticut law is Werner & Kennedy, 1633 Broadway, New York, New York 10019.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, State of Connecticut, on September 15, 1995

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   REGISTRANT

By:/s/M. Patricia Paez                               Attest:/s/Diana D. Steigauf
M. Patricia Paez, Corporate Secretary                          Diana D. Steigauf

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

      Signature                                       Title                                     Date
      ---------                                       -----                                     ----
                                        (PRINCIPAL EXECUTIVE OFFICER)

    Jan R. Carendi*                          Chief Executive Officer,                      September 15, 1995
    ---------------                     Chairman of the Board and Director
    Jan R. Carendi

                         (PRINCIPAL FINANCIAL OFFICER AND PRINCIPAL ACCOUNTING OFFICER)

/s/Thomas M. Mazzaferro                       Senior Vice President and                    September 15 , 1995
 Thomas M. Mazzaferro                         Chief Financial Officer


                                               (BOARD OF DIRECTORS)


   Jan. R. Carendi*                             Gordon C. Boronow*                         Malcolm M. Campbell*
   ----------------                             ------------------                         --------------------
    Jan. R. Carendi                              Gordon C. Boronow                          Malcolm M. Campbell

  Henrik Danckwardt*                             Amanda C. Sutyak*                            Wade A. Dokken*
  ------------------                             -----------------                            ---------------
   Henrik Danckwardt                             Amanda C. Sutyak                             Wade A. Dokken

Thomas M. Mazzaferro**                            Gunnar Moberg**                            Bayard F. Tracy**
----------------------                            ---------------                            -----------------
 Thomas M. Mazzaferro                              Gunnar Moberg                              Bayard F. Tracy

 Anders Soderstrom**                                                                         C. Ake Svensson***
 -------------------                                                                         ------------------
 Anders Soderstrom                                                                            C. Ake Svensson

                                          */**/***By:/s/M. Patricia Paez
                                                     M. Patricia Paez

 *Pursuant to Powers of Attorney previously filed with Post-Effective Amendment
                 No. 10 to Registration Statement No. 33-19363

  **Pursuant to Powers of Attorney previously filed with the initial filing of
                      Registration Statement No. 33-86918.

  ***Pursuant to Power of Attorney previously filed with the initial filing of
                      Registration Statement No. 33-88630.

                                    EXHIBITS

     Exhibit 23a                                (to be filed by amendment)

     Exhibit 23b                                (to be filed by amendment)